                               SELLING AGREEMENT

This is an Agreement by and between Walnut Street Securities, Inc. (hereafter referred to as "Company"), and KMS FINANCIAL SERVICES, INC. (hereafter referred to as "Broker-dealer")

Premises

A. Company is a principal underwriter for variable life insurance contracts (the "Contracts") issued by Paragon Life Insurance Company ("Paragon"), which Contracts are registered as securities with the Securities and Exchange Commission and are subject to the various regulations pertaining to securities as well as to the laws governing Insurance contracts.

B. Broker-dealer certifies that it is registered and in good standing as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers ("NASD"), and desires to become authorized to sell the Contracts.

In consideration of and reliance on the premises and the covenants set forth below, the parties hereto agree as follows:

1) Basic Engagement. Company hereby agrees that Broker-dealer is authorized to sell the Contracts. Broker-dealer hereby agrees to conduct all selling activities in respect of the Contracts in accordance with the rules and regulations of the NASD and all applicable state and federal laws, rules, and regulations.

2)  Broker-dealer Duties

     a. Broker-dealer will ensure that individuals conducting sales activities relating to the Contracts are duly appointed Insurance agents of Paragon and entitled to sell the Contracts under Insurance laws of any jurisdiction in which the Individual solicits sales.

     b. Broker-dealer will ensure that sales of the Contracts do not occur in justifications where Paragon is not licensed to sell the Contracts.

     c. Broker-dealer will ensure that individuals conducting sales activities relating to the Contracts possess the qualifications specified by the NASD and federal laws and regulations.

     d. Broker-dealer will supervise the sales practices of its agents and hereby indemnifies and holds Company harmless from any damage or expense caused by any breach of the Agreement or any misrepresentation or omission in the connection of the offer or sales of any Contracts by Broker-dealer and its agents in selling the Contracts.

3) Suitability. Broker-dealer will review all applications for the Contracts to make certain that the purchases are suitable for the prospective customer. Broker-dealer will promptly forward to Company all applications for the Contracts which it deems suitable, together with any purchase payments received, without making any deduction for compensation of the selling agent or of the Broker-dealer itself. Paragon and Company have the right to make their own determination concerning the acceptability of any application for a Contract and to return any purchase payment tendered in connection therewith.

4) Sales Materials. The Contracts are described in prospectuses, and the mutual fund into which premiums may be directed is described in a prospectus. Broker-dealer will offer and sell the Contracts only in accordance with the terms and conditions of the then current prospectuses and will make no representations not made in the prospectuses or in any authorized supplemental sales materials approved by Company and Paragon. Broker-dealer shall not use or permit use of advertising or sales materials without obtaining the prior written approval of Paragon.

5) Independent Contractor. Broker-dealer is performing the acts covered by this Agreement in the capacity of Independent contractor and not as an agent or employee of Company or of Paragon. Neither Company nor Paragon shall be liable for any obligation, act, or omission of Broker-dealer.

6) Compensation. Broker-dealer shall be paid by Paragon (on behalf of Company) compensation for the sale of Contracts under the conditions set forth in the attached Compensation Schedule. Paragon has the right to charge back any such compensation under the conditions started in such Schedule(s). Any Compensation Schedule can be changed by Company and Paragon as of a specified date, provided such date is at least 10 days after the date notice of the change is malled to Broker-dealer's last known address. Any such change will apply only to Contracts issued on or after the effective date of the change.

7) Effectiveness. This Agreement shall take effect as of the date it is signed by Company, which date is shown below. It shall continue in force from year to year unless it is terminated. This Agreement may be terminated for any reason by either party; such termination will become effective 80 days after the malling of a notice of termination to the other parties' last known address. This Agreement may be terminated by Company for cause (i.e., Broker-dealer's violation of any of the terms of this Agreement); such termination will become effective upon the malling of a notice of termination to the Broker-dealer's last known address. Failure of Company to terminate this Agreement upon knowledge of a cause shall not constitute a waiver of the right to terminate at a later time for such cause. This Agreement shall immediately terminate automatically if Broker-dealer shall cease to be a member of the NASD or to possess the requisite licenses and appointments, and Broker-dealer agrees to immediately notify Company of such an occurrence. Broker-dealer may terminate this Agreement at any time following 30 days written notice to Company at its last known address.

8) No Assignment. Agreement may not be assigned by Broker-dealer except with the written consent of Company.

9) Applicable Law. This Agreement shall be construed in accordance with the laws of Missouri.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by one of the corporate officers, and the Broker-dealer has set its hand to this Agreement as of the day and year written below.


KMS Financial Services, Inc.          WALNUT STREET SECURITIES, INC.
BROKER-DEALER                         COMPANY

SIGNATURE:                            SIGNATURE:

/s/ MARK HAMBY
------------------------------------  --------------------------------------

NAME:                                 NAME:

MARK HAMBY
                                      --------------------------------------

TITLE:                                TITLE:

PRES/CEO
                                      --------------------------------------

ADDRESS:                              ADDRESS:

2200 Sixth Ave, Suite 1125            1801 PARK 270 DRIVE, SUITE 220
Seattle, WA 98121                     ST. LOUIS, MISSOURI 53146

DATE: 4-23-96                         Effective Date: __________________

                           COMPENSATION SCHEDULE FOR
                       VARIABLE LIFE INSURANCE CONTRACTS
                        PARAGON LIFE INSURANCE COMPANY

1. Broker-dealer shall be paid a fraction of the premium received and accepted by Paragon under an issued variable life insurance contract for which an agent of the Broker-dealer solicited the application. The exact amount of compensation shall be determined by the terms of the agent's contract between Broker-dealer and Paragon. Notwithstanding the above, no compensation will be paid on a premium that represents in whole or in part the surrender or loan process of any life insurance policy or annuity contract issued by Paragon.

2. If the Agreement to which this compensation applies terminates, no further payments of any kind will be made to Broker-dealer.

3. This Agreement will automatically terminate if the agent is no longer registered with the Broker-dealer and no longer qualifies as a representative registered with the National Association of Securities Dealers (NASD).

                         GENERAL AMERICAN DISTRIBUTORS

                                SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS..........................................................  3

II.    COMPLIANCE WITH APPLICABLE LAWS......................................  4

III.   AGREEMENTS, REPRESENTATIONS, AND COVENANTS...........................  6

       A.  AGREEMENTS AND COVENANTS OF GAD..................................  6

       B.  REPRESENTATIONS AND COVENANTS OF BROKER..........................  7

IV.    PRINCIPLES OF ETHICAL MARKET CONDUCT................................. 14

V.     COMPENSATION......................................................... 14

VI.    COMPLAINTS AND INVESTIGATIONS........................................ 17

VII.   RECORDS AND ADMINISTRATION........................................... 18

VIII.  PRIVACY INFORMATION.................................................. 18

       A.  PROPRIETARY INFORMATION.......................................... 18

       B.  RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM BROKER
           BY GAD........................................................... 19

       C.  TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER
           BY GAD........................................................... 20

       D.  CONFIDENTIAL INFORMATION......................................... 20

       E.  PROTECTED HEALTH INFORMATION..................................... 22

IX.    INDEMNIFICATION...................................................... 23

X.     GENERAL PROVISIONS................................................... 25

       A.  TERM AND TERMINATION............................................. 25

       B.  ASSIGNABILITY.................................................... 26

       C.  AMENDMENTS....................................................... 26

       D.  NOTICES.......................................................... 26

       E.  ARBITRATION...................................................... 27

       F.  GOVERNING LAW.................................................... 28

       G.  ENTIRE UNDERSTANDING............................................. 28

       H.  NO THIRD PARTY BENEFICIARIES..................................... 28

       I.  NON-EXCLUSIVITY.................................................. 28

       J.  WAIVER........................................................... 29

       K.  COUNTERPARTS..................................................... 29

       L.  SEVERABILITY..................................................... 29

                          GENERAL AMERICAN FINANCIAL

                                SALES AGREEMENT

   This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") dated ____________________, 2003, ("Effective Date") by and among General American Distributors, a Missouri corporation, ("GAD") and ____________________, a ____________________ corporation that, for the distribution of traditional fixed rate insurance products only, is a validly licensed insurance agency, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with a validly licensed insurance agency (collectively "Broker").

                                  WITNESSETH:

   WHEREAS, GAD and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts"); and

   WHEREAS, GAD, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts;

   WHEREAS, GAD, subject to the terms and conditions of the Agreement, hereby appoints Broker to solicit sales of and provide service with respect to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis;

   WHEREAS, Broker accepts such appointment and agrees to use its best efforts to find purchasers for the Contracts; and

   WHEREAS, GAD proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.  Definitions

         1) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with GAD, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

         2) Agency - An associated insurance agency of Broker, identified on Exhibit D hereto, which is properly licensed to participate in the business of insurance.

         3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section II of this Agreement.

         4) Confidential Information - Shall have the meaning given to such term as described in Section VIII(D) of this Agreement.

         5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit B, which may be amended by GAD in its sole discretion from time to time.

         6) General Agent - Shall have the meaning given to such term as described in Section III(B)(20) of this Agreement.

         7) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

         8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

         9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

         10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit A , which may be amended by GAD in its sole discretion from time to time.

         11) Representatives - those individuals, accepted by GAD to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of GAD, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

         12) Protected Health Information or PHI -- Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by GAD or an affiliate of GAD; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by GAD or an affiliate; or information derived therefrom.

     II. Compliance With Applicable Laws

         1) GAD and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies, including without limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

         2) Notwithstanding the foregoing, GAD and Broker agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

         3) Further, Broker agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). Broker certifies that it has an OFAC compliance program in place which includes procedures for checking customer names and persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers and other payments against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function.

         4) GAD and Broker agree to promptly notify the other whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected. GAD and Broker agree to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of Suspicious Activity Reports and the reporting of matches to OFAC, in connection with the Contracts.

     III.Authorizations, Representations, and Covenants

     A.  Authorizations, Representations, and Covenants of GAD

         1) GAD represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

         2) GAD authorizes Broker through its Representatives to solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of GAD or its Affiliates, and with the terms of this Agreement.

         3) GAD authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that
             (a) Broker shall not solicit applications for Variable Contracts except in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and
             (d) Broker complies in all other respects with the published policies and procedures of GAD and its Affiliates, and with the terms of the Agreement. GAD shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for GAD or its Affiliates to offer or issue Variable Contracts listed in Exhibit A. GAD shall advise Broker of any revision of or supplement to any prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

         4) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, GAD shall specifically retain ultimate authority, including but not limited to:

             a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

             b)  to direct the marketing of its insurance products and services;

             c) to review and approve all advertising concerning, its insurance products and services;

             d)  to underwrite all insurance policies issued by it;

             e)  to cancel risks;

             f)  to handle all matters involving claims adjusting and payment;

             g)  to prepare all policy forms and amendments; and

             h) to maintain custody of, responsibility for and control of all investments.

     B.  Representations and Covenants of Broker

         1) Broker represents and warrants that it will only offer Fixed Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Fixed Contracts will at all times be appropriately licensed under Applicable Laws.

         2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of GAD or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

         3) Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified GAD in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Broker will notify GAD of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of GAD if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

         4) Commencing at such time as GAD and Broker shall agree upon, Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under Applicable Laws. In meeting its obligation to solicit applications for the Contracts, Broker shall engage in the following activities:

             a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by GAD for use at that time;

             b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from GAD, provide a report to GAD on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

             c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant as required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that GAD may distribute the Contracts through its own employee's agent and Representatives, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

             d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to GAD are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of GAD or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

         5) To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full, together with any related application, forms and any other required documentation to GAD. The Broker shall make such remittances in accordance with any and all policies and procedures described in the contract, insurance policy, prospectus, if appropriate, and any collateral documents associated with such Contracts.

         6) Broker acknowledges that GAD, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If GAD rejects an application, GAD will immediately return any purchase payments received directly to the Broker, and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by GAD to the Broker, and the Broker will be responsible for promptly returning such payments to the purchaser. If a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to GAD. GAD may, at its option, offset any such amounts against any amounts payable to Broker.

         7) Broker is not a principal, underwriter or agent of GAD, or its Affiliates, or any separate account of GAD or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, including Representatives as employees of GAD or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of GAD or its Affiliates in this connection or in any dealings with the public.

         8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to GAD, its Affiliates or the Contracts, will not be used without the prior written consent of GAD.

         9) Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by GAD in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by GAD to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by GAD or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

         10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of GAD or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit GAD or its Affiliates with respect thereto, or bind GAD or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to GAD's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of GAD nor shall Broker possess or exercise any authority on behalf of GAD other than that expressly conferred on Broker by this Agreement.

         11) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send such forms to GAD. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to GAD. Broker further shall notify GAD when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to GAD.

         12) Broker shall furnish GAD and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by GAD or an appropriate regulatory authority in order to ascertain whether the operations of GAD or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

         13) Broker will adhere to all Applicable laws, including but not limited to, state insurance replacement regulations, before it receives or solicits any applications for Contracts.

         14) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

         15) Insurance Coverage.

             a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of GAD or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide GAD with satisfactory evidence of said bond upon GAD's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

             b) Plan of Insurance Agents. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents, including Representatives. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify GAD of such termination. If requested by GAD, Broker shall provide satisfactory evidence of coverage under such insurance policy satisfactory to GAD showing the amount and scope of coverage provided.

             c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

             d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Broker shall give evidence satisfactory to GAD that such coverage is in force. Furthermore, Broker shall give prompt written notice to GAD of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or its Affiliates, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

         16) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

             a) Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

             b) Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

             c) Broker will be responsible for the training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not limited to, principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

             d) Registered Representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

             e) Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

             f) All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to GAD or will be sent by customers to the Broker for forwarding to GAD. Agency will not receive, accumulate, or maintain custody of customer funds.

         17) In such cases where Broker intends to distribute Fixed Contracts through an Agency, Broker agrees that before an agent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (a) shall promptly remit to the Agency all funds collected on GAD's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of GAD or its Affiliates; and (d) agrees to GAD's right to offset from any compensation due the subagent any indebtedness due from the subagent to GAD or its Affiliates and to chargeback compensation under GAD's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to GAD all funds collected on the behalf of GAD or its Affiliates.

         18) Broker agrees to comply with the policies and procedures of GAD and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by GAD from time to time.

         19) For a period of 12 months after termination of the Agreement, the Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of GAD or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of GAD is determined to have engaged in such prohibited activity, then GAD shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. GAD, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

         20) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of GAD ("General Agent"), the following additional terms shall apply:

             a) Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by GAD, as a participating general agency under this Agreement.

             b) Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of GAD or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to GAD and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

     IV. Principles of Ethical Market Conduct

         As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), GAD expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct.

     V.  Compensation

         1) GAD shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in the Compensation Schedule(s) attached between GAD and either Broker or Agency, as the case may be. GAD shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives.

         2)  GAD may at any time offset against any compensation payable to
             (a) the Agency or its successors or assigns, any indebtedness due from the Agency to GAD or its Affiliates, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to GAD or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of GAD or its Affiliates. Any remaining indebtedness of Broker to GAD or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of GAD to offset such compensation against any such indebtedness of the Broker to GAD or its Affiliates.

         3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

         4) No compensation shall be payable, and any compensation already paid shall be returned to GAD on request, under each of the following conditions:

             a) if GAD or its Affiliates, in their sole discretion, determine not to issue the Contract applied for,

             b) if GAD or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

             c) if GAD or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that GAD and its Affiliates have sole discretion to refund premiums paid by applicants, or

             d) if GAD or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

         5) GAD shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement, to the Agency under the Agreement, as set forth in Compensation Schedule, attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to GAD subject to the provisions of this Agreement and of the Compensation Schedule.

         6) The compensation to be paid by GAD to Agency for the services provided by Broker and Agency in connection with the joint distribution of Contracts, if any, hereunder shall be set forth on the credit line of the completed application form for the product sold.

         7) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate shall be payable directly by GAD to Agency, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by GAD attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V (2) and V (4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of GAD or its Affiliates.

         8) GAD shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

         9) Broker, either directly or by reimbursing GAD on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

         10) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or GAD's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

         11) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached product schedules, the terms contained in such schedules attached will prevail.

     VI. Complaints and Investigations

         1) Broker and GAD jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

         2) Both the Broker and GAD jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

         3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

         4) GAD reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with GAD and GAD, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless GAD from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

    VII. Records and Administration

         1) Once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. GAD will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Broker hereby undertakes to render such assistance to GAD.

         2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that GAD may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by GAD as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect GAD's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. GAD and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

   VIII. Privacy Information

     A.  Proprietary Information

         Any and all account records developed by GAD or its Affiliates, or provided to GAD or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of GAD or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

         Any and all proprietary information and material developed and provided by GAD and its Affiliates shall be returned to GAD (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to GAD or its Contracts shall be destroyed upon the termination of the Agreement.

     B.  Receipt of Customer Nonpublic Personal Information From Broker by GAD

         1) GAD will treat Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section VIII(D) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of GAD or its Affiliates other than by reason of the services provided by Broker under this Agreement.

         2) Notwithstanding the foregoing, GAD and its Affiliates shall have the right to use or disclose such nonpublic personal information:
             (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of GAD's audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement;
             (d) as authorized by such customer; and (e) to protect against or prevent fraud.

         3) GAD and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by GAD and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.  Treatment of Nonpublic Personal Information Disclosed to Broker by GAD

         Broker will treat Nonpublic Personal Information regarding Broker's customers provided to it by GAD under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by GAD to the extent permitted by Applicable Laws and GAD's or its Affiliate's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

     D.  Confidential Information

         1) GAD and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither GAD nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(D); (b) any information of Broker and its affiliates disclosed by Broker to GAD through the course of business during the term of this Agreement, or any information of GAD and its Affiliates that is disclosed by GAD to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) Nonpublic Personal Information; and (d) information required to be treated as confidential under Applicable Laws.

         2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

         3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

             a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that:
                 (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and
                 (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

             b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

         4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

         5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

         6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.  Protected Health Information

         To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through GAD or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

         1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, GAD or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

         2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

         3) To promptly report to GAD any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

         4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

         5) To, within 15 days of GAD's request, provide GAD with any PHI or information relating to PHI as deemed necessary by GAD to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

         6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine GAD's, or one of its Affiliate's, compliance with HIPAA.

         7) To, upon termination of this Agreement, in accordance with GAD's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If GAD agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX. Indemnification

         1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

             a) GAD will indemnify and hold harmless Broker and Agency from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by GAD for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that GAD shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. GAD shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by GAD. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

             b) Broker will indemnify and hold harmless GAD and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which GAD or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

             c) Broker shall indemnify and hold harmless GAD and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which GAD or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

             d) Broker shall indemnify and hold GAD and its Affiliates harmless for any penalties, losses or liabilities resulting from GAD improperly paying any compensation under this Agreement, unless such improper payment was caused by GAD's or its Affiliates' negligence or willful misconduct; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD, its Affiliates, and any person controlling either GAD or its Affiliates.

         2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

             a) GAD, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of GAD or General Agent(s), including, but not limited to, breach of any representation, warranty, covenant or obligation of GAD or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and
                 Section 20(a) of the 1934 Act.

             b) Broker and Agency, where applicable, jointly and severally, agree to indemnify GAD, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against GAD, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, GAD shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

         3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     X.  General Provisions

     A.  Term and Termination

         1) This Agreement shall continue in force for one year from its Effective Date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement with or without cause upon sixty (60) days' written notice to the other party of its intention to do so.

         2)  Change in Status.

             a) Broker-Dealer Status. The Agreement shall terminate immediately upon GAD or Broker ceasing to be a registered broker-dealer or a member of the NASD.

             b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Broker or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty
                 (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

         3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to GAD, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with GAD's operations related to the Contracts.

     B.  Assignability

         This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that GAD may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

     C.  Amendments

         No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

     D.  Notices

         Notices to be given hereunder shall be addressed to:

         __________________                    __________________

         __________________                    __________________

         __________________                    __________________

         __________________                    __________________

     E.  Arbitration

         1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

         2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

         3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

         4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two
             (2) arbitrators shall select the third arbitrator within thirty
             (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

         5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

         6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

         7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

     F.  Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

     G.  Entire Understanding

         This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

     H.  No Third Party Beneficiaries

         GAD's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

     I.  Non-exclusivity

         Broker and Agency agree that no territory or product is assigned exclusively hereunder and that GAD reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

     J.  Waiver

         The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

     K.  Counterparts

         This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

     L.  Severablity

         If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

                                                        Date __________________

GENERAL AMERICAN DISTRIBUTORS
(BROKER-DEALER)

By
      --------------------------

--------------------------------
Print Name & Title

Date  ___________________

BROKER
(SELLING BROKER-DEALER)

By
      --------------------------

--------------------------------
Print Name & Title

EXHIBIT A

Schedule of Variable Product and Compensation

EXHIBIT B

Schedule of Fixed Product and Compensation

EXHIBIT C

Rewritten Business (RWB) Commission Rules
(formerly, Replacement Commission Rules)
Effective June 1, 2002

Note: Notwithstanding the rules below, no FYC will be payable on internal replacements or switches that are undisclosed, which includes all internal replacements or switches for which disclosure is required by either state regulation or GAD rules.

A.  Definitions

For most states and for the GAD enterprise, a replacement can be broadly defined as purchasing a new policy in connection with discontinuing or changing another policy. Such a definition applies for disclosure purposes and when replacement forms must be completed. However, for purposes of Rewritten Business (RWB) commission rules, the definition is more limited.

Application of RWB Commission Rules: A new individual life insurance policy issued within the Enterprise will be subject to RWB commission rules if a premium-paying life insurance policy (the "old policy") previously issued within the Enterprise on the same life meets one of the following criteria within six months before or 12 months after the Home Office Receipt Date (HORD) of a new life policy (the "RWB window"; for a new annuity, the RWB window is three months before and after the issue date):

   . Is fully or partially lapsed, including lapse to extended term or reduced paid-up;

   .   Is fully or partially surrendered;

   .   Has a reduction in annualized premium through a policy change;

   . Has a loan taken out that results in the total outstanding loan exceeding 80% of the total loan value of the policy, and the policy subsequently lapses, is surrendered or has a reduction in annualized premium, with less than four months of additional premiums being paid after the policy loan.

However, the new policy will not be considered rewritten business for RWB commission rule purposes, even though the insured is the same, if (a) a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust; (b) a corporate-owned policy is terminated because of business failure or bankruptcy; (c) a life policy is cancelled because of a court-ordered settlement; or (d) a juvenile policy owned by parents, guardians or a trust is rewritten by a new policy on the same life that also owns the new policy and is an adult (age 18 or older).

For survivorship policies, a survivorship policy "rewrites" a single life policy (or vice versa) if one of the insureds on the survivorship policy is the insured on the single life policy. However, one survivorship policy rewrites another only if both insureds are the same.

The RWB commission rules will be applied, assuming the above definitions are satisfied, even though

   .   No funds are moved from the old policy to the new policy; or

   .   The agent is not told and does not know of the rewritten business; or

   . The policy ownership or policy payor changes, except for changes in ownership involving a corporation, a qualified retirement plan or an irrevocable trust.

Old Money: The net cash value released (excluding dividend accumulations) from the old policy during the RWB Window, whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of paid-up additions (or of a paid-up policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten".

New Money: The excess, if any, of the amount applied to the new policy over the Old Money, on or within 12 months after the issue date of the new policy.

Old Premium: The amount of first year premium paid (up to the target premium for flexible premium policies) on the old policy.

New Premium: The amount of first year premium paid (up to the target premium for flexible premium policies) on the new policy. This amount may be paid by either Old Money or New Money.

B.  Life-to-Life (Permanent or Term)

FYC on Old Money:

No FYC will be payable.

FYC on New Money

FYC will then be payable as follows.

a.  For the amount of New Money up to the Old Premium level,

     If the New Premium is at least double the Old Premium and the old policy is at least five years old, then full first commissions are payable.

     If the New Premium is less than double the Old Premium or the old policy is less than five years old, then first commission are payable as follows:

                       % of Normal FYC if
                    Existing Policy Replaced  % of Normal FYC if Existing Policy
Years Existing      by Original Writing Agent    Replaced by New Agent (not a
Policy In Force     (or "Business Successor")       "Business Successor")
---------------     ------------------------- ----------------------------------
Less than 5 Years               0%                             0%
5 Years < 6 Years              25%                            25%
6 Years < 7 Years              30%                            25%
7 Years < 8 Years              35%                            25%
8 Years < 9 Years              40%                            25%
9 Years < 10 Years             45%                            25%
10+ Years                      50%                            25%

Exceptions:

     Term insurance sold after 1/1/01 will receive double the above rates if later rewritten.

     If a level term policy is rewritten to another term policy in the last two years of its level premium period, full normal first year commissions will be paid

     If a term policy is converted as of attained age to a permanent policy, the commission rules applicable to attained-age term conversions will be applied, whether or not a term conversion was available and whether or not a term conversion was actually performed.

b. For the amount of New Money in excess of the Old Premium level, up to the New Premium level.

     Full normal first commissions are payable.

c.  For the balance of any New Money, applied as excess, lump-sum, or dump-in.

     Full normal excess, single premium or paid up additions commissions will be paid.

Other Considerations

1. In applying these rules, the Company may estimate the amount of premium to be paid in the first year after the replacement and determine a single percentage of normal commission to be paid on future first year premium payments, combining the reduced rate in (a) above with the full rate in
    (b) above. A review may be made at or before the first anniversary and an adjustment made if the actual premiums paid differ from those that had been expected.

2.  Full renewal commissions will be payable on the new policy.

3. Rewritten premium will not count as a chargeable termination in any bonus calculation if the old policy is at least five years old when it is rewritten. However, any other rewritten premium, including any excess of the Old Premium over the New Premium (i.e., premium that is not rewritten) will count as a chargeable termination.

4. All commissions on the new policy will be payable to the writing agent of the new policy.

5.  There are no longer separate rules for pension policies.

C.  Life-to-Annuity, Mutual Fund, or Wrap Account

Rewrites of a life policy to an annuity, mutual fund or wrap account will now be subject to RWB commission rules. The RWB window will be three months before to three months after the issue date of the new contract. The net cash released from the life policy will be considered Old Money.

   . If the life policy if less than 10 years old, no first-year commission will be paid on Old Money;

   . If the life policy is more than 10 years old, full normal commission will be paid on Old Money;

   .   Full normal commission will be paid on New Money.

D. Annuity-to-Life

Annuity-to-life rewrites are not subject to RWB commission rules; full normal commissions are payable.

E. Annuity-to-Annuity

Annuity-to-annuity rewrites are subject to RWB commission rules. The RWB window will be three months before to three months after the issue date of the new annuity. The net cash released by the old annuity will be considered Old Money.

If a variable annuity is rewritten by another variable annuity, no commissions will be payable unless the initial deposit on the new annuity exceeds the terminated value in the old annuity. In that case, a normal commission will be paid on the increase.

For a fixed-to-fixed, fixed-to-variable or variable-to-fixed rewritten annuity, no first year commissions will be payable unless (1) the initial deposit on the new annuity exceeds the terminated value in the old annuity; or (2) the old annuity is beyond its surrender charge period; or (3) the old fixed annuity is within 30 days of the end of a rate guarantee window. In these cases, a full normal FYC will be paid on any increased deposit and 50% of a normal FYC will be paid on the balance.

If, under a Spousal Transfer Provision, the spousal beneficiary of an annuity death claim elects to retain the proceeds in and to become the annuitant of the existing contract, no commission will be paid on the amount transferred. If, instead, the death proceeds are moved to a new annuity but not through a Spousal Transfer Provision, no FYC will be paid. In either case, full normal commissions will be paid on any New Money

F. Annuity-to-Mutual Fund or Wrap Account

No commission will be paid on Old Money if a mutual fund or wrap account replaces an annuity that is subject to a surrender charge. The Old Money will be considered the cash released by the annuity, and the RWB window will be three months before and three months after the effective date of the fund or wrap account.

G. Disability-to-Disability

For disability-to-disability rewrites, there is no change from previous replacement commission rules. If there is an increase in annual premium on the new policy, a full first-year commission will be paid on the increased premium. No first-year commission will be paid on the balance of premium. A full new scale of renewal commissions will be paid only on the increased premium. The old renewal scale, measured from the original issue date, will be continued on the balance of the premium. If there is no increase in annual premium on the new policy, no first-year commission will be paid and the old renewal scale will be continued, measured from the original issue date.

H. Exchange Programs

A policy that qualifies for a special exchange offer will be subject to special exchange commission rules that may differ from normal RWB commission rules. A policy that would qualify for an exchange offer will be treated according to exchange commission rules even if a rewriting occurs instead.

   EXHIBIT D

   ASSOCIATED INSURANCE AGENCY

   The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and among Broker and General American Distributors ("GAD") dated __________ that, among other things, provides for sales of GAD's Variable Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section III(B) thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represent and warrant that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement, and the Associated Insurance Agency hereby agrees to be bound by and subject to the terms of the Agreement.


-----------------------------------
Broker/Dealer

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

-----------------------------------
Associated Insurance Agency Name

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

                         GENERAL AMERICAN DISTRIBUTORS

                                SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS...........................................................  2

II.    AGREEMENTS, REPRESENTATIONS, AND COVENANTS............................  4

       A.  AGREEMENTS AND COVENANTS OF GAD...................................  4

       B.  REPRESENTATIONS AND COVENANTS OF BROKER...........................  6

III.   COMPLIANCE WITH APPLICABLE LAWS....................................... 14

IV.    PRINCIPLES OF ETHICAL MARKET CONDUCT.................................. 15

V.     COMPENSATION.......................................................... 16

VI.    COMPLAINTS AND INVESTIGATIONS......................................... 18

VII.   RECORDS AND ADMINISTRATION............................................ 19

VIII.  PRIVACY INFORMATION................................................... 20

       A.  PROPRIETARY INFORMATION........................................... 20
       B.  RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM BROKER BY
           GAD............................................................... 20
       C.  TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER
           BY GAD............................................................ 21
       D.  CONFIDENTIAL INFORMATION.......................................... 21
       E.  PROTECTED HEALTH INFORMATION...................................... 23

IX.    INDEMNIFICATION....................................................... 24

X.     GENERAL PROVISIONS.................................................... 27

       A.  TERM AND TERMINATION.............................................. 27
       B.  ASSIGNABILITY..................................................... 28
       C.  AMENDMENTS........................................................ 28
       D.  NOTICES........................................................... 28
       E.  ARBITRATION....................................................... 28
       F.  GOVERNING LAW..................................................... 29
       G.  ENTIRE UNDERSTANDING.............................................. 30
       H.  NO THIRD PARTY BENEFICIARIES...................................... 30
       I.  NON-EXCLUSIVITY................................................... 30
       J.  WAIVER............................................................ 30
       K.  COUNTERPARTS...................................................... 30
       L.  SEVERABILITY...................................................... 30

EXHIBIT A
       SCHEDULE OF VARIABLE PRODUCT AND COMPENSATION......................... 32

EXHIBIT B
       SCHEDULE OF FIXED PRODUCT AND COMPENSATION............................ 33

EXHIBIT C
       REWRITTEN BUSINESS (RWB) COMMISSION RULES............................. 34

EXHIBIT D
       ASSOCIATED INSURANCE AGENCY SIGNATURE PAGE............................ 52

                          GENERAL AMERICAN FINANCIAL

                                SALES AGREEMENT

   This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") dated __________, 2004, ("Effective Date") by and among General American Distributors, a Missouri corporation, ("GAD") and ______________, a ________ corporation that, for the distribution of traditional fixed rate insurance products only, is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with one or more validly licensed insurance agencies (collectively with its affiliated insurance agency(ies) "Broker").

                                  WITNESSETH:

   WHEREAS, GAD and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts"); and

   WHEREAS, GAD, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts; and

   WHEREAS, GAD proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.  Definitions

         1) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with GAD, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

         2) Agency - One or more associated insurance agencies of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance.

         3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section III of this Agreement.

         4) Confidential Information - Shall have the meaning given to such term as described in Section VIII(D) of this Agreement.

         5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit B, which may be amended by GAD in its sole discretion from time to time.

         6) General Agent - Shall have the meaning given to such term as described in Section II(B)(21) of this Agreement.

         7) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

         8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

         9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

         10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit A , which may be amended by GAD in its sole discretion from time to time.

         11) Representatives - those individuals, accepted by GAD or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of GAD or its Affiliates, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

         12) Protected Health Information or PHI - Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by GAD or an affiliate of GAD; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by GAD or an affiliate; or information derived therefrom.

     II. Agreements, Representations, and Covenants

     A.  Agreements and Covenants of GAD

         1) GAD represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

         2) GAD, subject to the terms and conditions of the Agreement, hereby appoints Broker, on behalf of itself and each Affiliate, to solicit, sell and provide service to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis.

         3) GAD authorizes Broker through its Representatives to solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of GAD or its Affiliates, and with the terms of this Agreement.

         4) GAD authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that
             (a) Broker shall not solicit applications for Variable Contracts except in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and
             (d) Broker complies in all other respects with the published policies and procedures of GAD and its Affiliates, and with the terms of the Agreement. GAD shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for GAD or its Affiliates to offer or issue Variable Contracts listed in Exhibit A. GAD shall advise Broker of any revision of or supplement to any prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

         5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, GAD and its Affiliates shall specifically retain ultimate authority, including but not limited to:

             a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

             b)  to direct the marketing of its insurance products and services;

             c) to review and approve all advertising concerning, its insurance products and services;

             d)  to underwrite all insurance policies issued by it;

             e)  to cancel risks;

             f)  to handle all matters involving claims adjusting and payment;

             g)  to prepare all policy forms and amendments;

             h) to maintain custody of, responsibility for and control of all investments; and

             i) to withdraw a Contract from sale or to change or amend a Contract for any reason.

         6) Exhibits A and B may be amended by GAD in its sole discretion from time to time to include additional Contracts, including fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products issued by GAD or its Affiliates. The provisions of this Agreement shall apply with equal force to such additional Contracts unless the context otherwise requires. Exhibits A and B may be amended by GAD in its sole discretion from time to time to delete one or more of the Contracts.

         7) During the term of this Agreement, GAD will provide Broker, without charge, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from GAD of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker will promptly return to GAD all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts and other materials and supplies furnished by GAD to Broker or to its Representatives, except for copies required for maintenance of records.

         8) During the term of this Agreement, GAD or its Affiliates will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. GAD will file such materials or will cause such materials to be filed with the SEC, NASD, and any state securities regulatory authorities, as appropriate.

     B.  Representations and Covenants of Broker

         1) Broker represents and warrants that it will only offer Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Contracts will at all times be appropriately licensed under Applicable Laws and such solicitation is in accordance with Applicable Law, including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

         2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of GAD or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice.

         3) Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified GAD in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts, Broker will notify GAD of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of GAD if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

         4) Commencing at such time as GAD and Broker shall agree upon, Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under Applicable Laws. In meeting its obligation to solicit applications for the Contracts, Broker agrees as follows:

             a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by GAD for use at that time;

             b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from GAD, provide a report to GAD on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

             c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant to the extent required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that GAD may distribute the Contracts through its own employee's agent and Representatives, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

             d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to GAD are accurate, complete, compliant with the conditions herein, and for Variable Contracts, approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of GAD or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

         5) To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full, (and in no event later than the time permitted under Applicable Law or the rules of the NASD), together with any related application, forms and any other required documentation to GAD or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, insurance policy, prospectus, if appropriate, or as otherwise adopted by GAD and its Affiliates.

         6) Broker acknowledges that GAD, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If GAD rejects an application, GAD or its Affiliate will immediately return any purchase payments received directly to the Broker, and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by GAD or its Affiliates to the Broker, and the Broker will be responsible for promptly returning such payments to the purchaser. Except as otherwise may be provided in Exhibit A, B or the Compensation Schedules, if a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to GAD. GAD may, at its option, offset any such amounts against any amounts payable to Broker.

         7) Except as otherwise required by Applicable Laws, Broker is not a principal, underwriter or agent of GAD, or its Affiliates, or any separate account of GAD or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, including Representatives as employees of GAD or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of GAD or its Affiliates in this connection or in any dealings with the public.

         8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to GAD, its Affiliates or the Contracts, will not be used without the prior written consent of GAD.

         9) Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by GAD or its Affiliates in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by GAD to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by GAD or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

         10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of GAD or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit GAD or its Affiliates with respect thereto, or bind GAD or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to GAD's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of GAD or its Affiliates nor shall Broker possess or exercise any authority on behalf of GAD other than that expressly conferred on Broker by this Agreement.

         11) Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. GAD shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

         12) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send such forms to GAD or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to GAD or the appropriate Affiliate. Broker further shall notify GAD or the appropriate Affiliate when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to GAD or the appropriate Affiliate.

         13) Broker shall furnish GAD and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by GAD or an appropriate regulatory authority in order to ascertain whether the operations of GAD or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

         14) Broker will adhere to state insurance replacement regulations, before it receives or solicits any applications for Contracts.

         15) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

         16) Insurance Coverage.

             a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of GAD or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide GAD with satisfactory evidence of said bond upon GAD's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

             b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents, including Representatives in an amount reasonably acceptable to GAD. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify GAD of such termination. If requested by GAD, Broker shall provide satisfactory evidence of coverage under such insurance policy satisfactory to GAD showing the amount and scope of coverage provided.

             c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

             d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company in an amount reasonably acceptable to GAD. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Broker shall give evidence satisfactory to GAD that such coverage is in force. Furthermore, Broker shall give prompt written notice to GAD of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or its Affiliates, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

         17) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

             a. Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

             b. Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

             c. Broker will be responsible for the education, training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not limited to, principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

             d. Registered Representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

             e. Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

             f. All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to GAD or the appropriate Affiliate or will be sent by customers to the Broker for forwarding to GAD or the appropriate Affiliate. Agency will not receive, accumulate, or maintain custody of customer funds.

         18) In such cases where Broker intends to distribute Fixed Contracts through an Agency, Broker agrees that before a subagent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement with the subagent pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or Agency all funds collected on GAD's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of GAD or its Affiliates; and (d) agrees to GAD's right to offset from any compensation due the subagent any indebtedness due from the subagent to GAD or its Affiliates and to chargeback compensation under GAD's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to GAD all funds collected on the behalf of GAD or its Affiliates.

         19) Broker agrees to comply with the policies and procedures of GAD and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by GAD from time to time.

         20) For a period of 12 months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of GAD or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of GAD is determined to have engaged in such prohibited activity, then GAD shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. GAD, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

         21) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of GAD ("General Agent"), the following additional terms shall apply:

             a. Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by GAD, as a participating general agency under this Agreement.

             b. Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of GAD or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to GAD and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

     III.Compliance With Applicable Laws

         1) GAD and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies, including without limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

         2) Broker agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

         Further Broker certifies, and will certify to GAD annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires
         (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker hereby agrees that it will verify the identity of each customer that it introduces GAD, whether through documentary or non-documentary means, and that GAD will rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

     IV. Principles of Ethical Market Conduct

         As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), GAD expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to GAD as it may reasonably request in order to permit GAD to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

     V.  Compensation

         1) GAD shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in Exhibits A, B and the Compensation Schedule(s) attached between GAD and either Broker or Agency, as the case may be. GAD shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, GAD shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A, B or the Compensation Schedules, Exhibits A, B and the Compensation Schedules, including the commissions and fees therein, may be amended by GAD at any time, in any manner, and without prior notice. Any amendment to Exhibits A, B or in the Compensation Schedules will be applicable to any Contract for which any application or premium is received by GAD on or after the effective date of such amendment. However, GAD reserves the right to amend such Exhibits and Schedules with respect to subsequent premiums and renewal commissions and the right to amend such Exhibits and Schedules pursuant to this subsection even after termination of this Agreement.

         2)  GAD may at any time offset against any compensation payable to
             (a) the Agency or its successors or assigns, any indebtedness due from the Agency to GAD or its Affiliates, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to GAD or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of GAD or its Affiliates. Any remaining indebtedness of Broker to GAD or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of GAD to offset such compensation against any such indebtedness of the Broker to GAD or its Affiliates.

         3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

         4) No compensation shall be payable, and any compensation already paid shall be returned to GAD on request, under each of the following conditions:

             a) if GAD or its Affiliates, in their sole discretion, determine not to issue the Contract applied for,

             b) if GAD or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

             c) if GAD or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that GAD and its Affiliates have sole discretion to refund premiums paid by applicants, or

             d) if GAD or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

         5) GAD shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement, to the Agency under the Agreement, as set forth in Exhibit A, B or any Compensation Schedule(s), attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to GAD subject to the provisions of this Agreement and of the Schedule(s).

         6) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by GAD, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by GAD attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V (2) and V (4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of GAD or its Affiliates.

         7) GAD shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

         8) Unless otherwise agreed to by GAD, Broker, either directly or by reimbursing GAD on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

         9) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or GAD's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

         10) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached Exhibits A, B or Compensation Schedule(s), the terms contained in such schedules attached will prevail.

     VI. Complaints and Investigations

         1) Broker and GAD jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

         2) Both the Broker and GAD jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

         3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

         4) GAD reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with GAD and GAD, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless GAD from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

VII. Records and Administration

         1) To the extent requested by Broker and agreed to by GAD, once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. GAD will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Consistent with its administrative procedures, GAD will assume that a Contract issued by it or its Affiliate will be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises the free look rights under a Contract, Broker shall indemnify GAD for any loss incurred by GAD that results from Broker's failure to promptly deliver such Contract to its purchaser.

         2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that GAD may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by GAD as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect GAD's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. GAD and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

    VIII.Privacy Information

     A.  Proprietary Information

         Any and all account records developed by GAD or its Affiliates, or provided to GAD or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of GAD or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

         Any and all proprietary information and material developed and provided by GAD and its Affiliates shall be returned to GAD (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to GAD or its Contracts shall be destroyed upon the termination of the Agreement.

     B.  Receipt of Customer Nonpublic Personal Information From Broker by GAD

         1) GAD and its Affiliates will treat Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section VIII(D) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of GAD or its Affiliates other than by reason of the services provided by Broker under this Agreement.

         2) Notwithstanding the foregoing, GAD and its Affiliates shall have the right to use or disclose such nonpublic personal information:
             (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of GAD and its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and
             (e) to protect against or prevent fraud.

         3) GAD and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by GAD and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.  Treatment of Nonpublic Personal Information Disclosed to Broker by GAD

         Broker will treat Nonpublic Personal Information regarding Broker's customers provided to it by GAD or its Affiliates under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by GAD or its Affiliates to the extent permitted by Applicable Laws and GAD or its Affiliate's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

     D.  Confidential Information

         1) GAD and its Affiliates and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither GAD and its Affiliates nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this

             Agreement specifies will be treated as "Confidential Information" under this Section VIII(D); (b) any information of Broker and its affiliates disclosed by Broker to GAD or its Affiliates through the course of business during the term of this Agreement, or any information of GAD and its Affiliates that is disclosed by GAD or its Affiliates to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) Nonpublic Personal Information; and (d) information required to be treated as confidential under Applicable Laws.

         2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

         3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

             a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that:
                 (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and
                 (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

             b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

         4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

         5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

         6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.  Protected Health Information

         To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through GAD or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

         1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, GAD or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

         2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

         3) To promptly report to GAD any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

         4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

         5) To, within 15 days of GAD's request, provide GAD with any PHI or information relating to PHI as deemed necessary by GAD to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

         6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine GAD's, or one of its Affiliate's, compliance with HIPAA.

         7) To, upon termination of this Agreement, in accordance with GAD's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If GAD agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX. Indemnification

         1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

             a) GAD will indemnify and hold harmless Broker and Agency from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by GAD for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that GAD shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. GAD shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by GAD. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

             b) Broker will indemnify and hold harmless GAD and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which GAD or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

             c) Broker shall indemnify and hold harmless GAD and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which GAD or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

             d) Broker shall indemnify and hold GAD and its Affiliates harmless for any penalties, losses or liabilities resulting from GAD improperly paying any compensation under this Agreement, unless such improper payment was caused by GAD's or its Affiliates' negligence or willful misconduct; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD, its Affiliates, and any person controlling either GAD or its Affiliates.

         2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

             a) GAD, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of GAD or General Agent(s), including, but not limited to, breach of any representation, warranty, covenant or obligation of GAD or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and
                 Section 20(a) of the 1934 Act.

             b) Broker and Agency, where applicable, jointly and severally, agree to indemnify GAD, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against GAD, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, GAD shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

         3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     X.  General Provisions

     A.  Term and Termination

         1) This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

         2)  Change in Status.

             a) Broker-Dealer Status. The Agreement shall terminate immediately upon GAD or Broker ceasing to be a registered broker-dealer or a member of the NASD.

             b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Broker or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty
                 (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

         3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to GAD, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with GAD's operations related to the Contracts.

     B.  Assignability

         This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that GAD may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

     C.  Amendments

         No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

     D.  Notices

         Notices to be given hereunder shall be addressed to:

         _______________                    _______________

         _______________                    _______________

         _______________                    _______________

         _______________                    _______________

     E.  Arbitration

         1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

         2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

         3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

         4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two
             (2) arbitrators shall select the third arbitrator within thirty
             (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

         5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

         6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

         7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

     F.  Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

     G.  Entire Understanding

         This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

     H.  No Third Party Beneficiaries

         GAD's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

     I.  Non-Exclusivity

         Broker and Agency agree that no territory or product is assigned exclusively hereunder and that GAD reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

     J.  Waiver

         The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

     K.  Counterparts

         This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

     L.  Severablity

         If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

GENERAL AMERICAN DISTRIBUTORS
(BROKER-DEALER)

By
       --------------------------

---------------------------------
Print Name & Title

Date
       --------------------------

BROKER
(SELLING BROKER-DEALER)

By
       --------------------------

---------------------------------
Print Name & Title

Date
       --------------------------

EXHIBIT A

Schedule of Variable Product and Compensation

                                                                         [LOGO]

                      Paragon Life Commission Arrangement

Paragon offers commission arrangements tailored to the needs of the broker*. There are several payout formulas to choose from as well as the flexibility to exchange renewal commissions for additional compensation in the first year.

Commission arrangement (payments to broker/dealer)

Option        First Year Commission                            + Renewal Commission**
------  ----------------------------------  --------------------------------------------------------------

  1     18% of cost of insurance + 1% of    3% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 3% of cost of insurance + 25 basis points of average cash value

  2     5% of cost of insurance + 1% of     5% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 5% of cost of insurance + 25 basis points of average cash value

  3     10% of cost of insurance + 1% of    10% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 10% of cost of insurance + 25 basis points of average cash value

  4     15% of cost of insurance + 1% of    15% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 15% of cost of insurance + 25 basis points of average cash value

* Compensation described in this Summary is only available to entities that have executed selling agreements with Paragon Life. To the extent that there is any conflict or inconsistency between this Summary and such selling agreement, the terms of the selling agreement will govern.

** Renewal commission in excess of cost of insurance (either 1% or 25 basis points) can be exchanged for 20% of first year regularly scheduled premiums (excluding 1035 exchange and single deposits, which will be paid at 2%) in excess of the cost of insurance premium. Under this arrangement, the 1% first year commission applies only to administrative fees and loads.

                          FOR BROKER/DEALER USE ONLY

EXHIBIT B

Schedule of Fixed Product and Compensation

EXHIBIT C

Rewritten Business (RWB) Commission Rules
(formerly, Replacement Commission Rules)
Effective June 1, 2002
Revised May 9, 2003

                   GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support suitable change that is driven by the best interest and needs of the customer.

2. Enterprise Consistency - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. Fairness - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                         SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

   . The recommendation should be supported by a thorough fact-find and needs analysis.

   . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

   . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

   . The pros and cons of the proposed transaction should be discussed completely with the customer.

   . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                  WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up all or part of the benefit provided by an Existing Product (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

   .   When an Existing Product is rewritten by New Product; or

   . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

   . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For Protection Products, and Investment Products, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

        KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

Existing Product or Product Being Rewritten is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

New Product is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

New Premium or New Deposit is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

Old Premium Level is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

Old Money is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

New Money is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

Rewritten Business Window is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For Protection Products, the Rewritten Business Window is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For Investment Products, the Rewritten Business Window is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

                 RULES FOR MONEY COMING INTO A NEW LIFE POLICY

Permanent to Permanent / Term to Term / Permanent to Term Life

Full First-Year Commissions will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

..   Partial First-Year Commissions will be paid on premium dollars in the New
    Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

..   For Existing Term insurance sold after 01/01/2001. When existing term insurance that was sold after 01/01/2001 is replaced by a new term policy, the "Up to Old Premium Level" percentages in the table above would be doubled.

..   Premium Doubling Rule. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR) will be commissioned based on the above table.

..   Normal Renewals will be paid based on published schedules of renewals for the New Policy being written.

..   A Persistency Adjustment will apply to offset the "lapse" of the Old
    Product that is being rewritten under the Traditional Life Persistency
    (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

..   No Commissions are paid for "Saving" cases.

..   Term Insurance receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

Term to Permanent

..   Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

Annuities/Mutual Fund/WRAP Account to Life

   Full first-year commissions will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, except for Annuities with surrender/withdrawal charges.

                   RULES FOR MONEY COMING INTO A NEW ANNUITY

Fixed to Fixed Annuity / Fixed to Variable Annuity / Variable to Fixed Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   One-half of the normal first-year commission will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

..   No Commissions will be paid on the Old Money included within the New
    Deposit if a surrender/withdrawal charge was assessed on the old contract.

Variable Annuity to Variable Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   No Commissions will be paid on any Old Money included within the New
    Deposit.

Mutual Fund or WRAP Account to Fixed or Variable Annuity

..   Full commissions will be paid on all money being deposited.

Permanent Life Insurance to Fixed or Variable Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   Full first-year commission will be paid on Old Money included within the
    New Deposit if the life insurance policy has been in force at least 10 years.

..   No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Special Rules Applicable to Annuities

..   No commissions will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

..   Stretch/ Decedent IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, no commissions will be paid or credited.

..   Annuitization. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

..   Spousal Transfers. If the spouse is the primary beneficiary of the annuity death claim, and he/she elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

              RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP

One Mutual Fund Family/WRAP to Another Mutual Fund Family/WRAP

..   Full first-year commissions will be paid, provided a properly executed
    "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his or her manager, is submitted as part of the transaction.

Exchanges Within the Same Mutual Fund Family

..   Full first-year commission will be paid on any amount of New Money.

..   No first-year commission will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

Annuity To Mutual Fund/Wrap Account

..   Full commission will be paid on New Money.

..   Full first-year commission will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

..   No commission will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

Permanent Life Insurance to Mutual Funds/WRAP Accounts

..   Full commissions will be paid on New Money included within the New Deposit.

..   Full first-year commission will be paid on Old Money included within the
    New Deposit if the life insurance policy has been in force at least 10 years.

..   No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

                          ADDITIONAL RULES THAT APPLY

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

Policy Loans. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, and

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

Ownership Changes. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

Matured Endowments. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

Juvenile Policies. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

Qualified Domestic Relations Order. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited. When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

Product Exchanges. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

Term Conversions. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

                                   EXAMPLES

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

Example of How The Table Works:

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:

..   New Policy FYC Rate is 50%

..   Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8"
    years in-force row)

Results:

..   FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

..   FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

Examples of a Life to Life Rewritten Policy

Example 1: Old policy and New Policy have same premium.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,000
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $0 net cash value

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000     = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,000 -
    $1,000)                                                            = $  0.00
                                                                       ---------
   TOTAL FYC                                                           = $225.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   No FYC on New Premium above Old Premium level because New Premium minus Old
    Premium is $0.

Example 2: New Policy has $500 more premium than old policy.

 Old Policy                             New Policy
 .   In-force for 9 years               .   New Premium of $1,500
 .   Premium of $1,000                  .   Normal FYC rate of 50%
 .   $0 net cash value

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000     = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 -
    $1,000)                                                            = $250.00
                                                                       ---------
   TOTAL FYC                                                           = $475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

Example 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (Rolled
    Over to New Policy)

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000      = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 -
    $1,000)                                                             = $250.00
..   FYC on net Cash Value from Old Policy =2% x 45% x $10,000           = $ 90.00
                                                                        ---------
   TOTAL FYC                                                            = $565.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Multiply as shown above for Old Money ($10,000) rolled over to new policy.

Example 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (NOT
    rolled over)

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1,000    = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 -
    $1,000)                                                            = $250.00
..   FYC on net Cash Value from Old Policy ("Old Money")                = $  0.00
                                                                       ---------
   TOTAL FYC                                                           = $475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table ( 9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

Example 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

 Old Policy                             New Policy
 .   In-force for 9 years               .   New Premium of $2,500
 .   Premium of $1,000                  .   Normal FYC rate of 50%
 .   $10,000 net cash value (Rolled
     over into New Policy)

Results:

..   FYC on All New Premium = 50% x $2,500                            = $1,250.00
..   FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45%
    x $10,000                                                        = $   90.00
                                                                     -----------
   TOTAL FYC                                                         = $1,340.00

How did we get there?

..   The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

..   The Old Money rolled into the New Policy will receive FYC based on the
    Table.

Example 6 - Annuity/Mutual Fund/WRAP to Life: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract                           New Policy
..   $20,000 in Old Contract (Rolled    .   $500 New Premium
    into PUAR)                         .   FYC is 50%
..   No Surrender Charges

Results:

..   FYC Rate of new premium is 50% (50% x 500 = $250)                  = $250.00
..   FYC on PUAR is 3% ($20,000 x 3% = $600)                            = $600.00
                                                                       ---------
   TOTAL FYC                                                           = $850.00

How did we get there?

..   Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

..   Old contract was out of the surrender charge period.

Examples of an Annuity to Rewritten Annuity Contract

Example 7: Old annuity is out of the surrender charge period.

Old Contract                           New Contract
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   No Surrender Charges               .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
..   FYC Rate of GDC is 35% of $6,000 = $2,100
..   1/2 FYC on entire deposit = 50% x $2,100                         = $1,050.00
                                                                     -----------
   TOTAL FYC                                                         = $1,050.00

How did we get there?

..   Since there were no surrender charges and no New Money deposited, half the
    FYC is paid on the deposit.

Example 8: Same as Example 7, but assume additional $10,000 new deposit.

 Old Contract                           New Contact
 .   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
 .   No Surrender Charges               .   GDC Rate of 6%
                                        .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)              = $  210.00
..   1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050) = $1,050.00
                                                                     -----------
   TOTAL FYC                                                         = $1,260.00

How did we get there?

..   Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
    GDC) is paid on the deposit rolled over. The amount will be paid in the current year and

Example 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   Surrender Charges                  .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)              = $0.00
                                                                         -------
   TOTAL FYC                                                             = $0.00

How did we get there?

..   Since the old contract was still in the surrender charges no FYC will be paid.

Example 10: Same as Example 8, but old contract is still in the surrender charge period.

 Old Contract                           New Contact
 .   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
 .   Surrender Charges                  .   GDC Rate of 6%
                                        .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                = $210.00
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)            = $  0.00
                                                                       ---------
   TOTAL FYC                                                           = $210.00

How did we get there?

..   Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

Examples of a Mutual Fund/WRAP to a Rewritten Mutual Fund/Wrap

Example 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                               New Fund
..   $3,000 in Old Fund                 .   $3,000 New Fund Deposit
                                       .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($3,000 x 6% = $180)

..   FYC Rate of GDC is 35%

..   Full FYC on fund family change $3,000 x6% x35% = $63.00

How did we get there?

..   Since the old and new funds were from different fund families, full FYC is paid.

IMPORTANT NOTE

..   If, in this example, the new fund family was the same as the old family, NO
    FYC would be payable.

Example 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

 Old Fund                               New Fund
 .   $3,000 in Old Fund                 .   $4,000 New Contract Deposit
                                        .   GDC Rate of 6%
                                        .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money"

..   Full FYC on "New Money" ($4,000 - $3,000) x 6% x 35% = $21.00

How did we get there?

..   Full FYC is paid on "New Money" only.

Examples of a Life to Annuity, Mutual Fund, or WRAP

Example 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

 Old Policy                             New Contract/Fund
 .   $2,000 cash surrender value in     .   $2,000 New Contract/Fund Deposit
     Old Policy                         .   GDC Rate of 6%
 .   Policy in-force 12 years           .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new fund/contract ($2,000 x 6% x 35% = $42)

Example 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

 Old Policy                             New Contract/Fund
 .   $2,000 cash surrender value in     .   $2,000 New Contract Deposit
     Old Policy                         .   GDC Rate of 6%
 .   Policy In-force 8 years            .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money" ($2,000 - $2,000) x 6% x 35% x 0% = $0.00

Example 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy In-force 8 years            .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on "New Money" ($3,000 --$2,000) x 6% x 35% = $21.00

..   $0 GDC on old policy cash surrender value.

Example 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy In-force 12 years           .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new contract/fund $3,000 x 6% x 35% = $63.00

   EXHIBIT D

   ASSOCIATED INSURANCE AGENCY

   The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and among Broker and General American Distributors ("GAD") dated __________________ that, among other things, provides for sales of Variable Contracts and Fixed Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section III(B) thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represent and warrant that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement, and the Associated Insurance Agency hereby agrees to be bound by and subject to the terms of the Agreement.


-----------------------------------
Broker/Dealer

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

-----------------------------------
Associated Insurance Agency Name

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS.....................................................................  2

II.    AGREEMENTS, REPRESENTATIONS, AND COVENANTS......................................  4

       A.   AGREEMENTS AND COVENANTS OF MLIDC..........................................  4
       B.   REPRESENTATIONS AND COVENANTS OF BROKER....................................  6

III.   COMPLIANCE WITH APPLICABLE LAWS................................................. 14

IV.    PRINCIPLES OF ETHICAL MARKET CONDUCT............................................ 15

V.     COMPENSATION.................................................................... 16

VI.    COMPLAINTS AND INVESTIGATIONS................................................... 18

VII.   RECORDS AND ADMINISTRATION...................................................... 19

VIII.  PRIVACY INFORMATION............................................................. 20

       A.   PROPRIETARY INFORMATION.................................................... 20
       B.   RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM BROKER BY MLIDC.... 21
       C.   TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER BY MLIDC... 21
       D.   CONFIDENTIAL INFORMATION................................................... 22
       E.   PROTECTED HEALTH INFORMATION............................................... 23

IX.    INDEMNIFICATION................................................................. 24

X.     GENERAL PROVISIONS.............................................................. 27

       A.   TERM AND TERMINATION....................................................... 27
       B.   ASSIGNABILITY.............................................................. 28
       C.   AMENDMENTS................................................................. 28
       D.   NOTICES.................................................................... 28
       E.   ARBITRATION................................................................ 28
       F.   GOVERNING LAW.............................................................. 30
       G.   ENTIRE UNDERSTANDING....................................................... 30
       H.   NO THIRD PARTY BENEFICIARIES............................................... 30
       I.   NON-EXCLUSIVITY............................................................ 30
       J.   WAIVER..................................................................... 30
       K.   COUNTERPARTS............................................................... 30
       L.   SEVERABILITY............................................................... 31

EXHIBIT A
       SCHEDULE OF VARIABLE PRODUCT AND COMPENSATION

EXHIBIT B
       SCHEDULE OF FIXED PRODUCT AND COMPENSATION

EXHIBIT C
       REWRITTEN BUSINESS (RWB) COMMISSION RULES

EXHIBIT D
       ASSOCIATED INSURANCE AGENCY SIGNATURE PAGE

                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                SALES AGREEMENT

   This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") dated ____________________, 2004, ("Effective Date") by and among MetLife Investors Distribution Company, a Missouri corporation, ("MLIDC") and ____________________, a ________ corporation that, for the distribution of traditional fixed rate insurance products only, is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with one or more validly licensed insurance agencies (collectively with its affiliated insurance agency(ies) "Broker").

                                  WITNESSETH:

   WHEREAS, MLIDC and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts"); and

   WHEREAS, MLIDC, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts; and

   WHEREAS, MLIDC proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.  Definitions

         1) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with MLIDC, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

         2) Agency - One or more associated insurance agencies of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance.

         3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section III of this Agreement.

         4) Confidential Information - Shall have the meaning given to such term as described in Section VIII(D) of this Agreement.

         5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by MLIDC, or its Affiliates, as more fully described in Exhibit B, which may be amended by MLIDC in its sole discretion from time to time.

         6) General Agent - Shall have the meaning given to such term as described in Section II(B)(21) of this Agreement.

         7) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

         8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

         9) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

         10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by MLIDC, or its Affiliates, as more fully described in Exhibit A , which may be amended by MLIDC in its sole discretion from time to time.

         11) Representatives - those individuals, accepted by MLIDC or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of MLIDC or its Affiliates, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

         12) Protected Health Information or PHI -- Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by MLIDC or an affiliate of MLIDC; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by MLIDC or an affiliate; or information derived therefrom.

     II. Agreements, Representations, and Covenants

     A.  Agreements and Covenants of MLIDC

         1) MLIDC represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

         2) MLIDC, subject to the terms and conditions of the Agreement, hereby appoints Broker, on behalf of itself and each Affiliate, to solicit, sell and provide service to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis.

         3) MLIDC authorizes Broker through its Representatives to solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of MLIDC or its Affiliates, and with the terms of this Agreement.

         4) MLIDC authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that
             (a) Broker shall not solicit applications for Variable Contracts except in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and
             (d) Broker complies in all other respects with the published policies and procedures of MLIDC and its Affiliates, and with the terms of the Agreement. MLIDC shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for MLIDC or its Affiliates to offer or issue Variable Contracts listed in Exhibit A. MLIDC shall advise Broker of any revision of or supplement to any prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

         5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuant to the foregoing, MLIDC and its Affiliates shall specifically retain ultimate authority, including but not limited to:

             a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

             b)  to direct the marketing of its insurance products and services;

             c) to review and approve all advertising concerning, its insurance products and services;

             d)  to underwrite all insurance policies issued by it;

             e)  to cancel risks;

             f)  to handle all matters involving claims adjusting and payment;

             g)  to prepare all policy forms and amendments;

             h) to maintain custody of, responsibility for and control of all investments; and

             i) to withdraw a Contract from sale or to change or amend a Contract for any reason.

         6) Exhibits A and B may be amended by MLIDC in its sole discretion from time to time to include additional Contracts, including fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products issued by MLIDC or its Affiliates. The provisions of this Agreement shall apply with equal force to such additional Contracts unless the context otherwise requires. Exhibits A and B may be amended by MLIDC in its sole discretion from time to time to delete one or more of the Contracts.

         7) During the term of this Agreement, MLIDC will provide Broker, without charge, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from MLIDC of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker will promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker will promptly return to MLIDC all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts and other materials and supplies furnished by MLIDC to Broker or to its Representatives, except for copies required for maintenance of records.

         8) During the term of this Agreement, MLIDC or its Affiliates will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. MLIDC will file such materials or will cause such materials to be filed with the SEC, NASD, and any state securities regulatory authorities, as appropriate.

     B.  Representations and Covenants of Broker

         1) Broker represents and warrants that it will only offer Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Contracts will at all times be appropriately licensed under Applicable Laws and such solicitation is in accordance with Applicable Law, including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

         2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of MLIDC or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice.

         3) Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified MLIDC in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts, Broker will notify MLIDC of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of MLIDC if the subagent has been convicted of any felony prohibited by the Federal Violent Crime Control and Law Enforcement Act of 1994.

         4) Commencing at such time as MLIDC and Broker shall agree upon, Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under Applicable Laws. In meeting its obligation to solicit applications for the Contracts, Broker agrees as follows:

             a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by MLIDC for use at that time;

             b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from MLIDC, provide a report to MLIDC on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

             c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant to the extent required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that MLIDC may distribute the Contracts through its own employee's agent and Representatives, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

             d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to MLIDC are accurate, complete, compliant with the conditions herein, and for Variable Contracts, approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of MLIDC or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

         5) To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full, (and in no event later than the time permitted under Applicable Law or the rules of the NASD), together with any related application, forms and any other required documentation to MLIDC or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, insurance policy, prospectus, if appropriate, or as otherwise adopted by MLIDC and its Affiliates.

         6) Broker acknowledges that MLIDC, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If MLIDC rejects an application, MLIDC or its Affiliate will immediately return any purchase payments received directly to the Broker, and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by MLIDC or its Affiliates to the Broker, and the Broker will be responsible for promptly returning such payments to the purchaser. Except as otherwise may be provided in Exhibit A, B or the Compensation Schedules, if a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to MLIDC. MLIDC may, at its option, offset any such amounts against any amounts payable to Broker.

         7) Except as otherwise required by Applicable Laws, Broker is not a principal, underwriter or agent of MLIDC, or its Affiliates, or any separate account of MLIDC or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, including Representatives as employees of MLIDC or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of MLIDC or its Affiliates in this connection or in any dealings with the public.

         8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to MLIDC, its Affiliates or the Contracts, will not be used without the prior written consent of MLIDC.

         9) Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by MLIDC or its Affiliates in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by MLIDC to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by MLIDC or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

         10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of MLIDC or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit MLIDC or its Affiliates with respect thereto, or bind MLIDC or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to MLIDC's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of MLIDC or its Affiliates nor shall Broker possess or exercise any authority on behalf of MLIDC other than that expressly conferred on Broker by this Agreement.

         11) Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. MLIDC shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

         12) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send such forms to MLIDC or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to MLIDC or the appropriate Affiliate. Broker further shall notify MLIDC or the appropriate Affiliate when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to MLIDC or the appropriate Affiliate.

         13) Broker shall furnish MLIDC and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by MLIDC or an appropriate regulatory authority in order to ascertain whether the operations of MLIDC or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

         14) Broker will adhere to state insurance replacement regulations, before it receives or solicits any applications for Contracts.

         15) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

         16) Insurance Coverage.

             a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of MLIDC or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide MLIDC with satisfactory evidence of said bond upon MLIDC's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MLIDC, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

             b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents, including Representatives in an amount reasonably acceptable to MLIDC. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify MLIDC of such termination. If requested by MLIDC, Broker shall provide satisfactory evidence of coverage under such insurance policy satisfactory to MLIDC showing the amount and scope of coverage provided.

             c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

             d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company in an amount reasonably acceptable to MLIDC. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request, Broker shall give evidence satisfactory to MLIDC that such coverage is in force. Furthermore, Broker shall give prompt written notice to MLIDC of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MLIDC, for itself or its Affiliates, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

         17) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

             a. Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

             b. Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

             c. Broker will be responsible for the education, training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not limited to, principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

             d. Registered Representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

             e. Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

             f. All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to MLIDC or the appropriate Affiliate or will be sent by customers to the Broker for forwarding to MLIDC or the appropriate Affiliate. Agency will not receive, accumulate, or maintain custody of customer funds.

         18) In such cases where Broker intends to distribute Fixed Contracts through an Agency, Broker agrees that before a subagent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement with the subagent pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or Agency all funds collected on MLIDC's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of MLIDC or its Affiliates; and (d) agrees to MLIDC's right to offset from any compensation due the subagent any indebtedness due from the subagent to MLIDC or its Affiliates and to chargeback compensation under MLIDC's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to MLIDC all funds collected on the behalf of MLIDC or its Affiliates.

         19) Broker agrees to comply with the policies and procedures of MLIDC and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by MLIDC from time to time.

         20) For a period of 12 months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of MLIDC or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of MLIDC is determined to have engaged in such prohibited activity, then MLIDC shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. MLIDC, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

         21) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of MLIDC ("General Agent"), the following additional terms shall apply:

             a. Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by MLIDC, as a participating general agency under this Agreement.

             b. Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of MLIDC or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to MLIDC and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

     III.Compliance With Applicable Laws

         1) MLIDC and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies, including without limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

         2) Broker agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

             Further Broker certifies, and will certify to MLIDC annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker hereby agrees that it will verify the identity of each customer that it introduces MLIDC, whether through documentary or non-documentary means, and that MLIDC will rely upon such verification, as prescribed by the regulations promulgated under
             Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

     IV. Principles of Ethical Market Conduct

         As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), MLIDC expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and
         (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to MLIDC as it may reasonably request in order to permit MLIDC to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

     V.  Compensation

         1) MLIDC shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in Exhibits A, B and the Compensation Schedule(s) attached between MLIDC and either Broker or Agency, as the case may be. MLIDC shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, MLIDC shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A, B or the Compensation Schedules, Exhibits A, B and the Compensation Schedules, including the commissions and fees therein, may be amended by MLIDC at any time, in any manner, and without prior notice. Any amendment to Exhibits A, B or in the Compensation Schedules will be applicable to any Contract for which any application or premium is received by MLIDC on or after the effective date of such amendment. However, MLIDC reserves the right to amend such Exhibits and Schedules with respect to subsequent premiums and renewal commissions and the right to amend such Exhibits and Schedules pursuant to this subsection even after termination of this Agreement.

         2)  MLIDC may at any time offset against any compensation payable to
             (a) the Agency or its successors or assigns, any indebtedness due from the Agency to MLIDC or its Affiliates, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to MLIDC or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of MLIDC or its Affiliates. Any remaining indebtedness of Broker to MLIDC or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of MLIDC to offset such compensation against any such indebtedness of the Broker to MLIDC or its Affiliates.

         3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

         4) No compensation shall be payable, and any compensation already paid shall be returned to MLIDC on request, under each of the following conditions:

             a) if MLIDC or its Affiliates, in their sole discretion, determine not to issue the Contract applied for,

             b) if MLIDC or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

             c) if MLIDC or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that MLIDC and its Affiliates have sole discretion to refund premiums paid by applicants, or

             d) if MLIDC or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

         5) MLIDC shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement, to the Agency under the Agreement, as set forth in Exhibit A, B or any Compensation Schedule(s), attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to MLIDC subject to the provisions of this Agreement and of the Schedule(s).

         6) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by MLIDC, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by MLIDC attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V (2) and V (4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of MLIDC or its Affiliates.

         7) MLIDC shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

         8) Unless otherwise agreed to by MLIDC, Broker, either directly or by reimbursing MLIDC on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

         9) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or MLIDC's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

         10) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached Exhibits A, B or Compensation Schedule(s), the terms contained in such schedules attached will prevail.

     VI. Complaints and Investigations

         1) Broker and MLIDC jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

         2) Both the Broker and MLIDC jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

         3) Such cooperation referred to in Sections VI (1) and VI (2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

         4) MLIDC reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with MLIDC and MLIDC, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless MLIDC from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

     VII.Records and Administration

         1) To the extent requested by Broker and agreed to by MLIDC, once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. MLIDC will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Consistent with its administrative procedures, MLIDC will assume that a Contract issued by it or its Affiliate will be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises the free look rights under a Contract, Broker shall indemnify MLIDC for any loss incurred by MLIDC that results from Broker's failure to promptly deliver such Contract to its purchaser.

         2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that MLIDC may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by MLIDC as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect MLIDC's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. MLIDC and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

    VIII.Privacy Information

     A.  Proprietary Information

         Any and all account records developed by MLIDC or its Affiliates, or provided to MLIDC or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of MLIDC or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

         Any and all proprietary information and material developed and provided by MLIDC and its Affiliates shall be returned to MLIDC (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to MLIDC or its Contracts shall be destroyed upon the termination of the Agreement.

     B.  Receipt of Customer Nonpublic Personal Information From Broker by MLIDC

         1) MLIDC and its Affiliates will treat Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section VIII(D) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of MLIDC or its Affiliates other than by reason of the services provided by Broker under this Agreement.

         2) Notwithstanding the foregoing, MLIDC and its Affiliates shall have the right to use or disclose such nonpublic personal information:
             (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of MLIDC and its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and
             (e) to protect against or prevent fraud.

         3) MLIDC and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by MLIDC and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.  Treatment of Nonpublic Personal Information Disclosed to Broker by
         MLIDC

         Broker will treat Nonpublic Personal Information regarding Broker's customers provided to it by MLIDC or its Affiliates under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by MLIDC or its Affiliates to the extent permitted by Applicable Laws and MLIDC or its Affiliate's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

     D.  Confidential Information

         1) MLIDC and its Affiliates and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither MLIDC and its Affiliates nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(D); (b) any information of Broker and its affiliates disclosed by Broker to MLIDC or its Affiliates through the course of business during the term of this Agreement, or any information of MLIDC and its Affiliates that is disclosed by MLIDC or its Affiliates to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) Nonpublic Personal Information; and
             (d) information required to be treated as confidential under Applicable Laws.

         2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

         3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

             a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that:
                 (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and
                 (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

             b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

         4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

         5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

         6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.  Protected Health Information

         To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through MLIDC or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

         1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, MLIDC or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

         2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

         3) To promptly report to MLIDC any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

         4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

         5) To, within 15 days of MLIDC's request, provide MLIDC with any PHI or information relating to PHI as deemed necessary by MLIDC to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

         6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine MLIDC's, or one of its Affiliate's, compliance with HIPAA.

         7) To, upon termination of this Agreement, in accordance with MLIDC's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If MLIDC agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX. Indemnification

         1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

             a) MLIDC will indemnify and hold harmless Broker and Agency from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by MLIDC for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that

                 MLIDC shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration Statement or any other sales or offering materials. MLIDC shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by MLIDC. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

             b) Broker will indemnify and hold harmless MLIDC and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which MLIDC or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse MLIDC or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MLIDC and its Affiliates, and any person controlling either MLIDC or its Affiliates.

             c) Broker shall indemnify and hold harmless MLIDC and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which MLIDC or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse MLIDC or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MLIDC and its Affiliates, and any person controlling either MLIDC or its Affiliates.

             d) Broker shall indemnify and hold MLIDC and its Affiliates harmless for any penalties, losses or liabilities resulting from MLIDC improperly paying any compensation under this Agreement, unless such improper payment was caused by MLIDC's or its Affiliates' negligence or willful misconduct; and will reimburse MLIDC or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MLIDC, its Affiliates, and any person controlling either MLIDC or its Affiliates.

         2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

             a) MLIDC, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of MLIDC or General Agent(s), including, but not limited to, breach of any representation, warranty, covenant or obligation of MLIDC or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

             b) Broker and Agency, where applicable, jointly and severally, agree to indemnify MLIDC, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against MLIDC, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, MLIDC shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

         3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     X.  General Provisions

     A.  Term and Termination

         1) This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

         2)  Change in Status.

             a) Broker-Dealer Status. The Agreement shall terminate immediately upon MLIDC or Broker ceasing to be a registered broker-dealer or a member of the NASD.

             b) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Broker or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty
                 (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

         3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to MLIDC, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with MLIDC's operations related to the Contracts.

     B.  Assignability

         This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that MLIDC may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

     C.  Amendments

         No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

     D.  Notices

         Notices to be given hereunder shall be addressed to:

             MetLife Investors Distribution Company
             Attn: Legal Department
             13045 Tesson Ferry Road
             St. Louis, MO 63128

     E.  Arbitration

         1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

         2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

         3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

         4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two
             (2) arbitrators shall select the third arbitrator within thirty
             (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

         5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

         6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

         7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

     F.  Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

     G.  Entire Understanding

         This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

     H.  No Third Party Beneficiaries

         MLIDC's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

     I.  Non-Exclusivity

         Broker and Agency agree that no territory or product is assigned exclusively hereunder and that MLIDC reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

     J.  Waiver

         The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

     K.  Counterparts

         This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

     L.  Severablity

         If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

METLIFE INVESTORS DISTRIBUTION
CO.
(BROKER-DEALER)

By
       --------------------------

---------------------------------
Print Name & Title

Date
       --------------------------

BROKER
(SELLING BROKER-DEALER)

By
       --------------------------

---------------------------------
Print Name & Title

Date
       --------------------------

EXHIBIT A

Schedule of Variable Product and Compensation

                                                                         [LOGO]

                   Metropolitan Life Commission Arrangement

Metropolitan Life offers commission arrangements tailored to the needs of the broker*. There are several payout formulas to choose from as well as the flexibility to exchange renewal commissions for additional compensation in the first year.

Commission arrangement (payments to broker/dealer)

Option        First Year Commission                            + Renewal Commission**
------  ----------------------------------  --------------------------------------------------------------

  1     18% of cost of insurance + 1% of    3% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 3% of cost of insurance + 25 basis points of average cash value

  2     5% of cost of insurance + 1% of     5% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 5% of cost of insurance + 25 basis points of average cash value

  3     10% of cost of insurance + 1% of    10% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 10% of cost of insurance + 25 basis points of average cash value

  4     15% of cost of insurance + 1% of    15% of cost of insurance + 1 of investment premium,
        investment premium, administration  administration fee and load
        fee and load                        or 15% of cost of insurance + 25 basis points of average cash value

* Compensation described in this Summary is only available to entities that have executed selling agreements with Metropolitan Life. To the extent that there is any conflict or inconsistency between this Summary and such selling agreement, the terms of the selling agreement will govern.

** Renewal commission in excess of cost of insurance (either 1% or 25 basis points) can be exchanged for 20% of first year regularly scheduled premiums (excluding 1035 exchange and single deposits, which will be paid at 2%) in excess of the cost of insurance premium. Under this arrangement, the 1% first year commission applies only to administrative fees and loads.

                          FOR BROKER/DEALER USE ONLY

EXHIBIT B

Schedule of Fixed Product and Compensation

EXHIBIT C

Rewritten Business (RWB) Commission Rules
(formerly, Replacement Commission Rules)
Effective June 1, 2002
Revised May 9, 2003

                   GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support suitable change that is driven by the best interest and needs of the customer.

2. Enterprise Consistency - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. Fairness - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                         SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

   . The recommendation should be supported by a thorough fact-find and needs analysis.

   . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

   . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

   . The pros and cons of the proposed transaction should be discussed completely with the customer.

   . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                  WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up all or part of the benefit provided by an Existing Product (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

   .   When an Existing Product is rewritten by New Product; or

   . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

   . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For Protection Products, and Investment Products, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

        KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

Existing Product or Product Being Rewritten is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

New Product is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

New Premium or New Deposit is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

Old Premium Level is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

Old Money is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

New Money is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

Rewritten Business Window is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For Protection Products, the Rewritten Business Window is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For Investment Products, the Rewritten Business Window is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

                 RULES FOR MONEY COMING INTO A NEW LIFE POLICY

Permanent to Permanent / Term to Term / Permanent to Term Life

Full First-Year Commissions will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

..   Partial First-Year Commissions will be paid on premium dollars in the New
    Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

..   For Existing Term insurance sold after 01/01/2001. When existing term insurance that was sold after 01/01/2001 is replaced by a new term policy, the "Up to Old Premium Level" percentages in the table above would be doubled.

..   Premium Doubling Rule. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR) will be commissioned based on the above table.

..   Normal Renewals will be paid based on published schedules of renewals for the New Policy being written.

..   A Persistency Adjustment will apply to offset the "lapse" of the Old
    Product that is being rewritten under the Traditional Life Persistency
    (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

..   No Commissions are paid for "Saving" cases.

..   Term Insurance receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

Term to Permanent

..   Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

Annuities/Mutual Fund/WRAP Account to Life

Full first-year commissions will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, except for Annuities with surrender/withdrawal charges.

                   RULES FOR MONEY COMING INTO A NEW ANNUITY

Fixed to Fixed Annuity / Fixed to Variable Annuity / Variable to Fixed Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . One-half of the normal first-year commission will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

   . No Commissions will be paid on the Old Money included within the New Deposit if a surrender/withdrawal charge was assessed on the old contract.

Variable Annuity to Variable Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   .   No Commissions will be paid on any Old Money included within the New
       Deposit.

Mutual Fund or WRAP Account to Fixed or Variable Annuity

   .   Full commissions will be paid on all money being deposited.

Permanent Life Insurance to Fixed or Variable Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . Full first-year commission will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

   . No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Special Rules Applicable to Annuities

   . No commissions will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

   . Stretch/ Decedent IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, no commissions will be paid or credited.

   . Annuitization. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

   . Spousal Transfers. If the spouse is the primary beneficiary of the annuity death claim, and he/she elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

              RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP

One Mutual Fund Family/WRAP to Another Mutual Fund Family/WRAP

   . Full first-year commissions will be paid, provided a properly executed "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his or her manager, is submitted as part of the transaction.

Exchanges Within the Same Mutual Fund Family

   .   Full first-year commission will be paid on any amount of New Money.

   . No first-year commission will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

Annuity To Mutual Fund/Wrap Account

   .   Full commission will be paid on New Money.

   . Full first-year commission will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

   . No commission will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

Permanent Life Insurance to Mutual Funds/WRAP Accounts

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . Full first-year commission will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

   . No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

                          ADDITIONAL RULES THAT APPLY

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

Policy Loans. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, and

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

Ownership Changes. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

Matured Endowments. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

Juvenile Policies. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

Qualified Domestic Relations Order. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited.

When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

Product Exchanges. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

Term Conversions. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

                                   EXAMPLES

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

Example of How The Table Works:

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5             0%                100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:

   .   New Policy FYC Rate is 50%

   . Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8" years in-force row)

Results:

   . FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

   . FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

Examples of a Life to Life Rewritten Policy

Example 1: Old policy and New Policy have same premium.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,000
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $0 net cash value

Results:
.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000)   = $  0.00
                                                                         ---------
   TOTAL FYC                                                             = $225.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   No FYC on New Premium above Old Premium level because New Premium minus Old
    Premium is $0.

Example 2: New Policy has $500 more premium than old policy.

Old Policy                     New Policy
..   In-force for 9 years       .   New Premium of $1,500
..   Premium of $1,000          .   Normal FYC rate of 50%
..   $0 net cash value

Results:
.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
                                                                         ---------
   TOTAL FYC                                                             = $475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

Example 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (Rolled
    Over to New Policy)

Results:
.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
.. FYC on net Cash Value from Old Policy =2% x 45% x $10,000              = $ 90.00
                                                                         ---------
   TOTAL FYC                                                             = $565.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Multiply as shown above for Old Money ($10,000) rolled over to new policy.

Example 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (NOT
    rolled over)

Results:
.. FYC on New Premium up to Old Premium level = 50% x 45% x $1,000        = $ 225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $ 250.00
.. FYC on net Cash Value from Old Policy ("Old Money")                    = $   0.00
                                                                         ----------
   TOTAL FYC                                                             = $ 475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table ( 9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

Example 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $2,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (Rolled
    over into New Policy)

Results:
.. FYC on All New Premium = 50% x $2,500                                      = $1,250.00
.. FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x $10,000   = $   90.00
                                                                             -----------
   TOTAL FYC                                                                 = $1,340.00

How did we get there?

..   The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

..   The Old Money rolled into the New Policy will receive FYC based on the
    Table.

Example 6 - Annuity/Mutual Fund/WRAP to Life: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

 Old Contract
 .   $20,000 in Old Contract (Rolled    New Policy
     into PUAR)                         .   $500 New Premium
 .   No Surrender Charges               .   FYC is 50%

Results:
..   FYC Rate of new premium is 50% (50% x 500 = $250)                  = $250.00
..   FYC on PUAR is 3% ($20,000 x 3% = $600)                            = $600.00
                                                                       ---------
   TOTAL FYC                                                           = $850.00

How did we get there?

..   Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

..   Old contract was out of the surrender charge period.

Examples of an Annuity to Rewritten Annuity Contract

Example 7: Old annuity is out of the surrender charge period.

Old Contract                           New Contract
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   No Surrender Charges               .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:
..   GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
..   FYC Rate of GDC is 35% of $6,000 = $2,100
..   1/2 FYC on entire deposit = 50% x $2,100                         = $1,050.00
                                                                     -----------
   TOTAL FYC                                                         = $1,050.00

How did we get there?

..   Since there were no surrender charges and no New Money deposited, half the
    FYC is paid on the deposit.

Example 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
..   No Surrender Charges               .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:
.. GDC is 6% of New Deposit
.. FYC Rate of GDC is 35%
.. Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                 = $  210.00
..  1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050)   = $1,050.00
                                                                      -----------
   TOTAL FYC                                                          = $1,260.00

How did we get there?

..   Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
    GDC) is paid on the deposit rolled over. The amount will be paid in the current year and

Example 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   Surrender Charges                  .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:
..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)            = $0.00
                                                                       -------
   TOTAL FYC                                                           = $0.00

How did we get there?

..   Since the old contract was still in the surrender charges no FYC will be paid.

Example 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
..   Surrender Charges                  .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:
..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                = $210.00
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)            = $  0.00
                                                                       ---------
   TOTAL FYC                                                           = $210.00

How did we get there?

..   Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

Examples of a Mutual Fund/WRAP to a Rewritten Mutual Fund/Wrap

Example 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                               New Fund
..   $3,000 in Old Fund                 .   $3,000 New Fund Deposit
                                       .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($3,000 x 6% = $180)

..   FYC Rate of GDC is 35%

..   Full FYC on fund family change $3,000 x 6% x 35% = $63.00

How did we get there?

..   Since the old and new funds were from different fund families, full FYC is paid.

IMPORTANT NOTE

..   If, in this example, the new fund family was the same as the old family, NO
    FYC would be payable.

Example 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund                               New Fund
..   $3,000 in Old Fund                 .   $4,000 New Contract Deposit
                                       .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money"

..   Full FYC on "New Money" ($4,000 - $3,000) x 6% x 35% = $21.00

How did we get there?

..   Full FYC is paid on "New Money" only.

Examples of a Life to Annuity, Mutual Fund, or WRAP

Example 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $2,000 New Contract/Fund Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy in-force 12 years           .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new fund/contract ($2,000 x 6% x 35% = $42)

Example 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $2,000 New Contract Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy In-force 8 years            .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money" ($2,000 - $2,000) x 6% x 35% x 0% = $0.00

Example 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy In-force 8 years            .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on "New Money" ($3,000 - $2,000) x 6% x 35% = $21.00

..   $0 GDC on old policy cash surrender value.

Example 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy                         .   GDC Rate of 6%
..   Policy In-force 12 years           .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new contract/fund $3,000 x 6% x 35% = $63.00

   EXHIBIT D

   ASSOCIATED INSURANCE AGENCY

   The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and among Broker and MetLife Investors Distribution Company ("MLIDC") dated ____________ that, among other things, provides for sales of Variable Contracts and Fixed Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section III(B) thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represent and warrant that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement, and the Associated Insurance Agency hereby agrees to be bound by and subject to the terms of the Agreement.


-----------------------------------
Broker/Dealer

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

-----------------------------------
Associated Insurance Agency Name

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

                      METROPOLITAN LIFE INSURANCE COMPANY

                            RETAIL SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS............................................................  2

II.    REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS..................  4

       A.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF COMPANY...  4

       B.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF BROKER....  7

III.   PRINCIPLES OF ETHICAL MARKET CONDUCT................................... 15

IV.    COMPLIANCE WITH APPLICABLE LAWS........................................ 17

V.     COMPENSATION........................................................... 19

VI.    COMPLAINTS AND INVESTIGATIONS.......................................... 20

VII.   RECORDS AND ADMINISTRATION............................................. 21

VIII.  PRIVACY INFORMATION.................................................... 21

       A.  PROPRIETARY INFORMATION............................................ 22

       B.  RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION BY COMPANY FROM
           BROKER............................................................. 22

       C.  TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED BY COMPANY... 23

       D.  CONFIDENTIAL INFORMATION........................................... 24

       E.  PROTECTED HEALTH INFORMATION....................................... 25

IX.    INDEMNIFICATION........................................................ 29

X.     GENERAL PROVISIONS..................................................... 29

       A.  TERM AND TERMINATION............................................... 29

       B.  ASSIGNABILITY...................................................... 29

       C.  AMENDMENTS......................................................... 30

       D.  NOTICES............................................................ 30

       E.  ARBITRATION........................................................ 30

       F.  GOVERNING LAW; VENUE; JURISDICTION................................. 32

       G.  ENTIRE UNDERSTANDING............................................... 32

       H.  NO THIRD PARTY BENEFICIARIES....................................... 32

       I.  NON-EXCLUSIVITY.................................................... 32

       J.  NO HIRE............................................................ 32

       K.  WAIVER............................................................. 33

       L.  COUNTERPARTS; FACSIMILE SIGNATURES................................. 33

       M.  SEVERABILITY....................................................... 33

       N.  HEADINGS........................................................... 34

       O.  FURTHER ASSURANCES................................................. 34

       P.  CONSTRUCTION....................................................... 34

       Q.  RECITALS........................................................... 34

       R.  REPRESENTATION BY COUNSEL.......................................... 34

       S.  TRADEMARKS......................................................... 35

                      METROPOLITAN LIFE INSURANCE COMPANY

                            RETAIL SALES AGREEMENT

   This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") is made, entered into and effective as of __________, 20__ ("Effective Date") by and among Metropolitan Life Insurance Company, a New York corporation, and a New York life insurance company (collectively, "Company") and (double left angle quote)BDName(double right angle quote), a (double left angle quote)State(double right angle quote) corporation (the "Broker") that, for the distribution of fixed insurance products only, is or is affiliated with one or more validly licensed insurance agencies, or for the distribution of registered products, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act (as hereafter defined) and is a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or affiliated with one or more validly licensed insurance agencies.

                                   RECITALS

   A. Company and its Affiliates (as hereafter defined) issue or provide access to certain Contracts (as hereafter defined).

   B. Company, on behalf of itself and each Affiliate that issues or provides access to the Contracts, is authorized to enter into this Agreement with Broker and other unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts.

   C. Company proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B, which by this reference are hereby incorporated in, and made a part of this Agreement.

   NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

   I. Definitions. All capitalized terms used in this Agreement shall have the meanings defined below, or if not defined in this section, as set forth elsewhere in this Agreement:

   Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with Company or Broker, as applicable, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

   Agency- One or more associated insurance agencies of Broker, identified on Exhibit D hereto, which are properly licensed to participate in the business of insurance, for the distribution of the Contracts.

   Applicable Laws - Shall have the meaning given to such term in Section IV of this Agreement.

   Confidential Information - Shall have the meaning given to such term in
   Section VIII(D) of this Agreement.

   Contracts -Those Fixed Contracts, Variable Contracts and other products that are identified on Exhibits A and B attached hereto.

   Fixed Contracts - Contracts that are not Variable Contracts and include, without limitation, fixed rate annuities, fixed life insurance and other fixed insurance contracts, issued or offered by Company or its Affiliates, as more fully described in Exhibit B.

   HIPAA - The Health Insurance Portability and Accountability Act of 1996, as now in force or hereafter amended, and all related regulations.

   Nonpublic Personal Information - Financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to that Act.

   Prospectus - The prospectuses, supplements to prospectus(es), and statements of additional information included within the Registration Statements referred to herein or filed pursuant to the 1933 Act and the Investment Company Act of 1940, as amended.

   Protected Health Information or PHI - Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI also includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic or code. PHI further includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued or offered by Company or an Affiliate of Company; information related to the declination or issuance of, or claim under, a long term care insurance policy issued or offered by Company or an Affiliate; or information derived therefrom.

   Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

   Representatives - Those individuals, accepted by Company or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are duly contracted and appointed as life insurance agents of Company or its Affiliates and, with respect to registered products, are also duly registered, individually, with the NASD in compliance with the 1934 Act.

   Variable Contracts - Contracts that are not Fixed Contracts and include, without limitation, variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, any of which may or may not have a fixed component, issued or offered by Company or its Affiliates, as more fully described in Exhibit A.

   1933 Act - The Securities Act of 1933, as amended.

   1934 Act - The Securities Exchange Act of 1934, as amended.

     II. Representations, Warranties, Covenants and Agreements

     A.  Representations, Warranties, Covenants and Agreements of Company

         1) Authorization. Company represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts, to enter into this Agreement with Broker to distribute such Contracts.

         2) Appointment. Company, subject to the terms and conditions of this Agreement, hereby appoints Broker, on behalf of itself and its Affiliates, to solicit, sell and provide services to the Contracts on a non-exclusive basis.

         3) Solicit Applications - Fixed Contracts. Company authorizes Broker, through its Representatives, to solicit applications for the Fixed Contracts listed in Exhibit B, provided that: (a) Broker shall solicit applications for Fixed Contracts only in those states where it and its Representatives are appropriately licensed, and in which the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of Company and/or its Affiliates, as applicable, and with the terms of this Agreement.

         4) Solicit Applications - Variable Contracts. Company authorizes Broker, through its Representatives, to offer and sell the Variable Contracts listed in Exhibit A, provided that: (a) Broker shall solicit applications for Variable Contracts only in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to each such Variable Contract; (c) each such Variable Contract is qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and (d) Broker complies in all other respects with the published policies and procedures of Company and/or its Affiliates, as applicable, and with the terms of the Agreement. Company shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other actions or circumstances that makes it no longer lawful for Company or its Affiliates to offer or issue one or more of the Variable Contracts listed in Exhibit A. Company shall advise Broker of any revision of, or supplement to, any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

         5) Rights of Company. Company and its Affiliates may, in their respective discretion:

             a) refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

             b)  direct the marketing of its insurance products and services;

             c) review and approve all advertising referring to its insurance products and services;

             d)  underwrite all insurance policies issued by it;

             e)  cancel risks;

             f)  handle all matters involving claims and payment;

             g)  prepare all policy forms and amendments;

             h) maintain custody of, responsibility for and control of all investments; and

             i) withdraw a form of Contract from sale or change or amend a form of Contract for any reason.

         6) Amendments to Exhibits. Exhibits A and B may be amended by Company in its sole discretion from time to time, without prior notice, to delete or add Contracts. The provisions of this Agreement shall apply to such Exhibits, as they may from time to time be amended, unless the context otherwise requires. In addition, the Compensation Schedules that are part of Exhibits A and B may be amended, modified and/or replaced by Company in its sole discretion, from time to time, without prior notice.

         7) Broker's Access to Copies of Documents. During the term of this Agreement, Company shall provide Broker, as applicable and without charge, with as many copies of the Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from Company of updated copies of the Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker shall promptly discard or destroy all copies of such documents previously provided to it, except such copies as are needed for purposes of maintaining proper records. Upon termination of this Agreement, Broker shall promptly return to Company all Contract Prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts and other materials and supplies furnished by Company to Broker or to its Representatives, except for copies required for maintenance of records.

         8) Advertising Material. Subject to the provisions of Section VIII(D)(4), during the term of this Agreement, Company or its Affiliates shall be responsible for approving all promotional, sales and advertising material to be used by Broker. Company or its Affiliates shall file such materials or shall cause such materials to be filed with the SEC, NASD, and any applicable state insurance and securities regulatory authorities, as required.

     B.  Representations, Warranties, Covenants and Agreements of Broker

         1) Appointment of Broker. Broker, subject to the terms and conditions of this Agreement, hereby accepts appointment to solicit, sell and provide services to the Contracts and agrees to use its best efforts to find suitable purchasers for the Contracts. Broker represents and warrants that it shall offer Contracts only in those states where it or an Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents that are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for Contracts shall at all times be appropriately licensed under Applicable Laws and such solicitations shall be in accordance with Applicable Laws including, without limitation, the NASD Conduct Rules and all insurance replacement regulations and regulations prohibiting the rebating of commissions.

         2) Licenses and Approvals. For the sale of Variable Contracts, Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for Variable Contracts, whether alone or jointly with representatives of Company or its designee, shall at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with Applicable Laws, including without limitation, the NASD Conduct Rules and all insurance replacement regulations and regulations prohibiting the rebating of commissions.

         3) Investigations of Broker or Representative. Broker represents that neither it nor any of its Representatives is currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified Company in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its Representatives is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Broker shall notify Company of the existence and subject matter of such investigation. Broker shall further take all steps necessary to assure that no subagent of an Agency shall be appointed to solicit and procure Contracts if that subagent is prohibited by 18 U.S.C.
             (S) 1033(e) from engaging in the business of insurance. Broker further represents that it shall immediately notify Company in writing if it or any of its Representatives have any of their respective licenses, which are required under this Agreement for the solicitation, sale or provision of services to the Contracts, surrendered, removed, revoked, cancelled or suspended, whether voluntarily or involuntarily.

         4) Requirements to Solicit Applications. Commencing at such time as Company and Broker shall agree, Broker shall find suitable purchasers for the Contracts that Representatives are licensed and authorized to solicit and sell under Applicable Laws. In meeting its obligation to solicit applications for the Contracts:

             a) Broker shall use only those training, sales, advertising and promotional materials with respect to the Contracts that have been pre-approved in writing by Company for use at that time;

             b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and shall, upon a reasonable written request from Company, provide a report to Company on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

             c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant including those reasonable steps and reasonable grounds required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its Representatives.

             d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and Prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted under this Agreement are accurate, complete, compliant with the conditions herein and, in addition, for Variable Contracts are approved by a qualified registered principal of Broker as required by Applicable Laws. With respect to Variable Contracts distributed jointly by Broker and representatives of Company or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker as required by Applicable Laws.

             (e) Broker shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation activities in connection with the Contracts, and shall supervise Representatives' strict compliance with applicable laws, rules and regulations of any governmental or other insurance authorities that have jurisdiction over insurance contract activities, as well as the rules and procedures of Company pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. Broker shall conduct and be solely responsible for background investigations of its current and proposed new Representatives to determine their qualifications, good character and moral fitness to sell the Contracts and will provide the Company with copies of such investigations upon its request. Likewise, Broker hereby acknowledges and agrees that it shall be solely liable for the acts and omissions of its Representatives in the course of conducting its business.

         5) Collection of Payments. To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts may be collected by Representatives of Broker. All such initial purchase payments shall be remitted promptly in full (and in no event later than the time permitted under Applicable Laws or the rules of the
             NASD), together with any related application, forms and any other required documentation to Company or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, insurance policy, Prospectus, if appropriate, any collateral documents associated with such Contracts or as otherwise directed by Company or its Affiliates.

         6) Rejection and Return of Contracts. Company and/or its Affiliates shall have the unconditional right to reject, in whole or in part, any application for a Contract. If Company and/or its Affiliates reject an application, Company or its Affiliate, as applicable, shall promptly return any purchase payments received directly to the purchaser or to the Broker, and, in the latter case, Broker shall be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, shall be returned by Company or its Affiliate to the purchaser or to the Broker, and, in the latter case, the Broker shall be responsible for promptly returning such payments to the purchaser. Except as may otherwise be provided in Exhibits A and/or B, if a purchase payment is either refunded or returned to the purchaser, no commission shall be payable to Broker hereunder, and any commission received by

             Broker shall be returned promptly to Company or its Affiliates where applicable. Company and its Affiliates, where applicable, may, at their option, offset any such amounts against any other amounts due to Broker as referenced in V(B).

         7) Independent Contractor. With respect to the Contracts, neither Broker nor its agents, designees or Representatives is a principal, underwriter or agent of Company or its Affiliates, or any separate account of Company or its Affiliates, provided that Broker's designees, or agent's representatives may be appointed by Company and its Affiliates for the sale of the Contracts. Nothing contained in this Agreement shall be construed (a) to create any relationship, partnership, employment or joint venture between or among Company or any Affiliate of Company and Broker or its agents or Representatives other than that of independent contractors, or
             (b) to alter any relationship between or among Company or any Affiliate of Company and Broker or its agents or Representatives that may otherwise exist on and as of the Effective Date. Except as expressly set forth herein, each party shall be solely responsible for the respective fees, costs and expenses incurred in connection with the operation of its business and the fulfillment of its obligations hereunder. With respect to the Contracts, neither Broker nor its agents, designees or Representatives shall (a) hold themselves out to be employees of Company in any dealings with the public, (b) alter or amend any Contract or form related to a Contract, (c) adjust or settle any claim or commit Company with respect thereto, (d) expend or contract for the expenditure of funds on behalf of Company or its Affiliates, or (e) assume or create any obligation or responsibility, express or implied, on behalf of Company or bind Company in any manner except as expressly permitted hereunder.

         8) Promotional Materials. Any material Broker develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to Company, its Affiliates or the Contracts, shall not be used without the prior written consent of Company.

         9) Payment of Commissions. Broker represents and covenants, that to the extent required by Applicable Laws, that no commissions, or portions thereof, or other compensation for the sale of the Contracts, shall be paid to any person or entity that is not duly licensed and appointed by Company or its Affiliates as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts.

         10) Contract Disclosures. Neither Broker nor any of its Representatives, are authorized by Company or its Affiliates to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Contract, policy, Prospectus, or solicitation material authorized for use in writing by Company or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, Prospectus or solicitation material of the Contracts.

         11) Instructions by Representative. Broker and Agency shall be solely responsible for the accuracy and propriety of any instruction given or action taken by a Representative on behalf of an owner or prospective owner of a Contract. Company shall have no responsibility or liability for any action taken or omitted by it in good faith in reliance on or by acceptance of such an instruction or action.

         12) Forms. Broker shall use Company forms or prepare any forms necessary to comply with Applicable Laws or as otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for other insurance or annuity products, and Broker shall send prepared forms to Company or the appropriate Affiliate. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker shall transmit or cause to be transmitted such information in writing to Company or the appropriate Affiliate. Broker shall further notify Company or the appropriate Affiliates in writing when sales of the Contracts are replacement contracts, as defined by the Company. Such notification shall not be later than the time that Broker submits applications for such Contracts to Company or the appropriate Affiliate.

         13) Furnishing of Information. To the extent permitted by Applicable Laws, Broker shall furnish Company and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by Company or an appropriate regulatory authority in order to ascertain whether the operations of Company or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

         14) Authority. Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it shall not impair any other of its contractual obligations.

         15) Insurance Coverage.

             a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a bonding company acceptable by Company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of Company or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules and future amendments thereto. Broker shall provide Company with satisfactory evidence of said bond upon Company's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to Company, for itself or on behalf of its Affiliates, as their interests may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

             b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, an Agency, representatives and agents, including Representatives, in such amounts and scope of coverage as are acceptable to Company in its sole discretion. If such insurance plan terminates for any reason during the term of this Agreement, Broker shall immediately notify Company in writing of such termination. If requested by Company, Broker shall provide evidence of coverage under an insurance policy satisfactory to Company, in its sole discretion, showing the amount and scope of coverage provided.

             c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance referred to in subsections (a) and (b) above.

             d) Company's Interest. All policies of liability insurance maintained hereunder shall name Company as an additional insured. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be cancelled, reduced in coverage or otherwise modified without at least thirty (30) days prior written notice to Company, except for failure to pay any premium, in which case said policy of insurance shall provide for at least ten (10) days prior written notice prior to said policy being cancelled or otherwise modified. Broker shall upon the request of Company at any time furnish to Company updated certificates or other evidence of insurance acceptable to Company, in its reasonable discretion.

         16) Agency Distribution of Variable Contracts. In such cases in which Broker intends to distribute the Variable Contracts in association with an Agency, Broker further makes the following representations on its behalf and on behalf of that Agency:

             a) Broker shall operate and be responsible for all securities-related services arising from the offer, sale and/or servicing by Representatives of the Variable Contracts;

             b) Agency shall engage in the offer or sale of Variable Contracts only through persons who are Representatives of the Broker. Unregistered employees, agents or others shall not engage in any securities activities or receive any compensation based on transactions in securities or the provision of securities advice;

             c) Broker shall be responsible for the education, training, supervision and control of its Representatives, as required under the 1934 Act and other Applicable Laws, including, but not limited to, principal review, approval of all sales literature and advertisements, periodic compliance audits and maintaining the ability to appoint and terminate registered persons;

             d) Representatives shall be licensed under the insurance laws of the states in which they do business and shall be appointed agents by Agency for which the Representatives may solicit applications in connection with the offer and sale of Variable Contracts;

             e) Broker and/or Agency, as applicable, shall maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records shall be maintained and preserved in conformity with the requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and shall at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD and other appropriate regulatory authorities; and

             f) All premiums derived from the sale of the Variable Contracts shall be made payable to and sent directly to Company or the appropriate Affiliate, or shall be sent by purchasers to the Broker for timely forwarding to Company or the appropriate Affiliate. Agency shall not receive, accumulate or maintain custody of premium payments.

         17) Agency Distribution of Fixed Contracts. In cases in which Broker intends to distribute Fixed Contracts through an Agency, before a subagent is permitted to solicit Contracts, Broker or that Agency shall have entered into a written agreement with the subagent pursuant to which the subagent: (a) is authorized to deliver policies only upon the payment to Company or the appropriate Affiliate, or Broker of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (b) shall promptly remit to the Broker or the Agency all funds collected on Company's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to that Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of Company or its Affiliates; and (d) agrees to Company's right to offset from any compensation due the subagent any indebtedness due from the subagent to Company or its Affiliates and to chargeback compensation under Company's or its Affiliates' rules. The Broker shall promptly remit to Company all funds collected on behalf of Company or its Affiliates.

         18) Policies and Procedures. Broker shall comply with the policies and procedures of Company and its Affiliates with respect to the solicitation, sales and administration of the Contracts and services that Broker and Representatives are authorized to sell and service under this Agreement, including, but not limited to, privacy policies and procedures, as set forth in this Agreement, as they may be amended, modified and/or replaced, and as they may be provided to Broker by Company or its Affiliates from time to time.

         19) Prohibited Solicitation With Policyholders. For a period of 12 months after termination of this Agreement, Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not, directly or indirectly, contact the policyholders of Company or its Affiliates for the purpose of inducing any such policyholders to lapse, cancel, fail to renew or replace any Contract. If Company, in its sole discretion, determines that Broker, its Representatives or an Agency has engaged in such prohibited activity, then Company shall have the right to declare the Broker's or the Agency's claims for compensation or any other benefit under this Agreement to be forfeited and void. Company, on behalf of itself and its Affiliates, may also pursue all remedies, whether at law or in equity, including injunctive relief and/or damages, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from Broker or an Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees, court costs and expenses.

         20) Market Timing. Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not, (a) solicit, offer or sell Variable Contracts in connection with or to facilitate any program, plan or arrangement involving market timing transactions in underlying mutual funds within Variable Contracts, or (b) take any other actions that would promote, encourage or facilitate market timing transactions in the underlying mutual funds within Variable Contracts. Notwithstanding the foregoing, Broker and its Representatives may provide incidental services in the form of guidance to applicants and owners of Variable Contracts regarding the allocation of premium and Variable Contract value, provided that such services are
             (a) solely incidental to Broker's activities in connection with the sales of the Variable Contracts, (b) subject to the supervision and control of Broker, (c) furnished in accordance with any rules and procedures that may be prescribed by Company, and (d) not promoting, encouraging or facilitating market timing transactions in the underlying mutual funds within Variable Contracts.

     III.Principles of Ethical Market Conduct

         As a member of the Insurance Marketplace Standards Association ("IMSA"), Company expects that the Broker, Representatives, Agency and its subagents shall abide by the principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. Broker shall furnish information, documentation and reports to Company as Company may reasonably request to permit Company to ascertain whether Broker is conducting its operations in accordance with the principles of ethical market conduct as set forth in this
         Section III.

     IV. Compliance With Applicable Laws

         Company and Broker shall comply with all applicable state and federal statutes, laws, rules and regulations, including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations ("Applicable Laws"). Applicable Laws include, without limitation, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies (e.g. state insurance departments, the SEC, the NASD), consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement. The compliance obligations, also includes, but are not limited to the following:

         A. Anti-Money Laundering. Company and Broker shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the "Patriot Act"), its implementing regulations, and related SEC and Self-Regulatory Organization rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers and to implement an anti-money laundering compliance program. As required by the Patriot Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

         B. Customer Identification Program. Broker certifies, and shall certify to Company or its Affiliates, where applicable, annually hereafter, that it has established and implemented a customer identification program, in compliance with Applicable Laws, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker shall verify the identity of each customer that it introduces to Company, whether through documentary or non-documentary means, and hereby acknowledges that Company shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Patriot Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Patriot Act.

         C. Insurance Replacement. Broker certifies on behalf of itself, its Representatives and an Agency that it shall adhere to all applicable SEC, NASD, federal and state statutes, laws, rules and regulations regarding insurance replacement before it receives or solicits any applications for Contracts.

     V.  Compensation

         A. Payment Under Compensation Schedules. Company shall pay Broker or an Agency, as applicable, compensation for the sale of each Contract sold by a Representative of Broker as set forth in the then applicable Compensation Schedules that are part of Exhibits A and B, as such Compensation Schedules may be from time to time amended, modified and/or replaced in Company's sole discretion. Company shall use commercially reasonable efforts to provide prior notice of changes to the Compensation Schedules. Company shall identify to Broker or an Agency, as applicable, with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker or an Agency, as applicable, shall be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, Company shall have no obligation to any of the employees, agents or Representatives of Broker or an Agency for the payment of any compensation. Any amendment to Exhibits A or B shall be applicable to any Contract for which any application or premium is received by Company on or after the effective date of such amendment. Company, however, reserves the right to amend (i) Exhibits A and/or B with respect to subsequent premiums and renewal commissions, and (ii) such Exhibits pursuant to this subsection even after termination of this Agreement.

         B. Offset. Company may at any time offset against any compensation payable to (1) Broker, an Agency or their respective successors or assigns, any indebtedness however or wherever incurred due from the Broker or an Agency to Company or its Affiliates, and (2) the subagents of any Agency or their successors or assigns any indebtedness however or wherever incurred due from Broker, an Agency or a subagent to Company or its Affiliates. Nothing contained herein shall be construed as giving Broker, an Agency or Representative the right to incur any indebtedness on behalf of Company or its Affiliates. Company shall have, and is hereby granted, a first lien on any and all compensation payable under this Agreement as security for the payment of any and all remaining indebtedness of Broker to Company or its Affiliates arising under this Agreement and not offset as provided herein. The right of Broker, or any person claiming through Broker, to receive any compensation provided by this Agreement shall be subordinate to the right of Company to offset such compensation against any such indebtedness of the Broker, an Agency, a subagent or a Representative to Company or its Affiliates.

         C. No Withholding of Premiums. Neither Broker nor any of its Representatives shall withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of compensation or otherwise.

         D. Compensation Not Payable. No compensation shall be payable, and any compensation already paid shall be returned to Company immediately on request, under each of the following conditions:

         1) if Company or its Affiliates, in their sole discretion, determine not to issue the Contract applied for;

         2) if Company or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege;

         3) if Company or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that Company and its Affiliates have sole discretion to refund premiums paid by applicants; or

         4) if Company or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

         E. Compensation and Termination of Agreement. Company shall pay the compensation to Broker or an Agency, as applicable, for Contracts credited prior to the termination date of this Agreement, as set forth in the then applicable Compensation Schedules that are part of Exhibits A and B. Such compensation shall be payable when the premium is due and paid to Company, subject to the provisions of this Agreement and the then applicable Compensation Schedule.

         F. Company Payment of Compensation; Discharge of Obligation. Broker, on its behalf and on behalf of each Agency, hereby agrees and acknowledges that compensation attributable to the sale of any Contract issued by an Affiliate of Company may be payable directly by Company, in its discretion, to Broker or an Agency, where permitted, and not by the Affiliate. Broker, on its behalf and on behalf of each Agency, further agrees and acknowledges that such payment of compensation by Company attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. Such payment of compensation shall not affect the right of offset or chargeback as referred to in Sections V(B) and V(D) of this Agreement, or such other compensation rules as may be set forth in this Agreement, the Compensation Schedules or the rules of Company or its Affiliates.

         G. Violation of Applicable Laws. Company shall not be obligated to pay any compensation that would violate any Applicable Laws of any jurisdiction, anything in this Agreement notwithstanding.

         H. Expenses. Unless otherwise agreed to by Company, Broker, either directly or by reimbursing Company on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

         I. Replacements. In addition to the conditions and limitations elsewhere contained in this Agreement and the Compensation Schedules, no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by Applicable Laws or Company's or its Affiliates' rules on replacement transactions. Specific replacement or switching rules of each applicable Affiliate are described on Exhibit C which is attached hereto and incorporated herein by reference, which Exhibit may be from time to time amended, modified and/or replaced in Company's sole discretion.

         J. Conflict. In the event that anything contained in this Section V conflicts with the terms of the compensation described in the Compensation Schedules, the terms contained in the applicable Compensation Schedules shall prevail.

     VI. Complaints and Investigations

         A. Customer Complaints. Both the Broker and Company shall investigate any customer complaint in connection with the Contracts. The term "customer complaint" shall mean an oral or written communication either directly from the purchaser of or applicant for a Contract covered by this Agreement or his legal representative, or indirectly from a regulatory agency to which he or his legal representative has expressed a grievance.

         B. Cooperation. Broker and Company shall cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale and/or servicing of the Contracts. This cooperation shall include, but is not limited to, each party promptly to the other of the receipt of notice of any such investigation or proceeding, and forwarding to the other a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, Broker and Company shall promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request.

         C. Right to Settle. Company reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively, if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or Representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with Company and Company, on behalf of itself, settles the matter, Broker shall indemnify, defend and hold harmless Company from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other person or entity made in connection with such matter.

     VII. Records and Administration

         A. Delivery of Contracts. Unless otherwise requested by Broker and agreed to by Company, once a Contract has been issued, it shall be delivered to Broker and, after being reviewed by Broker, shall be timely delivered by Broker to the purchaser, accompanied by any documents required to be delivered by Applicable Laws and any additional documents deemed appropriate. Company shall confirm or cause to be confirmed to customers all Contract transactions, to the extent required by Applicable Laws, and shall administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Consistent with its administrative procedures, Company shall assume, and shall rely on the assumption, that a Contract it, or its Affiliates, issues shall be promptly delivered by Broker to the purchaser of such Contract. As a result, if a purchaser exercises a "free look" right under such Contract, Broker shall indemnify Company for any loss Company incurs resulting from Broker's failure promptly to deliver such Contract to its purchaser.

         B. Books and Records. Broker shall maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, as such rules may be amended, succeeded or replaced, except to the extent that Company may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by Company as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. Nothing contained herein shall be construed to affect Company's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. Company and Broker shall each retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder, and by any other Applicable Laws, as Confidential Information as described in Section VIII(D) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. Nothing contained herein, however, shall be deemed to interfere with any document, record or other information which, by law, is a matter of public record.

    VIII._Privacy Information

     A.  Proprietary Information

            Any and all account records developed by Company or its Affiliates, or provided to Company or its Affiliates by Broker or Broker's Affiliates, including but not limited to customer files, sales aids, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of Company or its Affiliates. Such proprietary information and materials shall be treated as Nonpublic Personal Information and/or Confidential Information (as hereafter defined in Section VIII(D)), as appropriate, pursuant to Sections VIII(A), (B), (C) and (D) of this Agreement.

            Except as otherwise required by Applicable Laws, any and all proprietary information and material developed and provided by Company and its Affiliates shall be returned to Company (including all copies made by the Broker or its Affiliates) upon termination of this Agreement. Any materials developed by the Broker or its Affiliates in support of the marketing, sales, advertising or training related to Company or its Contracts shall be destroyed upon the termination of this Agreement.

     B.  Receipt of Customer Nonpublic Personal Information by Company from
         Broker

         1) Confidentiality. Company and its Affiliates shall treat all Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of Company or any of its Affiliates other than by reason of the services provided by Broker under this Agreement.

         2) Right to Disclose. Notwithstanding the foregoing, Company and its Affiliates shall have the right to use or disclose such Nonpublic Personal Information: (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of Company's or its Affiliates' audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business (for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement); (d) as authorized by such customer; or (e) to protect against or prevent fraud.

         3) Offering Products Outside Agreement. Company and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target those customers, and such marketing, offering, selling or distributing by Company and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.  Treatment of Nonpublic Personal Information Disclosed by Company to
         Broker

         Broker shall treat Nonpublic Personal Information regarding Broker's customers provided to it by Company or its Affiliates under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by Company or its Affiliates to the extent permitted by Applicable Laws and Company's or its Affiliates' privacy policy(ies) (for example, to comply with Applicable Laws or requests of regulators) in connection with Broker's audit procedures, as authorized by such customers or to protect against or prevent fraud.

     D.  Confidential Information

         1) Disclosure of Confidential Information. Company and Broker and their respective Affiliates shall maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement and shall use such Confidential Information solely for the purposes contemplated by this Agreement. Except as otherwise provided in Sections VIII(A), VIII(B) and VIII(C), neither Company, nor Broker and their respective Affiliates shall disclose any Confidential Information that is covered by this Agreement to any person or entity other than to their respective employees, representatives or agents who need to know such Confidential Information for the performance of their work, unless authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or Applicable Laws. "Confidential Information" means: (a) any information that this Agreement specifies shall be treated as "Confidential Information" under this Section VIII; (b) Nonpublic Personal Information; (c) information required to be treated as confidential under Applicable Laws; and (d) any information of Broker and its Affiliates that is disclosed by Broker or its Affiliates to Company or its Affiliates through the course of business during the term of this Agreement, or any information of Company and its Affiliates that is disclosed by Company or its Affiliates to Broker or its Affiliates through the course of business during the term of this Agreement, including but not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems, in each such case if such information is clearly identified as and marked "CONFIDENTIAL" by the disclosing party. Notwithstanding the foregoing, "Confidential Information" does not include (a) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (b) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or
             (c) information that the disclosing party consents in writing that the receiving party may disclose.

         2) Right to Disclose; No Liability. The disclosing party warrants that it has the right to provide access to, disclose and use the Confidential Information to be provided hereunder. The receiving party shall not be liable to the disclosing party for:

             a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that:
                 (i) it uses the same degree of care in safeguarding such information as it uses for its own information of like importance; (ii) it has complied with Applicable Laws; and (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication or dissemination; or

             b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

         3) Independent Development. Any similarity between the Confidential Information and any other information, regardless of medium, whether oral or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity, in each case without violating the provisions hereof, shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

         4) No Representation. Neither the disclosing party nor any of its employees, representatives or designees has made or makes any representation or warranty as to the accuracy or completeness of the Confidential Information, including but not limited to, any promotional, sales or advertising material provided or approved by Company or its Affiliates to be used by Broker.

     E.  Protected Health Information or PHI

            To the extent that Broker or its Affiliates or their respective Representatives receive, create, have access to or use PHI, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through Company or any of its Affiliates, in accordance with the requirements of HIPAA, Broker shall:

         1) Not use or disclose PHI except (a) to perform functions, activities or services for, or on behalf of, Company or its Affiliates as specified in this Agreement and consistent with Applicable Laws, or (b) to the extent that such use or disclosure is required by Applicable Laws. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law;

         2) Use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement;

         3) Promptly report to Company any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement;

         4) Ensure that any third party with whom Broker contracts or who is hired by Broker and who may, under that arrangement, receive or have access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement;

         5) Within 15 days of Company's request, provide Company with any PHI or information relating to PHI as deemed necessary by Company to provide individuals with access to, amendment of and an accounting of disclosures of their PHI;

         6) Make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his request to determine Company's, or one of its Affiliate's, compliance with HIPAA; and

         7) Upon termination of this Agreement and in accordance with Company's instructions, either return or destroy all PHI Broker maintains in any form, and retain no copies. If Company agrees that such return or destruction is not feasible, Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI shall be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed not feasible if prohibited by the terms of the Agreement or by Applicable Laws, including record retention requirements of the various applicable state insurance laws.

     IX. Indemnification

         A. Indemnification Provisions Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

            1) Company Indemnification. Company shall indemnify, defend and hold harmless Broker from any and all losses, claims, judgments, fines, penalties, damages, liabilities or amounts paid in a settlement consented to by the Company (or any actions or threatened actions in respect of any of the foregoing) (collectively, the "Claims"), to which Broker may become subject, insofar as such Claims: (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by Company for any of the Contracts; or (b) arise out of or result from any breach of any representation or warranty, covenant, agreement obligation or undertaking in this Agreement by Company or by any person or entity acting on behalf of or under the control of Company. Company shall further reimburse Broker for any legal fees or other expenses actually and reasonably incurred by it in connection with investigating, defending, being a witness in or participating in (including an appeal) any Claim for which indemnification is provided hereunder. Notwithstanding anything contained herein to the contrary, Company shall not indemnify, defend or hold harmless Broker against any Claim: (a) to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker or any of its Affiliates or any of their respective agents, Representatives, officers, directors or employees when referring to or explaining a Prospectus, Registration Statement or any other sales or offering materials;
            (b) where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus(es), any statement of additional information, if required or requested, and any supplements or amendments to either furnished to Broker by Company or its Affiliates; or (c) if a judgment or other final adjudication adverse to the Broker establishes that Broker's acts were committed in bad faith, were the result of active and deliberate dishonesty, were the result of willful misconduct or gross negligence, or the Broker gained, in fact, a financial profit or other advantage to which Broker was not legally entitled. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Broker and any of its Affiliates, and the foregoing exclusions from indemnification shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Company and any of its Affiliates.

            2) Broker Indemnification. Broker shall indemnify, defend and hold harmless Company and its Affiliates against any Claims to which Company or its Affiliates may become subject, insofar as such
            Claims: (a) result from Company improperly paying any compensation under this Agreement; (b) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, trustees, Representatives, officers or directors, including but not limited to improper or unlawful sales practices, any untrue statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements and any oral or written misrepresentations; or (c) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker, its Representatives, or by any other person or entity acting on behalf of or under the control of Broker. Broker shall further reimburse Company and its Affiliates for any legal fees or other expenses actually and reasonably incurred by them in connection with investigating, defending, being witness in or participating in (including an appeal) any Claim for which indemnification is provided hereunder. Notwithstanding anything contained herein to the contrary, Broker shall not indemnify, defend or hold harmless Company and its Affiliates if an improper payment of any compensation under this Agreement or a judgment or other final adjudication adverse to Company or its Affiliates establishes that Company's or its Affiliates' acts were committed in bad faith, were the result of active and deliberate dishonesty, were the result of willful misconduct or gross negligence, or Company or its Affiliates gained, in fact, a financial profit or other advantage to which Company or its Affiliates were not legally entitled. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Company and its Affiliates, and the foregoing exclusions from indemnification shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee, officer, agent and employee of Broker and its Affiliates.

         B. Notice Promptly after receipt by an indemnified party (the "Indemnitee") of notice of the commencement of any action, such Indemnitee shall, if a Claim in respect thereof is to be made against the indemnifying party (the "Indemnitor"), notify the Indemnitor in writing of the commencement thereof; but the omission to notify the Indemnitor shall not relieve the Indemnitor from any liability which the Indemnitor may otherwise have to any Indemnitee.

         C. Partial Indemnification In the event a party is entitled to indemnification under this Agreement for some or a portion of Claims, but not, however, for all of the total amount thereof (as finally determined in an action for which indemnification is permitted hereunder), then the Indemnitor shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

         D. Conduct of Defense With respect to any Claim as to which an Indemnitee notifies an Indemnitor of the commencement thereof:

             1) Participation. Indemnitee shall be entitled to participate therein at the Indemnitee's own expense; and

             2) Assumption of Defense. Except as otherwise provided below, to the extent that the Indemnitor may wish, Indemnitor shall be entitled to assume the defense thereof, with counsel selected by Indemnitor. After notice from Indemnitor to Indemnitee of the Indemnitor's election to assume the defense thereof, Indemnitor shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in matters giving rise to such Claim, but the fees and expenses of such counsel incurred after notice from Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by Indemnitor in writing,
          (b) Indemnitee's counsel shall have reasonably concluded that there may likely be a conflict of interest between Indemnitor and Indemnitee in the conduct of the defense of matters giving rise to such Claim, or (c) Indemnitor shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be at the expense of Indemnitor. Indemnitor shall not be entitled to assume the defense of any Claim brought by or on behalf of Indemnitor; and

             3) Settlement. Indemnitor shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without Indemnitor's written consent. Indemnitor shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee shall not unreasonably delay or withhold its consent to any proposed settlement.

         E. Subrogation In the event of any indemnification payment under this Agreement, Indemnitor shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Indemnitor to effectively bring suit to enforce such rights.

         F. Receipt of Payment Anything to the contrary notwithstanding, Indemnitor shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment of the amounts otherwise indemnifiable hereunder.

         G. Provisions Not to Control Notwithstanding anything in this Section IX to the contrary, the terms and provisions of Section VI(C) shall control in the event of any conflict or alleged conflict with this
         Section IX.

     X.  General Provisions

     A.  Term and Termination

         1) Term. This Agreement shall continue in force for a term of one year from the Effective Date and thereafter shall automatically be renewed each year for a further one-year period, unless otherwise terminated pursuant to Section X(A)(2) of this Agreement.

         2)  Termination. This Agreement shall terminate immediately upon
             (a) Company or Broker ceasing to be a registered broker-dealer or a member of the NASD or, (b) the termination of the legal existence of Broker or an Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or an Agency is no longer licensed under Applicable Laws to solicit and procure applications for Contracts, unless that Broker or Agency notifies the Company in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the Company or, (c) Company or Broker unilaterally terminating this Agreement with or without cause upon thirty
             (30) days' prior notice of termination to the other party.

         3) Continuing Obligations. Upon termination of this Agreement, all agreements, authorizations, rights and obligations shall cease except (a) those contained in Sections II(B)(19), V(A), VI, VIII, IX, X(D), X(E), X(F), X(J), X(K), and X(S) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act or other Applicable Laws, Broker shall return to Company, within 30 days after the effective date of termination, any and all records in its possession which have been specifically maintained in connection with Company's operations related to the Contracts.

     B.  Assignability

        This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that Company may assign this Agreement to any of its Affiliates at any time without notice or consent. Any purported assignment in violation of this Section shall be void.

     C.  Amendments

        No oral promises or representations shall be binding nor shall this Agreement be modified except by an agreement in writing that expressly refers to this Agreement and that has been executed on behalf of the parties by a duly authorized officer of each of them. Notwithstanding the foregoing, Company has the right to amend, modify and /or replace Exhibits A and/or B at any time, to be effective as Company may direct, in its sole discretion and without prior notice.

     D.  Notices

        Any notice or consent required by this Agreement shall be in writing and either (i) mailed by certified or registered mail, postage-prepaid, return receipt requested, or (ii) sent by telefacsimile transmission and followed by delivery via First Class U.S. mail, to such party at its address and facsimile number set forth on the signature page below or to such other address and/or facsimile number as such party may designate by notice given in accordance herewith. Such notices or consents shall be deemed duly delivered upon the date earlier of (i) two (2) Business Days after having been deposited in the United States mail as hereinbefore set forth, or (ii) upon sender's production of electronic confirmation of transmission by telefacsimile. As used herein, the term "Business Day" means each day of the week other than Saturdays, Sundays or federal legal holidays.

     E.  Arbitration

         1) When Arbitration Required. All disputes and differences between the parties, other than those seeking injunctive relief or a restraining order under this Agreement must be decided by arbitration, in accordance with the rules of arbitration of the NASD, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by Applicable Laws.

         2) Initiation of Arbitration. Either party may initiate arbitration by providing written notification to the other party ("Arbitration Demand"). Such Arbitration Demand shall set forth (a) a brief statement of the issue(s), and (b) the failure of the parties to reach agreement.

         3)  Arbitration Panel. The arbitration panel shall consist of three
             (3) arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and/or securities companies other than the parties or their affiliates.

         4) Selection of Arbitrators. Each party shall select an arbitrator within thirty (30) days from the date of the Arbitration Demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has timely appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator shall be appointed on its behalf. The two
             (2) arbitrators shall select the third arbitrator within thirty
             (30) days of the appointment of the second arbitrator. If the two
             (2) arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two (2) names chosen by drawing lots.

         5) Procedure. The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

         6) Rules; Place for Meetings; Majority Vote. To the extent permitted under the NASD rules of arbitration, the arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings shall be held in New York City, New York, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

         7) Decision Final. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

         8) Fees and Expenses. Unless the arbitrators shall provide otherwise, each party shall be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and
             (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators.

     F.  Governing Law; Venue; Jurisdiction

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to New York choice of law provisions.

     G.  Entire Understanding

        This Agreement and the Exhibits and Schedules referenced and incorporated herein constitute the complete understanding of the parties and supersede in their entirety any and all prior agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

     H.  No Third Party Beneficiaries

        Company's and Broker's respective Affiliates shall each be third party beneficiaries of this Agreement, entitled to enforce the provisions hereof as if they were parties to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity who or which is not a party to this Agreement.

     I.  Non-exclusivity

        Broker, on its behalf and on behalf of each Agency, agrees that no territory or product is assigned exclusively hereunder and that Company and its Affiliates reserve the right in their discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder. Broker's relationship with Company is non-exclusive, and Broker is free to sell or solicit insurance and other products issued or sold by other companies.

     J.  No Hire

        For purposes of this Sub-section J only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore, Broker for itself and for each Agency on the one hand (for purposes of this Sub-section J, "Selling Group"), and Company on the other hand, agree that while an agent maintains his/her affiliation with each and for twelve (12) months after such agent's termination of the affiliation for any reason:

         1) Selling Group shall not in any way, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice, hire, employ or endeavor to employ or associate with for business purposes any agent of Company. In addition Selling Group acknowledges that Company's agents hold important contractual and business relationships with Company and Selling Group shall not (a) interfere in any way with the relationships, contractual or otherwise, between Company and Company's agents, or
             (b) induce or encourage, or attempt to induce or encourage, any agent of Company to terminate or change his/her relationship with Company.

         2) Company shall not in any way, directly or indirectly, for its own behalf or on behalf of any other person or entity, solicit, entice, hire, employ or endeavor to employ or associate with for business purposes any agent of Selling Group. In addition Company acknowledges that Selling Group's agents hold important contractual and business relationships with Selling Group and Company shall not (a) interfere in any way with the relationships, contractual or otherwise, between Selling Group and Selling Group's agents, or (b) induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/her relationship with Selling Group.

     K.  Waiver

        The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision or any other provision of this Agreement.

     L.  Counterparts; Facsimile Signatures

        This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. A signature transmitted by facsimile machine or telecopier shall be deemed to be an original signature hereunder.

     M.  Severability

        If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

     N.  Headings

        The various section headings used in this Agreement are for convenience of reference only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

     O.  Further Assurances

        Each of the parties shall from time to time at the reasonable request of the other party and without further cost or expense to such other party, execute and deliver or cause to be executed and delivered such other instruments and take such other related action, as may be necessary, to more effectively consummate the terms and provisions of this Agreement.

     P.  Construction

        Whenever the singular number is used in this Agreement and when required by the context, the same shall include plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     Q.  Recitals

        The Recitals set forth in this Agreement are hereby deemed to be material provisions of this Agreement and are hereby incorporated into and made a part of this Agreement.

     R.  Representation by Counsel

        All parties hereto have been represented or have had the opportunity to be represented by counsel in connection with the negotiation and preparation of this Agreement. Therefore, this Agreement shall be construed without regard to any presumption against the party drafting the same.

     S.  Trademarks

        Neither party may use the other party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

         1) Permission not Implied. Nothing in this Agreement shall be construed as prior written consent to permit (i) any party to use the Marks of the other party, or (ii) any other individual or entity to use the Marks of any party.

         2) UFS. Nothing contained in this Agreement shall be construed as conferring upon Broker or Representatives any right to use or refer to in advertising, publicity, promotion, marketing or other activities, any Marks, or any other designation or likeness of any of the Peanuts(R) characters or any other character licensed by United Feature Syndicate (including any contraction, abbreviation or simulation of any kind of the foregoing) without prior express permission from United Feature Syndicate, which Broker and Representatives must obtain through Company.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

"COMPANY"
METROPOLITAN LIFE INSURANCE
COMPANY

By
        --------------------------

----------------------------------
Print Name & Title

Date
        --------------------------

Address:
----------------------------------
----------------------------------
----------------------------------
Fax #:
        --------------------------

"BROKER"

(double left angle quote)BDName(double right angle quote)

By
        --------------------------

----------------------------------
Print Name & Title

Date
        --------------------------

Address:
----------------------------------
----------------------------------
----------------------------------
Fax #:
        --------------------------

EXHIBIT A

Schedule of Variable Product and Compensation

                                                              [LOGO] MetLife(R)

          Group Variable Universal Life (GVUL) Commission Arrangement

MetLife offers commission arrangements tailored to the needs of the broker*. There are several payout formulas to choose from as well as the flexibility to exchange renewal commissions for additional compensation in the first year.

Commission arrangement (payments to broker/dealer)

Option               First Year Commission                             + Renewal Commission**
------ -------------------------------------------------  -------------------------------------------------

  1    18% of cost of insurance + 1% of investment        3% of cost of insurance + 1 of investment
       premium, administration fee and load               premium, administration fee and load
                                                          or 3% of cost of insurance + 25 basis points of
                                                          average cash value

  2    5% of cost of insurance + 1% of investment         5% of cost of insurance + 1 of investment
       premium, administration fee and load               premium, administration fee and load
                                                          or 5% of cost of insurance + 25 basis points of
                                                          average cash value

  3    10% of cost of insurance + 1% of investment        10% of cost of insurance + 1 of investment
       premium, administration fee and load               premium, administration fee and load
                                                          or 10% of cost of insurance + 25 basis points of
                                                          average cash value

  4    15% of cost of insurance + 1% of investment        15% of cost of insurance + 1 of investment
       premium, administration fee and load               premium, administration fee and load
                                                          or 15% of cost of insurance + 25 basis points of
                                                          average cash value

* Compensation described in this Summary is only available to entities that have executed selling agreements with Metropolitan Life Insurance Company for the sale of GVUL. To the extent that there is any conflict or inconsistency between this Summary and such selling agreement, the terms of the selling agreement will govern.

** Renewal commission in excess of cost of insurance (either 1% or 25 basis points) can be exchanged for 20% of first year regularly scheduled premiums (excluding 1035 exchange and single deposits, which will be paid at 2%) in excess of the cost of insurance premium. Under this arrangement, the 1% first year commission applies only to administrative fees and loads.

                          FOR BROKER/DEALER USE ONLY

                             Ex. C - Page 1 of 22

EXHIBIT B

Schedule of Fixed Product and Compensation

                             Ex. C - Page 2 of 22

EXHIBIT C

                             METLIFE'S ENTERPRISE

                           REWRITTEN BUSINESS (RWB)

                                     RULES

                            Effective June 1, 2002

                             (Revised May 9, 2003)

                               TABLE OF CONTENTS

Guiding Principles, Suitability, & Application of the Rules...........  Page 4

Key Terms & Definitions as Applied to Rewritten Business Rules........  Page 6

Rules for Money Coming into a New Life Policy.........................  Page 7

Rules for Money Coming into a New Annuity............................. Page 10

Rules for Money Coming into a New Mutual Fund/WRAP.................... Page 11

Additional Rules That Apply........................................... Page 12

Examples.............................................................. Page 14

                             Ex. C - Page 3 of 22

                   GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

     1. Support suitable change that is driven by the best interest and needs of the customer.

     2. Enterprise Consistency - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

     3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

     4. Fairness - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                         SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

   . The recommendation should be supported by a thorough fact-find and needs analysis.

   . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

   . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

   . The pros and cons of the proposed transaction should be discussed completely with the customer.

   . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                             Ex. C - Page 4 of 22

                  WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up all or part of the benefit provided by an Existing Product (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

   .   When an Existing Product is rewritten by New Product; or

   . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

   . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For Protection Products, and Investment Products, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

                             Ex. C - Page 5 of 22

        KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

Existing Product or Product Being Rewritten is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

New Product is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

New Premium or New Deposit is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

Old Premium Level is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

Old Money is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

New Money is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

Rewritten Business Window is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For Protection Products, the Rewritten Business Window is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For Investment Products, the Rewritten Business Window is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

                             Ex. C - Page 6 of 22

                 RULES FOR MONEY COMING INTO A NEW LIFE POLICY

Permanent to Permanent / Term to Term / Permanent to Term Life

Full First-Year Commissions will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

   . Partial First-Year Commissions will be paid on premium dollars in the New Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

   . For Existing Term insurance sold after 01/01/2001. When existing term insurance that was sold after 01/01/2001 is replaced by a new term policy, the "Up to Old Premium Level" percentages in the table above would be doubled.

   . Premium Doubling Rule. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR) will be commissioned based on the above table.

   . Normal Renewals will be paid based on published schedules of renewals for the New Policy being written.

   . A Persistency Adjustment will apply to offset the "lapse" of the Old Product that is being rewritten under the Traditional Life Persistency
       (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

   .   No Commissions are paid for "Saving" cases.

                             Ex. C - Page 7 of 22

   . Term Insurance receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

                             Ex. C - Page 8 of 22

Term to Permanent

   . Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

Annuities/Mutual Fund/WRAP Account to Life

Full first-year commissions will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, except for Annuities with surrender/withdrawal charges.

                             Ex. C - Page 9 of 22

                   RULES FOR MONEY COMING INTO A NEW ANNUITY

Fixed to Fixed Annuity / Fixed to Variable Annuity / Variable to Fixed Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   One-half of the normal first-year commission will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

..   No Commissions will be paid on the Old Money included within the New
    Deposit if a surrender/withdrawal charge was assessed on the old contract.

Variable Annuity to Variable Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   No Commissions will be paid on any Old Money included within the New
    Deposit.

Mutual Fund or WRAP Account to Fixed or Variable Annuity

..   Full commissions will be paid on all money being deposited.

Permanent Life Insurance to Fixed or Variable Annuity

..   Full commissions will be paid on New Money included within the New Deposit.

..   Full first-year commission will be paid on Old Money included within the
    New Deposit if the life insurance policy has been in force at least 10 years.

..   No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Special Rules Applicable to Annuities

..   No commissions will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

..   Stretch/ Decedent IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, no commissions will be paid or credited.

..   Annuitization. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

..   Spousal Transfers. If the spouse is the primary beneficiary of the annuity death claim, and he elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

                             Ex. C - Page 10 of 22

              RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP

One Mutual Fund Family/WRAP to Another Mutual Fund Family/WRAP

..   Full first-year commissions will be paid, provided a properly executed
    "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his manager, is submitted as part of the transaction.

Exchanges Within the Same Mutual Fund Family

..   Full first-year commission will be paid on any amount of New Money.

..   No first-year commission will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

Annuity To Mutual Fund/Wrap Account

..   Full commission will be paid on New Money.

..   Full first-year commission will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

..   No commission will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

Permanent Life Insurance to Mutual Funds/WRAP Accounts

..   Full commissions will be paid on New Money included within the New Deposit.

..   Full first-year commission will be paid on Old Money included within the
    New Deposit if the life insurance policy has been in force at least 10 years.

..   No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

                             Ex. C - Page 11 of 22

                          ADDITIONAL RULES THAT APPLY

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

Policy Loans. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, and

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

Ownership Changes. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

Matured Endowments. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

Juvenile Policies. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

Qualified Domestic Relations Order. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited. When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

                             Ex. C - Page 12 of 22

Product Exchanges. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

Term Conversions. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

                             Ex. C - Page 13 of 22

                                   EXAMPLES

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

Example of How The Table Works:

                           Percent of Normal FYC
                    ----------------------------------
      Years
  Old Policy Has    Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
  --------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:

..   New Policy FYC Rate is 50%

..   Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8"
    years in-force row)

Results:

..   FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

..   FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

                             Ex. C - Page 14 of 22

Examples of a Life to Life Rewritten Policy

Example 1: Old policy and New Policy have same premium.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,000
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $0 net cash value

Results:

.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000)   = $  0.00
                                                                         ---------
   TOTAL FYC                                                             = $225.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   No FYC on New Premium above Old Premium level because New Premium minus Old
    Premium is $0.

Example 2: New Policy has $500 more premium than old policy.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $0 net cash value

Results:

.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
                                                                         ---------
   TOTAL FYC                                                             = $475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

                             Ex. C - Page 15 of 22

Example 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (Rolled
    Over to New Policy)

Results:

.. FYC on New Premium up to Old Premium level = 50% x 45% x $1000         = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
.. FYC on net Cash Value from Old Policy =2% x 45% x $10,000              = $ 90.00
                                                                         ---------
   TOTAL FYC                                                             = $565.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Multiply as shown above for Old Money ($10,000) rolled over to new policy.

Example 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (NOT
    rolled over)

Results:

.. FYC on New Premium up to Old Premium level = 50% x 45% x $1,000        = $225.00
.. FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)   = $250.00
.. FYC on net Cash Value from Old Policy ("Old Money")                    = $  0.00
                                                                         ---------
   TOTAL FYC                                                             = $475.00

How did we get there?

..   Look Up applicable FYC adjustment rate from table ( 9 years inforce) = 45%

..   Multiply as shown above for New Premium up to Old Premium level ($1,000)

..   FYC on New Premium above Old Premium calculated as above because New
    Premium minus Old Premium is $500.

..   Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

                             Ex. C - Page 16 of 22

Example 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $2,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (Rolled
    over into New Policy)

Results:

.. FYC on All New Premium = 50% x $2,500                                      = $1,250.00
.. FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x $10,000   = $   90.00
                                                                             -----------
   TOTAL FYC                                                                 = $1,340.00

How did we get there?

..   The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

..   The Old Money rolled into the New Policy will receive FYC based on the
    Table.

Example 6 - Annuity/Mutual Fund/WRAP to Life: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract                           New Policy
..   $20,000 in Old Contract (Rolled    .   $500 New Premium
    into PUAR)                         .   FYC is 50%
..   No Surrender Charges

Results:

..   FYC Rate of new premium is 50% (50% x 500 = $250)                  = $250.00
..   FYC on PUAR is 3% ($20,000 x 3% = $600)                            = $600.00
                                                                       ---------
   TOTAL FYC                                                           = $850.00

How did we get there?

..   Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

..   Old contract was out of the surrender charge period.

                             Ex. C - Page 17 of 22

Examples of an Annuity to Rewritten Annuity Contract

Example 7: Old annuity is out of the surrender charge period.

Old Contract                   New Contract
..   $100,000 Old Contract      .   $100,000 New Contract
    Surrender                      Deposit
..   No Surrender Charges       .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
..   FYC Rate of GDC is 35% of $6,000 = $2,100
..   1/2 FYC on entire deposit = 50% x $2,100                                = $1,050.00
                                                                            -----------
   TOTAL FYC                                                                = $1,050.00

How did we get there?

..   Since there were no surrender charges and no New Money deposited, half the
    FYC is paid on the deposit.

Example 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract                   New Contact
..   $100,000 Old Contract      .   $110,000 New Contract
    Surrender                      Deposit
..   No Surrender Charges       .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                     = $  210.00
..   1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050)        = $1,050.00
                                                                            -----------
   TOTAL FYC                                                                = $1,260.00

How did we get there?

..   Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the
    GDC) is paid on the deposit rolled over. The amount will be paid in the current year and

                             Ex. C - Page 18 of 22

Example 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                   New Contact
..   $100,000 Old Contract      .   $100,000 New Contract
    Surrender                      Deposit
..   Surrender Charges          .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)                 = $0.00
                                                                            -------
   TOTAL FYC                                                                = $0.00

How did we get there?

..   Since the old contract was still in the surrender charges no FYC will be paid.

Example 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract                   New Contact
..   $100,000 Old Contract      .   $110,000 New Contract
    Surrender                      Deposit
..   Surrender Charges          .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                     = $210.00
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)                 = $  0.00
                                                                            ---------
   TOTAL FYC                                                                = $210.00

How did we get there?

..   Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

                             Ex. C - Page 19 of 22

Examples of a Mutual Fund/WRAP to a Rewritten Mutual Fund/Wrap

Example 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                       New Fund
..   $3,000 in Old Fund         .   $3,000 New Fund Deposit
                               .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($3,000 x 6% = $180)

..   FYC Rate of GDC is 35%

..   Full FYC on fund family change $3,000 x6% x35% = $63.00

How did we get there?

..   Since the old and new funds were from different fund families, full FYC is paid.

     T.  IMPORTANT NOTE

..   If, in this example, the new fund family was the same as the old family, NO
    FYC would be payable.

Example 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund                       New Fund
..   $3,000 in Old Fund         .   $4,000 New Contract
                                   Deposit
                               .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money"

..   Full FYC on "New Money" ($4,000 - $3,000) x 6% x 35% = $21.00

How did we get there?

..   Full FYC is paid on "New Money" only.

                             Ex. C - Page 20 of 22

Examples of a Life to Annuity, Mutual Fund, or WRAP

Example 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy                     New Contract/Fund
..   $2,000 cash surrender      .   $2,000 New Contract/Fund
    value in Old Policy            Deposit
..   Policy in-force 12 years   .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new fund/contract ($2,000 x 6% x 35% = $42)

Example 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

Old Policy                     New Contract/Fund
..   $2,000 cash surrender      .   $2,000 New Contract
    value in Old Policy            Deposit
..   Policy In-force 8 years    .   GDC Rate of 6%
                               .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   No FYC on "Old Money" ($2,000 - $2,000) x 6% x 35% x 0% = $0.00

                             Ex. C - Page 21 of 22

Example 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                               New Contract/Fund
..   $2,000 cash surrender value in Old   .   $3,000 New Contract Deposit
    Policy                               .   GDC Rate of 6%
..   Policy In-force 8 years              .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on "New Money" ($3,000 - $2,000) x 6% x 35% = $21.00

..   $0 GDC on old policy cash surrender value.

Example 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                               New Contract/Fund
..   $2,000 cash surrender value in Old   .   $3,000 New Contract
    Policy                                   Deposit
..   Policy In-force 12 years             .   GDC Rate of 6%
                                         .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit

..   FYC Rate of GDC is 35%

..   Full FYC on deposit into new contract/fund $3,000 x 6% x 35% = $63.00

                             Ex. C - Page 22 of 22

   EXHIBIT D

   ASSOCIATED INSURANCE AGENCY

   The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and between Broker, and Metropolitan Life Insurance Company and ____________________ (collectively "Company") dated __________ that, among other things, provides for sales of Company's or its Affiliates' Variable Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Section II(B) thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represents and warrants that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement. The Associated Insurance Agency hereby acknowledges that it has received a copy of the Agreement, that it has reviewed the Agreement and understands all of its terms, covenants and agreements, that it has had the opportunity to consult with counsel of choice relative thereto and that it agrees to be bound by and subject to the terms of the Agreement.

   THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES

-----------------------------------
Broker/Dealer

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

-----------------------------------
Associated Insurance Agency Name

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

                              Ex. D - Page 1 of 1

                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                SALES AGREEMENT

                               TABLE OF CONTENTS

I.     DEFINITIONS...........................................................  1

II.    AUTHORIZATION, REPRESENTATIONS, AND COVENANTS OF METLIFE..............  4

III.   REPRESENTATIONS AND COVENANTS OF BROKER...............................  5

IV.    COMPLIANCE WITH APPLICABLE LAW........................................ 10

       4.1   APPLICABLE LAW.................................................. 10

       4.2   ANTI-MONEY LAUNDERING AND CUSTOMER IDENTIFICATION............... 10

V.     PRINCIPLES OF ETHICAL MARKET CONDUCT.................................. 11

VI.    COMPENSATION.......................................................... 11

VII.   COMPLAINTS AND INVESTIGATIONS......................................... 13

VIII.  RECORDS AND ADMINISTRATION............................................ 13

IX.    CUSTOMER INFORMATION AND PROTECTED HEALTH INFORMATION................. 14

       9.1   CUSTOMER INFORMATION............................................ 14

       9.2   PROTECTED HELATH INFORMATION ("PHI")............................ 14

       9.3   PRIVACY NOTICES AND AUTHORIZATION............................... 15

X.     CONFIDENTIAL INFORMATION.............................................. 15

       10.1   CONFIDENTIAL INFORMATION....................................... 15

       10.2   RETURN OF CONFIDENTIAL INFORMATION............................. 15

       10.3   DAMAGES........................................................ 15

XI.    INDEMNIFICATION....................................................... 16

XII.   GENERAL PROVISIONS.................................................... 17

       12.1   TERM AND TERMINATION........................................... 17

       12.2   ASSIGNABILITY.................................................. 18

       12.3   AMENDMENTS..................................................... 18

       12.4   NOTICES........................................................ 18

       12.5   ARBITRATION.................................................... 18

       12.6   GOVERNING LAW.................................................. 19

       12.7   ENTIRE UNDERSTANDING........................................... 19

       12.8   THIRD PARTY BENEFICIARIES...................................... 19

       12.9   NON-EXCLUSIVITY................................................ 19

       12.10  NON-SOLICITATION OF EMPLOYEES AND AGENTS....................... 20

       12.11  WAIVER......................................................... 20

       12.12  COUNTERPARTS................................................... 20

       12.13  SEVERABILITY................................................... 20

       12.14  TRADEMARKS..................................................... 20

       12.15  PREPARATION OF CERTIFICATES.................................... 20

       12.16  PARTIES' CONTROL OF BUSINESS AND OPERATIONS.................... 20

                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                SALES AGREEMENT

This agreement, including the exhibits attached hereto (collectively the "Agreement") is made, entered into and effective as of __________________, 2008, ("Effective Date") by and among MetLife Investors Distribution Company, a Missouri corporation ("MLIDC"), and ________________________, (the "Broker") that is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA") and is also either licensed as an insurance agency or is affiliated with one or more validly licensed insurance agencies.

                                  WITNESSETH:

WHEREAS, MLIDC and its Affiliates (as hereafter defined) issue or provide access to certain insurance and financial products;

WHEREAS, Broker sells and services insurance and financial products and wishes to sell and service certain of MLIDC's and its Affiliates insurance and financial products;

WHEREAS, MLIDC proposes to compensate Broker for such sales and servicing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

Section 1.1. The following terms, when used in this Agreement, shall have the meanings set forth in this Article I. Other terms may be defined throughout this Agreement. Definitions shall be deemed to refer to the singular or plural as the context requires:

     (a) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with MLIDC or Broker, as applicable, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

     (b) Agency - Those agencies identified in Exhibit D hereto, which are properly licensed to participate in the business of insurance.

     (c) Applicable Law - Shall have the meaning given to such term in Article IV of this Agreement.

     (d) Business Day - Any day other than a Saturday, Sunday or a federal legal holiday.

     (e) Confidential Information - Includes without limitation,
         (i) statistical, premium rate and other information that is identified by MLIDC as commercially valuable, confidential, proprietary or a trade secret, including but not limited to information regarding MLIDC's systems and rating methodology; and (ii) any information identified in writing by a party as confidential at the time the information is divulged to the other party.

         Confidential Information does not include any information, written or oral, which (i) at the time of disclosure or thereafter is generally available in the public domain (other than as a result of a disclosure in violation of this Agreement), (ii) has been received, obtained, developed or created by the receiving party independently from the performance of its obligations under this Agreement, or (iii) was made available to the receiving party on a non-confidential basis from a source other than the disclosing party, provided that such source is not and was not bound by an independent obligation of confidentiality.

     (f) Contracts - Those contracts and policies that are identified on Exhibits A and B attached hereto, which Exhibits may be amended at any time by MLIDC in its sole discretion.

     (g) Customer Complaint - Shall have the meaning given to such term in
         Section 7.2 of this Agreement.

     (h) Customer Information - Information in electronic, paper or any other form that Broker or its representatives obtained, had access to or created in connection with its obligations under this Agreement regarding individuals who applied for or purchased MLIDC products. Customer Information includes Nonpublic Personal Information, as defined below in paragraph (j), and Protected Health Information, as defined in paragraph (m). Customer Information may also include, but is not limited to, information such as the individual's name, address, telephone number, social security number, as well as the fact that the individual has applied for, is insured under, or has purchased a MLIDC product. Customer Information does not, however, include information that is (i) generally available in the public domain (other than as a result of a disclosure in violation of this Agreement) and is derived or received from such public sources by Broker; (ii) received, obtained, developed or created by the Broker independently from the performance of its obligations under this Agreement; (iii) disclosed to the Broker by a Third Party, provided such disclosure was made to Broker without any violation of an independent obligation of confidentiality or Applicable Law.

     (i) HIPAA - The Health Insurance Portability and Accountability Act of 1996, as now in force or hereafter amended, and all related regulations.

     (j) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

     (k) Non-variable Contracts - Those Contracts that include, without limitation, non-variable rate annuity contracts, non-variable life insurance policies, long term care insurance and other fixed insurance contracts, issued by MLIDC or its Affiliates, as identified in Exhibit B, which Exhibit may be amended at any time by MLIDC in its sole discretion.

     (l) Prospectus - The prospectuses and statements of additional information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

     (m) Protected Health Information ("PHI") - Information related to individuals who have applied for, have purchased or are insured under MLIDC products that are considered to be health plans subject to HIPAA, such as MLIDC's long-term care insurance policies and riders, for the purposes of this Agreement and, consistent with regulations issued pursuant to HIPAA. PHI is defined as individually identifiable information that is transmitted or maintained in any medium and relates to: the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. This definition of PHI includes demographic information about the individual, including, but not limited to, names, geographic subdivisions smaller than a state (including but not limited to street addresses and ZIP codes); all elements of dates (except year) for dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; electronic mail (E-mail) addresses; Social Security numbers; medical record numbers; health plan beneficiary numbers; account numbers; certificate/license numbers; vehicle identifiers and serial numbers, including license plate numbers; device identifiers and serial numbers; Web Universal Resource Locators; Internet Protocol address numbers; biometric identifiers, including finger and voice prints; full face photographic images and any comparable images; and any other unique identifying number, characteristic, or code.

     (n) Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

     (o) Representatives - Those individuals, accepted by MLIDC or its Affiliates to solicit and sell Contracts under the terms of this Agreement, who are licensed and appointed as a life insurance agent of MLIDC or its Affiliates, and with respect to registered products, are also registered with Broker in compliance with the 1934 Act.

     (p) Third Party - A party that is not a signatory to this Agreement.

     (q) Variable Contracts - Those Contracts that include variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by MLIDC or its Affiliates, as identified in Exhibit A, which Exhibit may be amended at any time by MLIDC in its sole discretion.

     (r) 1933 Act - The Securities Act of 1933, as amended.

     (s) 1934 Act - The Securities Exchange Act of 1934, as amended.

                                  ARTICLE II
            AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS OF MLIDC

Section 2.1. Authorization. MLIDC represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts, to enter into this Agreement with Broker to distribute such Contracts.

Section 2.2. Solicitation of Applications.

     (a) Solicit Non-variable Contract Applications. MLIDC authorizes Broker through its Representatives to solicit applications for the Non-variable Contracts, provided that (i) Broker shall not solicit applications for Non-variable Contracts except in those states where it and its Representatives are appropriately licensed; (ii) in which the Non-variable Contracts are qualified for sale under Applicable Law; and (iii) Broker complies in all other respects with the published policies and procedures of MLIDC or its Affiliates, as applicable, and with the terms of this Agreement.

     (b) Solicit Variable Contract Applications. MLIDC authorizes Broker through its Representatives to offer and sell the Variable Contracts, provided that (i) Broker shall not solicit applications for Variable Contracts except in those states where it is and its Representatives are appropriately licensed; (ii) there is an effective Registration Statement relating to such Variable Contracts; (iii) such Variable Contracts are qualified for sale under Applicable Law in such state in which the sale or solicitation is to take place; and (iv) Broker complies in all other respects with the published policies and procedures of MLIDC and its Affiliates, and with the terms of the Agreement.

Section 2.3. Required Notices to Broker. MLIDC shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for MLIDC or its Affiliates to offer or issue one or more of Variable Contracts. MLIDC shall advise Broker of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

Section 2.4. Rights of MLIDC. Without limiting MLIDC and its Affiliates absolute control of their business and operations or other rights under this Agreement, MLIDC and its Affiliates shall specifically retain authority to:

     a) refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

     b) direct the marketing of its financial and insurance products and services;

     c)  refuse to issue any Product;

     d)  underwrite all insurance policies issued by it;

     e)  cancel risks;

     f)  handle all matters involving claims adjusting and payment;

     g)  prepare all policy forms and amendments;

     h) maintain custody of, responsibility for and control of all investments; and

     i) withdraw a Contract from sale or change or amend a Contract at MLIDC's discretion.

Section 2.5. Broker's Access to Copies of Documents. During the term of this Agreement, MLIDC shall provide Broker, without charge and when applicable, with as many copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, as Broker may reasonably request. Upon receipt from MLIDC of updated copies of the Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information and applications for the Contracts, Broker shall promptly discard or destroy all copies of such documents previously provided to them, except such copies as are needed for purposes of maintaining records as may be required in Article VIII and by Applicable Law. Upon termination of this Agreement, Broker shall promptly return to MLIDC all Contract prospectus(es), current underlying mutual fund prospectus(es), statements of additional information, Contract applications and other materials and supplies furnished by MLIDC to Broker or to its Representatives, except for copies required for maintaining records as may be required in Article VIII and by Applicable Law.

Section 2.6. Advertising Material. During the term of this Agreement, MLIDC or its Affiliates shall be responsible for providing and approving all promotional, sales and advertising material to be used by Broker. MLIDC shall file such materials or shall cause such materials to be filed with the SEC, FINRA, and any state securities or insurance regulatory authorities, as required by Applicable Law.

Section 2.7. Marketing Reports. MLIDC or its Affiliate shall compile periodic marketing reports summarizing sales results to the extent reasonably requested by Broker.

                                  ARTICLE III
                    REPRESENTATIONS AND COVENANTS OF BROKER

Section 3.1. Appointment of Broker. Broker shall solicit, sell and service the Contracts and shall use commercially reasonable efforts to find suitable purchasers for the Contracts. Broker represents and warrants that it shall only offer Contracts in those states where it or its Agency is appropriately licensed and has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder.

Section 3.2. Licenses, Appointments and Approvals. Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the FINRA, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who shall be soliciting applications for the Contracts, whether alone or jointly with representatives of MLIDC or its designee, shall at all times be appropriately registered and/or licensed as required by Applicable Law and shall comply with all requirements of Applicable Law. Broker further represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the FINRA, any other self-regulatory organization or other governmental authority, including but not limited to the SEC and Departments of Insurance (except for any investigations of which it has notified MLIDC in writing). Broker further represents that it shall notify MLIDC of the existence and subject matter of any formal or informal investigation of Broker or any of its agents that is commenced by any insurance regulator, the FINRA or SEC, any other self regulatory organization or other governmental authority, in connection with the sale of the Contracts. Broker further represents that it shall immediately notify MLIDC in writing if it or any of its Representatives have any of their respective licenses, which are required under this Agreement for the solicitation of, sale of or provision of services to the Contracts, surrendered, removed, revoked, cancelled or suspended, whether voluntarily or involuntarily.

Section 3.3. Policies and Procedures. Broker shall comply with the policies and procedures of MLIDC and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies and procedures, as those policies and procedures may be provided to Broker by MLIDC from time to time.

Section 3.4. Disclosure of Relationship with MLIDC and Disclosure of Compensation. If and as required by Applicable Law, Broker shall disclose in writing to each applicant for a Contract Broker's relationship with MLIDC and the compensation, and anything of value, Broker receives from MLIDC for the services performed under this or any other Agreement. MLIDC reserves the right to disclose to its purchasers of Contracts, and potential purchasers of Contracts, details regarding compensation, and anything of value, it, and any MLIDC affiliate, may pay to Broker, or any of its affiliates, under this Agreement and any other agreement.

Section 3.5. Education, Training, Supervision and Control of Representatives. Broker shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation and servicing activities in connection with the Contracts, and shall supervise Representatives' strict compliance with Applicable Law, as well as the rules and procedures of MLIDC pertaining to the solicitation, sale and submission of applications for the Contracts and the provision of services relating to the Contracts. Broker shall conduct background investigations of its current and proposed new Representatives to determine their qualifications, good character and moral fitness to sell the Contracts and shall provide MLIDC with copies of such investigations upon MLIDC's written request. Likewise, Broker is solely liable for the acts and omissions of its Representatives in the course of conducting its business.

Section 3.6. Broker/Representative Communications. Neither Broker nor any of its Representatives, are authorized by MLIDC or its Affiliates to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Contract, Prospectus, or promotional material authorized for use in writing by MLIDC or its Affiliates. Broker shall not make any representations or give information that is not contained in the Contract, Prospectus or promotional material of the Contracts.

Section 3.7. Suitability Requirements. Broker shall establish and maintain a system to supervise its Representatives reasonably designed to ensure that, in making a recommendation to purchase a Contract (including as a part of an exchange), the Representative has reasonable grounds to believe that, based on facts disclosed by the purchaser, the purchase of the Contract is suitable for the purchaser as and to the extent required by Applicable Law. As part of the supervisory system, Broker shall maintain written procedures and conduct periodic reviews of its records that are reasonably designed to achieve compliance with these requirements. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its Representatives in accordance with Applicable Law, and shall, upon a reasonable written request from MLIDC, provide written documentation of such process, including without limitation the certifications required in
Section 4.3. To the extent required by Applicable Law and upon written request from MLIDC, Broker shall promptly provide documentation and other information reasonably necessary to allow MLIDC or its Affiliates to determine that Broker is performing the required functions described above.

Section 3.8. Application Review. Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to ensure that applications submitted to MLIDC are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal.

Section 3.9. Replacement. Broker certifies on behalf of itself, its Representatives and its Agencies that it shall adhere to Applicable Law before it receives or solicits any applications for Contracts. In addition to the conditions and limitations elsewhere contained in this Agreement and the Compensation Schedules, no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which require disclosure by Applicable Law or MLIDC's or its Affiliates' rules on replacement transactions. Specific replacement or switching rules of each applicable Affiliate are described in the Rewritten Business Rules, which are attached hereto as Exhibit C and incorporated herein by reference and which may be amended at any time by MLIDC in its sole discretion.

MLIDC shall provide Broker with written guidelines of MLIDC's position with respect to the acceptability of replacements (the "Replacement Guidelines"), which Replacement Guidelines may be amended at any time by MLIDC in its sole discretion. Broker shall provide each of its Representatives with a copy of the Replacement Guidelines. Broker shall establish and maintain a system to supervise its Representatives reasonably designed to review the appropriateness of each replacement transaction and each transaction's conformity with the Replacements Guidelines. As part of its supervisory system, Broker shall implement procedures that are reasonably designed to detect transactions that are replacements of existing policies or contracts, but that have not been reported as such by the Representative making the sale. These procedures must include, but are not limited to, systematic customer surveys and interviews, confirmation letters and programs of internal monitoring. Broker shall be solely responsible for determining that a replacement transaction by any of its Representatives is in compliance with MLIDC's Replacement Guidelines and with Applicable Law. To the extent required by Applicable Law and upon written request from MLIDC, Broker shall promptly provide documentation and other information reasonably necessary to allow MLIDC or its Affiliates to determine that Broker is performing the required functions described in this Section 3.9.

Section 3.10. Audit of Representatives. Broker shall maintain reasonable procedures for its periodic audit of its Representatives' sales practices and shall, upon a reasonable written request from MLIDC, provide a written report to MLIDC on the results of such audits; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives.

Section 3.11. Collection of Payments. Only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full (and in no event later than the time permitted under Applicable Law) together with any related application, forms and any other required documentation to MLIDC or the appropriate Affiliate. The Broker shall make such remittances in accordance with any and all policies and procedures described in the Contract, prospectus, if appropriate, or as otherwise adopted by MLIDC and its Affiliates.

Section 3.12. Contract Delivery. Unless otherwise requested by Broker and agreed to by MLIDC, once a Contract has been issued, it shall be delivered to Broker and, after review by Broker, shall be timely delivered by Broker to the applicant, accompanied by any documents required to be delivered by Applicable Law and any additional appropriate documents. In the case of long-term care insurance, Broker shall ensure delivery of each new long-term care insurance contract within thirty (30) days of the contract's approval date. MLIDC shall confirm or cause to be confirmed to customers all Contract transactions, to the extent required by Applicable Law, and shall administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. If a purchaser exercises the free look rights under a Contract, Broker shall indemnify MLIDC for any loss incurred by MLIDC or its Affiliates that results from Broker's failure to promptly deliver such Contract to its purchaser.

Section 3.13. Rejection of Applications and Return of Contracts. Broker acknowledges that MLIDC, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If MLIDC rejects an application, MLIDC or its Affiliate shall immediately return any purchase payments received directly to the Broker, and Broker shall be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Law shall specify, shall be returned by MLIDC or its Affiliates to the Broker and the Broker shall be responsible for promptly returning such payments to the purchaser.

Section 3.14. Independent Contractor. Except as otherwise required by Applicable Law, Broker is not a principal, underwriter or agent of MLIDC or its Affiliates, or any separate account of MLIDC or its Affiliates. It is understood and acknowledged that Broker, its agents, designees or Representatives are independent contractors and not employees of MLIDC or any of its subsidiaries or affiliates. None of the terms of this Agreement shall be construed as creating an employer-employee relationship between Broker, its agents, designees or Representatives, on the one hand, and MLIDC, on the other hand. Broker, its agents and its other representatives, shall not hold themselves out to be employees of MLIDC or its Affiliates in this connection or in any dealings with the public. Neither Broker nor its agents, designees or other representatives shall have authority on behalf of MLIDC or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit MLIDC or its Affiliates with respect thereto, or bind MLIDC or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to MLIDC's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of MLIDC or its Affiliates nor shall Broker possess or exercise any authority on behalf of MLIDC other than that expressly conferred on Broker by this Agreement.

Section 3.15. Promotional Materials. To the extent that Broker uses brochures, other promotional materials and literature, and training material in connection with marketing or servicing Contracts, or that mention MLIDC, its products or services in any way (collectively referred to herein as "MLIDC Materials"), such MLIDC Materials shall only be used with the prior written approval of MLIDC. Similarly, Broker shall not use any information related to MLIDC or Contracts on any Web site without the prior written consent of MLIDC. Any requests for written approval of materials for use by Broker shall be submitted in writing by Broker to the individual and offices as directed by MLIDC.

Section 3.16. Instructions by Representative. Broker and Agency shall be solely responsible for the accuracy and propriety of any (i) instruction given to MLIDC by a Representative on behalf of an owner or prospective owner of a Contract, or (ii) action taken by a Representative on behalf of an owner or prospective owner of a Contract. MLIDC shall have no responsibility or liability for any action taken or omitted by it in reliance on or by acceptance of such an instruction or action.

Section 3.17. Furnishing Information. Broker shall furnish MLIDC and any regulatory authority with jurisdiction over the subject matter of this Agreement with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by MLIDC or such a regulatory authority in order to ascertain whether the operations of MLIDC or Broker related to the Contracts are being conducted in a manner consistent with Applicable Law.

Section 3.18. Authority. Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it shall not impair any other of its contractual obligations with respect to sales of any Contract.

Section 3.19. Insurance Coverage.

     a) Fidelity Bond. Broker shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a bonding company acceptable to MLIDC, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of MLIDC or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the FINRA Conduct Rules or future amendments thereto. Broker shall provide MLIDC with satisfactory evidence of said bond upon MLIDC's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to MLIDC, for itself or on behalf of its Affiliates, as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

     b) Plan of Insurance. Broker shall maintain in full force and effect during the term of this Agreement a plan of insurance (which may be a plan of self-insurance if agreed to by MLIDC) which shall provide coverage for errors and omissions of Broker and its directors, officers, employees, agents, Agencies and Representatives, in such amounts and scope of coverage as are acceptable to MLIDC in its sole discretion. If requested by MLIDC, Broker shall provide evidence of coverage under an insurance policy, or a plan of self-insurance, satisfactory to MLIDC showing the amount and scope of coverage provided. If such insurance plan terminates for any reason during the term of this Agreement, Broker shall immediately notify MLIDC in writing of such termination and MLIDC shall have the right to immediately terminate this Agreement.

     c) Loss of coverage. The authority of any Representative to solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance referred to in subsections (a) and
         (b) above.

Section 3.20. Agency Distribution of Variable Contracts. In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that Agency shall engage in the offer or sale of Variable Contracts only through persons who are Representatives of the Broker. Broker shall further ensure that unregistered employees shall not engage in any securities activities requiring registration, nor receive any compensation based on transactions in securities or the provision of securities advice.

Section 3.21. Market Timing.

     (a) Broker shall not, and Broker shall take all steps necessary to ensure that its Representatives and any Agency shall not (i) solicit, offer or sell Variable Contracts in connection with or to facilitate any program, plan or arrangement involving market timing transactions in underlying mutual funds within Variable Contracts, or (ii) take any other actions that would promote, encourage or facilitate market timing transactions in the underlying mutual funds within Variable Contracts.

     (b) Notwithstanding the foregoing, Broker and its Representatives may provide incidental services in the form of guidance to applicants and owners of Variable Contracts regarding the allocation of premium and Variable Contract value, provided that such services are (i) solely incidental to Broker's activities in connection with the sales of the Variable Contracts, (ii) subject to the supervision and control of Broker, (iii) furnished in accordance with any rules and procedures that may be prescribed by MLIDC, and (iv) not promoting, encouraging or facilitating market timing transactions in the underlying mutual funds within Variable Contracts.

Section 3.22. Prohibited Solicitation With Contract Holders. For a period of 12 months after termination of the Agreement, the Broker and Agency shall not, directly or indirectly, and on a systematic basis, contact the contract holders of MLIDC or its Affiliates or condone such contact for the purpose of inducing any such contract holders to lapse, cancel, and fail to renew or replace any Contract. If the Broker or Agency, in the judgment of MLIDC is determined to have engaged in such prohibited activity, then MLIDC shall have the right to declare the Broker's and Agency's claims for compensation or any other benefit under the Agreement to be forfeited and void. MLIDC, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this Section 3.22 and shall, if successful, be entitled to recover from the Broker and Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

                                  ARTICLE IV
                        COMPLIANCE WITH APPLICABLE LAW

Section 4.1. Applicable Law. MLIDC and Broker shall comply with all applicable state and federal statutes, laws, rules, and regulations including without limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations ("Applicable Law"). Applicable Law also includes applicable guidelines, policies, and rulings of federal and state regulatory organizations and agencies, including without limitation state insurance departments, the SEC and the FINRA, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement.

Section 4.2. Anti-Money Laundering and Customer Identification.

     a) Broker shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker certifies that it has: a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate persons; and an independent audit function.

     b) Further Broker certifies, and shall certify to MLIDC annually hereafter, that it has established and implemented a training program for appropriate persons, including appropriate employees and all Representatives registered with Broker, and that such program includes training on the requirements of Broker's anti-money laundering compliance program and on the identification of "red flags" associated with money laundering risks related to MLIDC's covered products, as they are defined in the regulations promulgated under Section 352 of the Act in accordance with the definitions provided in
         Section 103.37(a)(4).

         Broker shall provide training to all appropriate persons, including its appropriate employees and all Representatives registered with Broker concerning their responsibilities under the company's anti-money laundering program, and that such training shall include instruction on the identification of "red flags" associated with money laundering risks related to MLIDC's covered products, as they are defined in the regulations promulgated under Section 352 of the Act in accordance with the definitions provided in Section 103.37(a)(4).

     c) Further Broker certifies, and shall certify to MLIDC annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency.

     d) Broker shall verify the identity of each customer that it introduces to MLIDC, whether through documentary or non-documentary means, and that MLIDC shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

     e) Broker shall immediately notify MLIDC of any activity, behavior, or transaction that results in Broker filing a suspicious activity report and that it shall share information to the extent permissible under the regulations promulgated under Section 314 of the Act in accordance with the safe harbor provided in Section 103.110(b)(5) of the regulations under the Act.

Section 4.3. Suitability Certification. To the extent required by Applicable Law and in accordance with Section 3.7, Broker hereby certifies, and shall hereafter annually certify in writing to MLIDC, to the following:

         With respect to the solicitation and sale of fixed and variable annuity Contracts offered by MLIDC and its Affiliates, Broker has in place a system to supervise recommendations made for the Contracts that is reasonably designed to achieve compliance with state insurance laws or regulations regarding suitability and, with respect to variable annuities, to comply with applicable FINRA Conduct Rules, including Rule 2310, regarding suitability. As part of this supervisory system Broker maintains written procedures and conducts periodic reviews of its records that are reasonably designed to achieve compliance with these requirements.

Annual certificates shall be signed by an authorized senior officer or manager of the Broker with responsibility for overseeing annuity sales practices and who has a reasonable basis on which to make the certification on behalf of the Broker.

                                   ARTICLE V
                     PRINCIPLES OF ETHICAL MARKET CONDUCT

Section 5.1. IMSA. MLIDC is a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), and expects that Broker shall abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes; and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct. Broker shall furnish information, documentation and reports to MLIDC as it may reasonably request in order to permit MLIDC to ascertain whether Broker is conducting its operations in accordance with the Principles of Ethical Market Conduct.

                                  ARTICLE VI
                                 COMPENSATION

Section 6.1. Payment Under Compensation Schedules. MLIDC shall pay Broker compensation for the sale of each Contract sold by Representatives of Broker as set forth in Exhibits A and B. MLIDC shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker shall be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives. Unless otherwise agreed upon by the parties, MLIDC shall have no obligation to any of the employees, agents or Representatives of Broker or Agency for the payment of any compensation. Unless otherwise provided in Exhibits A and B, compensation on the Contracts, including the commissions and fees therein, may be amended by MLIDC at any time, in any manner, and without prior notice.

Section 6.2. Sole Discretion to Refund Premiums. Broker recognizes that MLIDC and its Affiliates have sole discretion to refund or return purchase payments paid by applicants.

Section 6.3. Chargeback of Compensation. Except as otherwise may be provided in Exhibit A and B, no compensation shall be payable in connection with a purchase payment, and any compensation already paid shall be promptly returned to MLIDC on request, under each of the following conditions:

     a) if MLIDC or its Affiliates, in their sole discretion, determine not to issue the Contract applied for;

     b) if MLIDC or its Affiliates refund or return the purchase payment paid by the applicant for any reason, in whole or in part; or

     c) MLIDC or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

Section 6.4. Offset. When commission has been paid to a Broker hereunder for a purchase payment that has since been refunded or returned to the purchaser, MLIDC may, at its option, offset the amount of that commission against any other amounts payable to Broker by MLIDC or any one or more of its Affiliates. In addition, MLIDC may at any time offset against any compensation payable to the Agency or its successors or assigns, any indebtedness due from the Agency to MLIDC or its Affiliates. Nothing contained herein shall be construed as giving Broker, Agency or Representative the right to incur any indebtedness on behalf of MLIDC or its Affiliates. Any remaining indebtedness of Broker to MLIDC or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of MLIDC to offset such compensation against any such indebtedness of the Broker to MLIDC or its Affiliates.

Section 6.5. No Right to Withhold. Neither Broker nor any of its
Representatives shall have any right to withhold or deduct any part of any premium or other purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or for any other purpose.

Section 6.6. Impact on Termination. MLIDC shall pay compensation to Broker for Contracts credited to an Agency prior to the termination date of this Agreement, as set forth in Exhibits A and B. Such compensation shall be payable when the premium is due and paid to MLIDC subject to the provisions of this Agreement and of the Compensation Schedule(s).

Section 6.7. MLIDC Payment of Compensation; Discharge of Obligation. Agency and Broker hereby acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate may be payable directly by MLIDC, in its discretion, to Agency or Broker where permitted, and not by the Affiliate. Agency and Broker further acknowledge that such payment of compensation by MLIDC attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections 6.3 and 6.4 of this Agreement, or other compensation rules as may be set forth in this Agreement, Exhibits A and B, or rules of the MLIDC or its Affiliates.

Section 6.8. Expenses. Broker is responsible for all expenses incurred by the Broker, except as may be agreed to in writing by MLIDC prior to the Broker incurring such expenses. Additionally, MLIDC shall, at its expense, provide its standard advertising and promotional material to the Broker when deemed appropriate by MLIDC.

Section 6.9. Conflict. With respect to compensation under this Agreement, in the event that anything contained in this Article 6 conflicts with the terms of the compensation described in the attached Exhibits A and B, the terms contained in Exhibits A and B shall prevail.

                                  ARTICLE VII
                         COMPLAINTS AND INVESTIGATIONS

Section 7.1. Investigation by Regulator. Broker and MLIDC shall cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

Section 7.2. Customer Complaints. The term Customer Complaint shall mean an oral or written communication either directly from the purchaser of or applicant for a Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

Section 7.3. Notice and Handling of Customer Complaints.

     a) MLIDC shall promptly notify Broker of MLIDC's receipt of notice of any Customer Complaints relating to sales practices or marketing issues relating to the Contracts by forwarding to Broker a copy of any written materials in connection with such Customer Complaint and any additional information as may be necessary to furnish a complete understanding of same. Broker shall be responsible for resolving Customer Complaints involving sales practices or marketing issues. MLIDC shall cooperate with Broker and provide information to Broker related to sales practices and marketing Customer Complaints that is reasonably required by Broker to facilitate the resolution of such Customer Complaints. During the resolution of a sales practices or marketing related Customer Complaint, Broker shall provide MLIDC with a copy of all correspondence sent and received regarding that Customer Complaint. Nothing contained in this Section 7.3 (a) shall limit MLIDC's right to settle as described in Section 7.4.

     b) Broker shall promptly notify MLIDC of Broker's receipt of notice of any Customer Complaint by forwarding to MLIDC a copy of any written materials in connection with the Customer Complaint and such additional information as may be necessary to furnish a complete understanding of same. MLIDC shall be responsible for resolving Customer Complaints involving administrative issues. Broker shall cooperate with MLIDC and provide information to MLIDC related to administrative Customer Complaints that is reasonably required by MLIDC to facilitate the resolution of such Customer Complaints.

Section 7.4. Right to Settle. MLIDC reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, contract holders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with MLIDC and MLIDC, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless MLIDC from any and all claims, complaints or grievances made by Broker or any applicant, contract holder or other person or entity made in connection with such matter.

                                 ARTICLE VIII
                          RECORDS AND ADMINISTRATION

Section 8.1. Books and Records. Broker shall maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that MLIDC may agree in writing to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by MLIDC as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect MLIDC's or its Affiliates' right to ownership and control of all records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts. MLIDC and Broker shall each retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other Applicable Law, as Confidential Information.

                                  ARTICLE IX
             CUSTOMER INFORMATION AND PROTECTED HEALTH INFORMATION

Section 9.1. Treatment of Customer Information. Broker shall treat Customer Information confidentially as required by Applicable Law and by MLIDC, as described in MLIDC's privacy notices and in accordance with MLIDC policies and procedures. Broker shall also take reasonable and appropriate steps to establish and implement administrative, physical and technical procedures to ensure the confidentiality, security and integrity of Customer Information in accordance with Applicable Law. Broker shall comply with MLIDC's terms of use, policies and procedures with respect to use of MLIDC electronic systems and databases providing access to Customer Information by Broker, its employees and Representatives, and shall promptly report to MLIDC any breach of security related to such systems and databases of which it becomes aware. To the extent that Broker becomes aware of any security breach or unauthorized use, disclosure, acquisition or access to any Customer Information, Broker shall:
(i) promptly notify MLIDC, (ii) take all necessary and advisable corrective actions, and (iii) cooperate fully with MLIDC in all reasonable and lawful efforts to prevent, mitigate or rectify such security breach or unauthorized use, disclosure, acquisition, or access to the Customer Information. Broker may use Customer Information only for the purpose of fulfilling its obligations under the Agreement. Broker shall limit access to Customer Information to its employees, Representatives and other Third Parties who need to know such Customer Information to permit Broker to fulfill its obligations under this Agreement and who have agreed to treat such Customer Information in accordance with the terms of this Agreement. Broker shall not disclose or otherwise make accessible Customer Information to anyone other than to the individual to whom the information relates (or to his or her legally authorized representative) or to other persons pursuant to a valid authorization signed by the individual to whom the information relates (or by his or her legally authorized representative), except as required for Broker to fulfill its obligations under this Agreement, as otherwise directed by MLIDC, or as expressly required by Applicable Law. MLIDC and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target those customers, and such marketing, offering, selling or distributing by MLIDC and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

Section 9.2. Protected Health Information ("PHI"). Notwithstanding anything to the contrary in this Agreement, in order to comply with HIPAA requirements, Broker agrees with respect to any PHI received, obtained or created by Broker, or disclosed or made accessible to Broker, that Broker: (a) shall not use or disclose PHI except to provide services pursuant to this Agreement and consistent with Applicable Law; (b) shall limit the use of, access to and disclosure of PHI to the minimum required to perform services or by Applicable Law; (c) shall use appropriate safeguards to prevent use or disclosure of PHI except as permitted by this Agreement; (d) shall promptly report to MLIDC any use or disclosure of MLIDC PHI not permitted by this Agreement of which it becomes aware; (e) shall take reasonable steps to mitigate any harmful effect of any use or disclosure of PHI by Broker in violation of the terms of this Agreement or Applicable Law; (f) shall require that any of its Representatives and independent contractors to whom PHI is disclosed or made accessible or who uses PHI has agreed to the same restrictions and conditions that apply to Broker with respect to PHI pursuant to this Agreement; (g) shall, within fifteen (15) days of MLIDC's request, provide to MLIDC any PHI or information relating to PHI as deemed necessary by MLIDC to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI, and to incorporate any amendments of the PHI as requested by MLIDC; (h) shall make its internal practices, books and records relating to its use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine MLIDC's compliance with Applicable Law; (i) agrees that upon termination of this Agreement it shall, if feasible, return to MLIDC or destroy all PHI it maintains in any form and retain no copies, and if such return or destruction is not feasible, to extend the protections of this Agreement to the PHI beyond the termination of this Agreement and for as long as Broker has PHI, and further agrees that any further use or disclosure of the PHI shall be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is not deemed feasible if prohibited by the terms of this Agreement or by Applicable Law, including record retention requirements under state insurance laws. With respect to PHI received made accessible, maintained or transmitted electronically in the performance of its obligations under this Agreement, Broker further agrees that it shall (1) implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability or any such electronic PHI; (2) ensure that its Representatives agree to implement reasonable and appropriate safeguards to protect such electronic PHI.

Section 9.3. Privacy Notices and Authorization. Broker shall provide to customers and prospective customers who apply for or purchase MLIDC products, and shall ensure that its Representatives provide to such customers and prospective customers, MLIDC privacy notices as required by Applicable Law and by MLIDC. Broker shall also ensure that its Representatives obtain signed authorizations from customers and prospective customers who apply for MLIDC products, as required by MLIDC, and provide upon request of such customers and prospective customers, copies of their signed authorizations as required by Applicable Law and MLIDC policy. In the event that a customer or prospective customer has signed a MLIDC authorization and subsequently informs Broker or Representatives that he or she is revoking that authorization, Broker shall promptly inform MLIDC in writing of such revocation.

                                   ARTICLE X
                           CONFIDENTIAL INFORMATION

Section 10.1. Treatment of Confidential Information. MLIDC and Broker and their respective Affiliates each shall keep confidential all Confidential Information of the other. Without limiting the generality of the foregoing, MLIDC and Broker and their respective Affiliates shall not disclose any Confidential Information to any Third Party without the prior written consent of the other; provided, however, that each may disclose Confidential Information (a) to those of its Representatives who have a need to know the Confidential Information in the ordinary course of business and who are informed of the confidential nature of the Confidential Information, and (b) as and to the extent required by Applicable Law or by legal process or requested by an insurance regulatory or administrative body. However, in the event that clause (b) of the preceding sentence is applicable, the party required or requested to disclose Confidential Information shall give prompt written notice thereof to the other party and shall reasonably cooperate in the other party's efforts to obtain an appropriate remedy to prevent or limit such disclosure. It is understood by MLIDC and Broker that this Section 10.1 shall not prevent Broker from quoting MLIDC premium rates in the ordinary course of business.

Section 10.2. Return of Confidential Information. Promptly upon the termination of this Agreement or the request of the providing party, the receiving party shall return to the providing party all Confidential Information furnished by the providing party or its Representatives. Neither the receiving party nor any of its Representatives shall make any copies in any form of any documents containing Confidential Information of the providing party without the prior written consent of an officer of the providing party, except such copies as need to be made in the ordinary course of business by MLIDC or Broker to fulfill their respective obligations under this Agreement.

Section 10.3. Damages. MLIDC and Broker each acknowledge that (a) money damages may not be a sufficient remedy for breach of this Article X, (b) the Party aggrieved by any such breach may be entitled to specific performance and injunctive and other equitable relief with respect to such breach, (c) such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or in equity, and (d) in the event of litigation relating to this Article X, if a court of competent jurisdiction determines in a final non-appealable order that either MLIDC or Broker or any of their respective Representatives has breached this
Article X, then the party that is found (or whose Representative is found) to have committed such breach shall be liable for reasonable legal fees incurred by the aggrieved party or its affiliates in connection with such litigation including, without limitation, any appeals.

                                  ARTICLE XI
                         INDEMNIFICATION AND INSURANCE

Section 11.1. Indemnification. Each party shall hold harmless, defend, exonerate and indemnify each other party to this Agreement, as well as their respective employees, agents, trustees, Representatives, officers or directors, for any and all losses, claims, judgments, fines, penalties, damages, or liabilities (or any actions or threatened actions in respect of any of the foregoing) the other party suffers that results from the actions of the indemnifying party or its representatives with respect to its/their obligations under this Agreement, or breach of any representation, warranty, covenant, condition or duty contained in this Agreement or violation of Applicable Law with respect to its services required under this Agreement.

Section 11.2. Notice of Claim. After receipt of notice of the commencement of, or threat of, any claim, action, or proceeding by a third party (a "Third Party Action") by a party that believes it is entitled to indemnification under this
Article XI (the "Indemnified Party"), the Indemnified Party shall notify the party obligated to provide indemnification under this Article XI (the "Indemnifying Party") in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party shall not relieve it from any liability under this Article XI, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Action is materially prejudiced by the failure to give timely notice. Such notice shall describe the claim in reasonable detail.

Section 11.3. Defense, Settlement and Subrogation.

     a) The Indemnifying Party shall have the right to assume control of the defense of such Third Party Action and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such Third Party Action. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party's defense and shall be entitled to recover from the Indemnifying Party the reasonable out-of-pocket costs of providing such assistance (including reasonable fees of any counsel retained by the Indemnified Party with the consent of the Indemnifying Party to facilitate such assistance). The Indemnifying Party shall inform the Indemnified Party on a regular basis of the status of any Third Party Action and the Indemnifying Party's defense thereof.

     b) In any such Third Party Action, the Indemnified Party may, but shall not be obligated to, participate in the defense of any Third Party Action, at its own expense and using counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense thereof unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular Third Party Action.

     c) If notice is given to the Indemnifying Party of the commencement of any Third Party Action hereunder and the Indemnifying Party does not, either (i) within ten (10) Business Days after the receipt of such notice, give notice to the Indemnified Party of its election to assume the defense of such Third Party Action, or (ii) give notice to the Indemnified Party that it rejects the claim for indemnification pursuant to Section 11.5 herein, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to defend such Third Party Action in a manner that the Indemnified Party deems appropriate. In such a case, the Indemnified Party shall not consent to the settlement, compromise or entry of judgment with respect to the Third Party Action without prior written notice to, consultation with, and written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     d) In any Third Party Action, the defense of which is controlled by the Indemnifying Party: (i) the Indemnifying Party shall not, without the Indemnified Party's prior written consent, compromise or settle such Third Party Action, if (1) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party or
         (2) such compromise or settlement does not include the Third Party's release of the Indemnified Party from all liability relating to such Third Party Action; and (ii) the Indemnified Party shall not compromise or settle such Third Party Action without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, provided that, if the Indemnified Party desires to compromise or settle such claim, suit or proceeding and the Indemnifying Party reasonably refuses to consent to such compromise or settlement, the Indemnified Party may enter into a compromise or settlement but shall be solely responsible for the cost of any compromise or settlement amount.

Section 11.4. Claim Not Involving Third Party Action. A claim for indemnification by a party hereunder for any matter not involving a Third Party Action may be asserted by notice to another party.

Section 11.5. Notice of Rejection of Claim. Notwithstanding anything within this Article XI to the contrary, a party who has received a notice of claim for indemnification under this Article XI, may notify the party asserting such claim for indemnification that it rejects the claim. Such notice rejecting a claim for indemnification must be given by the rejecting party within ten
(10) business days of its receipt of the notice of claim and shall describe the basis for the rejection of the claim in reasonable detail.

Section 11.6. Provisions Not to Control. Notwithstanding anything in this
Article XI to the contrary, the terms and provisions of Article VII shall control in the event of any conflict or alleged conflict with this Article XI.

                                  ARTICLE XI
                              GENERAL PROVISIONS

Section 12.1. Term and Termination.

     a) Term. This Agreement shall continue in force from the Effective Date, provided that any party may unilaterally terminate this Agreement with or without cause upon thirty (30) days prior written notice of termination to the other parties.

     b)  Termination Due to Change in Status.

         1) Broker-Dealer Status. The Agreement shall terminate immediately upon MLIDC or Broker ceasing to be a registered broker-dealer or a member of the FINRA.

         2) Legal Status. The Agreement shall terminate immediately upon the termination of the legal existence of Selling Broker-Dealer or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

     c) Continuing Obligations. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Articles VII, VIII, IX, X and XI, Sections 12.4, 12.5, 12.6 and 12.10 hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to MLIDC, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with MLIDC's operations related to the Contracts.

Section 12.2. Assignability. This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that MLIDC may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section 12.2 shall be void.

Section 12.3. Amendments. No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the parties by a duly authorized officer of each of them.

Section 12.4. Notices. All notices, demands and other communications required or permitted to be given to any party under this Agreement shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid:

     (a) If to Broker, to the address on the signature page of this Agreement.

     (b) If to MLIDC:

             MetLife
             5 Park Plaza
             Suite 1900
             Irvine, CA 92614
             Attn: Installations

     Either party may change its respective notice address by advance written notice to the other.

Section 12.5. Arbitration.

     a) When Arbitration Required. All disputes and differences between the parties, other than those seeking injunctive relief or a restraining order under this Agreement, or arising with respect to the use of Customer Information, PHI or Confidential Information under Articles IX and X, must be decided by arbitration in accordance with the rules of arbitration of the American Arbitration Association, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

     b) Initiation of Arbitration. Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

     c) Arbitration Panel. The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

     d) Selection of Arbitrators. Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten
         (10) days, an arbitrator shall be appointed on its behalf. The two
         (2) arbitrators shall select the third arbitrator within thirty
         (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

     e) Rules; Place for Meetings; Majority Vote. The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings shall be held in New York, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

     f) Decision Final. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

     g) Fees and Expenses. Each party shall be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and
         (b) unless the arbitrators shall provide otherwise, one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators.

Section 12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to New York choice of law provisions.

Section 12.7. Entire Understanding. This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representations shall be binding.

Section 12.8. Third Party Beneficiaries. Nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement. MLIDC's Affiliates shall be Third Party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement.

Section 12.9. Non-Exclusivity. No territory or product is assigned exclusively hereunder to Broker and Agency and MLIDC reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

Section 12.10. Non-Solicitation of Employees and Agents. For purposes of this
Section 12.10 only, the term "agent" shall include all appointed agents and Representatives. The parties to this Agreement acknowledge that each may have access to the names and identities of agents of each party as a result of performing their respective obligations under this Agreement, and that each may establish close working relationships with such persons. Therefore:

     a) Broker and Agency (for purposes of this Section 12.10, "Selling Group"), shall not solicit any agent of MLIDC while an agent maintains his/ her affiliation with MLIDC and for twelve (12) months after termination of the affiliation. In addition, Selling Group shall not interfere in any way with the relationships, contractual or otherwise, between MLIDC and its agents. Selling Group shall not induce or encourage, or attempt to induce or encourage, any agent of MLIDC to terminate or change his/ her relationship with MLIDC; and

     b) MLIDC shall not solicit any agent of Selling Group while an agent maintains his/ her affiliation with Selling Group and for twelve
         (12) months after termination of the affiliation. In addition, MLIDC shall not interfere in any way with the relationships, contractual or otherwise, between Selling Group and its agents. MLIDC shall not induce or encourage, or attempt to induce or encourage, any agent of Selling Group to terminate or change his/ her relationship with Selling Group.

Section 12.11. Waiver. The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

Section 12.12. Counterparts. This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

Section 12.13. Severability. If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

Section 12.14. Trademarks. Neither party may use the other party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other party.

     a) Permission not Implied. Nothing in this Agreement shall be construed as prior written consent to permit (i) any party to use the Marks of the other party, or (ii) any other individual or entity to use the Marks of any party.

     b) UFS. Nothing contained in this Agreement shall be construed as conferring upon Broker or Representatives any right to use or refer to in advertising, publicity, promotion, marketing or other activities, any Marks, or any other designation or likeness of any of the Peanuts(R) characters or any other character licensed by United Feature Syndicate (including any contraction, abbreviation or simulation of any kind of the foregoing) without prior express permission from United Feature Syndicate, which Broker and Representatives must obtain through Company.

Section 12.15. Preparation of Certificates. Notwithstanding anything to the contrary in this Agreement, Broker and MLIDC shall cooperate fully in the preparation of and execution of any certificates that may be required by a regulatory authority or by Applicable Law, in connection with the offer, sale, and/or servicing of the Contracts.

Section 12.16. Parties' Control of Business and Operations. The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties and their respective Affiliates by their own Board of Directors.

In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

"COMPANY"
METLIFE INVESTORS DISTRIBUTION
COMPANY
(Distribution Company)

By
       --------------------------
Richard C. Pearson - Executive
Vice President
Date
       --------------------------

Address:
5 Park Plaza
Suite 1900
Irvine, CA 92614
Fax #: 949-223-5843

"BROKER DEALER"

----------------------------------
(Broker Firm)

By
        --------------------------

----------------------------------
Print Name & Title

Date
        --------------------------

Address:

----------------------------------
----------------------------------
----------------------------------
Fax #:
        --------------------------

EXHIBIT A

                 Schedule of Variable Product and Compensation

                               [TO BE INSERTED]

EXHIBIT B

                  Schedule of Fixed Product and Compensation

                               [TO BE INSERTED]

EXHIBIT C

                             METLIFE'S ENTERPRISE
                           REWRITTEN BUSINESS (RWB)
                                     RULES
                            Effective June 10, 2008
                             (Revised May 9, 2003)

                               TABLE OF CONTENTS

Guiding Principles, Suitability, & Application of the Rules........... Page 2

Key Terms & Definitions as Applied to Rewritten Business Rules........ Page 3

Rules for Money Coming into a New Life Policy......................... Page 3

Rules for Money Coming into a New Annuity............................. Page 5

Rules for Money Coming into a New Mutual Fund/WRAP.................... Page 6

Additional Rules That Apply........................................... Page 6

Examples.............................................................. Page 7

                   GUIDING PRINCIPLES FOR REWRITTEN BUSINESS

The objective of this document is to provide information on MetLife's enterprise-wide Rewritten Business (RWB) Rules. These rules were designed based the following guiding principles:

1. Support suitable change that is driven by the best interest and needs of the customer.

2. Enterprise Consistency - Apply the same rules for all business done by all producers in the MetLife family of distribution franchises.

3. Generally pay full compensation for increase in premium and reduced compensation for replaced premium, regardless of source.

4. Fairness - Provide fair compensation for internal, Enterprise-wide replacement transactions that are done with the best interest and needs of the client in mind and in accordance with industry practices and regulatory requirements.

These rules were designed to provide for all known situations that an agent might encounter with suitability and fairness for the client in mind. At the time of the writing of this document, they are believed to cover all situations, BUT it is recognized that our business is not static and a situation may arise where these Rewritten Business Rules will not clearly address the issue.

These new rules apply to payment of First Year Compensation. In general, Asset Trail, TLP and renewal commissions will not be affected.

                         SUITABILITY, FIRST & FOREMOST

The rules for Rewritten Business are in place to support suitable transactions that are in the best interest of the customer. Simply stated, all Rewritten Business must be suitable for the customer. A product replacement or switch can only be recommended if it is in the customer's best interest. In general, when you and your customer are considering rewriting a product to better serve the customer's financial goals, the following guidelines should be followed. For a detailed review of MetLife's suitability guidelines, please refer to the Suitability Tutorial and Replacement Tutorial in the Ethics & Compliance section of the LearnNow website, or the Suitability document posted in the Reference Works section of the Ask Me/Tell Me/Read Me database.

   . The recommendation should be supported by a thorough fact-find and needs analysis.

   . The new product should clearly meet the customer's financial and personal goals, and this should be readily evident to the customer.

   . The benefits of the new product should clearly outweigh the costs and consequences of replacing or switching the existing product.

   . The pros and cons of the proposed transaction should be discussed completely with the customer.

   . Proper disclosure of the replacement or switch must be made to the customer and ALL Company and state requirements must be strictly adhered to with regard to Rewritten Business.

                  WHEN DO THE REWRITTEN BUSINESS RULES APPLY?

When a client gives up all or part of the benefit provided by an Existing Product (either by ceasing to pay required premiums or deposits on the product or by appropriating the product's cash value) to fund the purchase of a New Product or the rollover into an Existing Product, these Rewritten Business rules will apply. These rules govern the commissions paid on the sale of the second product.

These rules apply in the following circumstances as defined by key terms and definitions presented in the following section of this document:

   .   When an Existing Product is rewritten by New Product; or

   . When funds from an Existing Product are used to fund a deposit into another Existing Product; or

   . When an Existing Product is rewritten by a non-enterprise New Product sponsored by, or sold through the enterprise (e.g., products available through the MetLife General Agency.)

For Protection Products, and Investment Products, any transaction identified as occurring within the respective Rewritten Business Window (see definition in next section of this document), may trigger the application of these Rewritten Business Rules.

        KEY TERMS & DEFINITIONS AS APPLIED TO REWRITTEN BUSINESS RULES

Existing Product or Product Being Rewritten is any "existing" enterprise protection or investment product used to fund the purchase of a new enterprise protection or investment product or to fund a deposit into an Existing Enterprise protection or investment Product.

New Product is any protection or investment product, policy or contract, which rewrites, in whole or part, an Existing Product.

New Premium or New Deposit is the amount of first-year premium or the initial deposit paid on a New Product. With respect to flexible premium life products, any amount paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium" - is excluded.

Old Premium Level is an amount equal to the first-year premium on an Existing Product. With respect to flexible premium life products, "Old Premium Level" does not include any amount previously paid in excess of the (base commissionable) premium amount - sometimes referred to as "excess premium."

Old Money is the net cash value released (excluding dividend accumulations) from an Existing Product, either as cash build up, accumulation, or policy values, and subsequently appropriated or used to pay any part of a New Premium or Deposit. Appropriation or use of Old Money to pay any part of a New Premium or Deposit may be implied if the use or appropriation occurs within the Rewritten Business Window and the criteria for deeming the money to have been used for that purpose have been met. This will apply whether that cash value is explicitly rolled into the new policy or not. In addition, a full or partial surrender of PUAR/VABR values (or of a paid-up or non-forfeiture policy) on the same life is considered rollover money if it falls within the RWB window, even if the old policy is not otherwise changed or "rewritten."

New Money is any amount used to pay premium or deposits on a New or Existing Product that is not Old Money. In essence, New Money is any money paid by the client that has not come from an existing enterprise product within the Rewritten Business Window as defined in this document.

Rewritten Business Window is the time frame in which transactions on an Existing Product will trigger the application of these Rewritten Business rules with regard to the issue of a New Product or deposit into an Existing Product. If within this time frame, an Existing Product lapses, is fully or partially surrendered for the cash value, or the annualized premium is reduced by a policy change, these Rewritten Business rules will apply to the commissions on the New Product.

     1) For Protection Products, the Rewritten Business Window is 6 months prior to and 12 months after the Date of Part A of a New Product.

     2) For Investment Products, the Rewritten Business Window is 3 months prior to and 3 months after the issue date of a New Product or a deposit into an Existing contract.

                 RULES FOR MONEY COMING INTO A NEW LIFE POLICY

Permanent to Permanent / Term to Term / Permanent to Term Life

Full First-Year Commissions will be paid on the part of the New premium in the New Product that exceeds the premium level of the Old Product.

   . Partial First-Year Commissions will be paid on premium dollars in the New Product up to the premium level of the Old Product. The partial commission payable will be determined based on the age of the old policy being rewritten. This applies to "roll-overs" directly into the Cash Value and Paid-Up Riders. Please refer to the table below.

                           Percent of Normal FYC
                    ----------------------------------
    Years Old
    Policy Has      Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
   -------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

   . For Existing Term insurance sold after 01/01/2001. When existing term insurance that was sold after 01/01/2001 is replaced by a new term policy, the "Up to Old Premium Level" percentages in the table above would be doubled.

   . Premium Doubling Rule. Should the New Policy base premium at least double that of the Old Policy base premium AND the Old Policy is at least 5 years old, full commission will be paid on all premium dollars related to the base premium of the New Policy. Any Old Money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g. VABR) will be commissioned based on the above table.

   . Normal Renewals will be paid based on published schedules of renewals for the New Policy being written.

   . A Persistency Adjustment will apply to offset the "lapse" of the Old Product that is being rewritten under the Traditional Life Persistency
       (TLP) arrangement. This adjustment will apply if the Old Product being rewritten is a traditional life policy, has been in force for 5 years or more, and the commissions on the New Product are adjusted under the Rewritten Business Rules.

   .   No Commissions are paid for "Saving" cases.

   . Term Insurance receives the "Percent of Normal FYC" scale if rewritten, unless it is in the last 2 years of the level premium guarantee period, in which case 100% of normal FYC is payable.

Term to Permanent

   . Term-to-permanent commission payments are determined by the conversion rules of the Old Product. For a replacement of a term policy by a permanent policy, where no term conversion is available, full commissions will be paid on the permanent policy.

Annuities/Mutual Fund/WRAP Account to Life

Full first-year commissions will be paid when money is coming from an Old Investment Product and going towards a New Protection Product, except for Annuities with surrender/withdrawal charges.

                   RULES FOR MONEY COMING INTO A NEW ANNUITY

Non-variable to Non-variable Annuity / Non-variable to Variable Annuity / Variable to Non-variable Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . One-half of the normal first-year commission will be paid on the Old Money included within the New Deposit. The commission is only payable if the old annuity contract is beyond the surrender/withdrawal charge period.

   . No Commissions will be paid on the Old Money included within the New Deposit if a surrender/withdrawal charge was assessed on the old contract.

Variable Annuity to Variable Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   .   No Commissions will be paid on any Old Money included within the New
       Deposit.

Mutual Fund or WRAP Account to Non-variable or Variable Annuity

   .   Full commissions will be paid on all money being deposited.

Permanent Life Insurance to Non-variable or Variable Annuity

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . Full first-year commission will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

   . No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

Special Rules Applicable to Annuities

   . No commissions will be payable on company-sponsored exchanges or similar exchanges sponsored by MetLife affiliates.

   . Stretch/ Decedent IRA. If the annuity is an IRA contract and the beneficiary elects a stretch/decedent IRA, no commissions will be paid or credited.

   . Annuitization. One-half (50%) of the normal commissions/GDC will be credited on an annuitization from a deferred annuity which has been in place for at least two contract years AND on an annuitization using life insurance accumulation amounts or death benefit proceeds under the terms of the policy.

   . Spousal Transfers. If the spouse is the primary beneficiary of the annuity death claim, and he elects to retain the proceeds in his/her name and become the annuitant/owner of the existing contract, no commission will be paid or credited. If the annuity death proceeds are moved to a new annuity, instead of using the spousal assumption/continuation provisions, the same RWB Rules for Old Money coming into a new Annuity will apply. Full first-year commission will be paid on New Money.

              RULES FOR MONEY COMING INTO A NEW MUTUAL FUND/WRAP

One Mutual Fund Family/WRAP to Another Mutual Fund Family/WRAP

   . Full first-year commissions will be paid, provided a properly executed "Mutual Fund Switch Letter," signed by the client, the Financial Services Representative and his manager, is submitted as part of the transaction.

Exchanges Within the Same Mutual Fund Family

   .   Full first-year commission will be paid on any amount of New Money.

   . No first-year commission will be paid when Old Money from a mutual fund family is used to fund a mutual fund from the same family of funds. There is generally no sales charge to the client for this exchange, and as such, there is no commission payable.

Annuity To Mutual Fund/Wrap Account

   .   Full commission will be paid on New Money.

   . Full first-year commission will be paid when a mutual fund or WRAP account rewrites an annuity that is out of the surrender charge period.

   . No commission will be paid on the Old Money if the annuity is subject to a surrender/withdrawal charge.

Permanent Life Insurance to Mutual Funds/WRAP Accounts

   .   Full commissions will be paid on New Money included within the New
       Deposit.

   . Full first-year commission will be paid on Old Money included within the New Deposit if the life insurance policy has been in force at least 10 years.

   . No first year commission paid on Old Money included in the New Deposit if the life insurance policy has been in force for less than 10 years.

                          ADDITIONAL RULES THAT APPLY

The Company reserves the right to apply the rewritten business rules in special situations. Listed here is information regarding several special situations, and the names of individuals you should contact if you encounter a situation where it is unclear how these rules apply.

Policy Loans. It is against company rules to recommend policy loans to help fund a New or Existing Products. The date of a policy loan check may be used as the "date of lapse" in determining whether a new policy will be considered a "rewritten policy," if, within the Rewritten Business Window:

     1) a loan is taken out on an Existing Policy resulting in the total outstanding loan on that policy to be equal to 80% or more of the total loan value on that policy, and

     2) the existing policy lapses, is surrendered for the cash value, or the annualized premium is reduced by policy change, with three or less months additional premiums having been paid 31 days after the date of the policy loan check.

Remember that it is against Company policy to recommend policy loans to help fund the purchase of an equity product.

Ownership Changes. When a change in ownership occurs involving a corporation, a qualified retirement plan or an irrevocable trust, the New Policy will not be considered Rewritten Business for RWB commission rule purposes, even though the insured is the same. Neither will an individually-owned policy sold after a corporate-owned policy is terminated because of business failure or bankruptcy.

Matured Endowments. If the funds of an endowment policy, which has matured or is within 3 years of maturity, are deposited into a new or existing life insurance policy, annuity, or mutual fund, all the funds will be considered New Money for commission purposes, and full FYCs will be paid.

Juvenile Policies. Full commissions will be credited when a juvenile policy owned by parents, guardians or a trust is rewritten by a New Policy on the same life that also owns the New Policy and the owner of the New Policy is an adult (age 18 or older).

Qualified Domestic Relations Order. When a life policy is cancelled because of a court ordered settlement and is rewritten by another life policy on the same life, full commissions will be credited. When the assets of an annuity are required to be split because of a Domestic Relations Order or Qualified Domestic Relations Order, no commissions will be paid or credited.

Product Exchanges. The company sometimes sponsors special exchange programs (known as a "company-sponsored exchange") designed to encourage clients to replace an older product with a newer one, typically because the newer product has features the older one lacks that are considered advantageous to the client. The company often provides some incentive to the client to make the sponsored exchange. Special commission provision may also apply. If they do, these special commission provisions will supersede the rules published here.

Term Conversions. On a term conversion in the first policy year, the term writer's first-year commissions are protected. The writer of the permanent policy will receive first-year commissions on the new policy less the FYC paid on the term policy, and will receive full renewal commissions. A term policy in its second or later policy year may be converted, and full commissions will be credited to the writer effecting the term conversion.

                                   EXAMPLES

It's important to note at this point that the examples below show the net FYC you would receive given the assumptions shown. Remember, AS CURRENTLY IS THE BUSINESS PROCESS, Full FYC may well be paid out in one pay cycle AND the relative Rewritten Business Rule adjustments, may come 1 or more pay cycles later.

Example of How The Table Works:

                           Percent of Normal FYC
                    ----------------------------------
    Years Old
    Policy Has      Up to Old Premium Above Old Premium
  Been In-force        Level /(1)/          Level
   -------------    ----------------- -----------------
   Less Than 5              0%               100%
5 but less than 6          25%               100%
6 but less than 7          30%               100%
7 but less than 8          35%               100%
8 but less than 9          40%               100%
9 but less than 10         45%               100%
    10 or more             50%               100%

(1) Also applies to old money rolled over into an accumulation fund (e.g, Excess Premium), or whole life riders (e.g, VABR).

Assumptions:

   .   New Policy FYC Rate is 50%

   . Old Policy in-force for 7 1/2 years (cross table at "7 but less than 8" years in-force row)

Results:

   . FYC Rate on New Premium up to the Old Premium level = 17.5% (which is normal FYC Rate 50% x 35% - the % from the chart above)

   . FYC Rate for New Premium above Old Premium level = 50% (New Money, gets full FYC)

Examples of a Life to Life Rewritten Policy

Example 1: Old policy and New Policy have same premium.

Old Policy                     New Policy
..   In-force for 9 years       .   New Premium of $1,000
..   Premium of $1,000          .   Normal FYC rate of 50%
..   $0 net cash value

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000          = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,000 - $1,000)    = $  0.00
                                                                            ---------
   TOTAL FYC                                                                = $225.00

How did we get there?

   .   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

   .   Multiply as shown above for New Premium up to Old Premium level ($1,000)

   . No FYC on New Premium above Old Premium level because New Premium minus Old Premium is $0.

Example 2: New Policy has $500 more premium than old policy.

Old Policy                     New Policy
..   In-force for 9 years       .   New Premium of $1,500
..   Premium of $1,000          .   Normal FYC rate of 50%
..   $0 net cash value

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000          = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)    = $250.00
                                                                            ---------
   TOTAL FYC                                                                = $475.00

How did we get there?

   .   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

   .   Multiply as shown above for New Premium up to Old Premium level ($1,000)

   . FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

Example 3: New Policy has $500 more premium than old policy, and additional $10,000 of Old Policy Cash Value also being rolled over into new policy.

Old Policy                     New Policy
..   In-force for 9 years       .   New Premium of $1,500
..   Premium of $1,000          .   Normal FYC rate of 50%
..   $10,000 net cash value
    (Rolled Over to New
    Policy)

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1000          = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)    = $250.00
..   FYC on net Cash Value from Old Policy =2% x 45% x $10,000               = $ 90.00
                                                                            ---------
   TOTAL FYC                                                                = $565.00

How did we get there?

   .   Look Up applicable FYC adjustment rate from table (9 years inforce) = 45%

   .   Multiply as shown above for New Premium up to Old Premium level ($1,000)

   . FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

   . Multiply as shown above for Old Money ($10,000) rolled over to new policy.

Example 4: Same as example 3, BUT assume $10,000 of Old Policy Cash Value is surrendered by owner (i.e., not rolled over into the new policy.)

Old Policy                             New Policy
..   In-force for 9 years               .   New Premium of $1,500
..   Premium of $1,000                  .   Normal FYC rate of 50%
..   $10,000 net cash value (NOT
    rolled over)

Results:

..   FYC on New Premium up to Old Premium level = 50% x 45% x $1,000         = $225.00
..   FYC on New Premium above Old Premium level = 50% x ($1,500 - $1,000)    = $250.00
..   FYC on net Cash Value from Old Policy ("Old Money")                     = $  0.00
                                                                            ---------
   TOTAL FYC                                                                = $475.00

How did we get there?

   .   Look Up applicable FYC adjustment rate from table ( 9 years inforce) =
       45%

   .   Multiply as shown above for New Premium up to Old Premium level ($1,000)

   . FYC on New Premium above Old Premium calculated as above because New Premium minus Old Premium is $500.

   . Since the owner of the contract surrendered the policy, no premium dollars came into the new Policy from "Old Money." Hence, No FYC would be paid on Old Money.

Example 5: Same as example 3, BUT $2,500 New Policy Premium. This would cause the Premium Doubling Rule to take effect.

Old Policy                     New Policy
..   In-force for 9 years       .   New Premium of $2,500
..   Premium of $1,000          .   Normal FYC rate of 50%
..   $10,000 net cash value
    (Rolled over into New
    Policy)

Results:

..   FYC on All New Premium = 50% x $2,500                                   = $1,250.00
..   FYC on net Cash Value from Old Policy ("Old Money") = 2% x 45% x
    $10,000                                                                 = $   90.00
                                                                            -----------
   TOTAL FYC                                                                = $1,340.00

How did we get there?

..   The New base premium is at least double that of the Old base premium, therefore the Premium Doubling Rule applies and Full FYC will be paid on the New Policy base premium.

..   The Old Money rolled into the New Policy will receive FYC based on the
    Table.

Example 6 - Annuity/Mutual Fund/WRAP to Life: $20,000 from an annuity is rolled over into the PUAR of a new life policy, which has a premium of $500.

Old Contract                           New Policy
..   $20,000 in Old Contract (Rolled
    into PUAR)                         .   $500 New Premium
..   No Surrender Charges               .   FYC is 50%

Results:

..   FYC Rate of new premium is 50% (50% x 500 = $250)                       = $250.00
..   FYC on PUAR is 3% ($20,000 x 3% = $600)                                 = $600.00
                                                                            ---------
   TOTAL FYC                                                                = $850.00

How did we get there?

   . Full FYC is paid when money is coming from an "old" Investment & Income product into a "new" Protection product.

   .   Old contract was out of the surrender charge period.

Examples of an Annuity to Rewritten Annuity Contract

Example 7: Old annuity is out of the surrender charge period.

Old Contract                           New Contract
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   No Surrender Charges               .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit ($100,000 x 6% = $6,000)
..   FYC Rate of GDC is 35% of $6,000 = $2,100
..   1/2 FYC on entire deposit = 50% x $2,100                                = $1,050.00
                                                                            -----------
   TOTAL FYC                                                                = $1,050.00

How did we get there?

   . Since there were no surrender charges and no New Money deposited, half the FYC is paid on the deposit.

Example 8: Same as Example 7, but assume additional $10,000 new deposit.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
..   No Surrender Charges               .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                     = $  210.00
..   1/2 FYC on rollover deposit ($100,000 x 6% x 35% x 50% = $1,050)        = $1,050.00
                                                                            -----------
   TOTAL FYC                                                                = $1,260.00

How did we get there?

   . Since there were no surrender charges and there was New Money deposited along with the deposit rolled over from the old annuity, full FYC (35% of the GDC) is paid on the "New Money" and half the FYC (50% of the 35% of the GDC) is paid on the deposit rolled over. The amount will be paid in the current year.

Example 9: Same as Example 7, but old contract is still in the surrender charge period.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $100,000 New Contract Deposit
..   Surrender Charges                  .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)                 = $0.00
                                                                            -------
   TOTAL FYC                                                                = $0.00

How did we get there?

   . Since the old contract was still in the surrender charges no FYC will be paid.

Example 10: Same as Example 8, but old contract is still in the surrender charge period.

Old Contract                           New Contact
..   $100,000 Old Contract Surrender    .   $110,000 New Contract Deposit
..   Surrender Charges                  .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

..   GDC is 6% of New Deposit
..   FYC Rate of GDC is 35%
..   Full FYC on "New Money" ($10,000 x 6% x 35% = $210)                     = $210.00
..   FYC on rollover deposit ($100,000 x 6% x 35% x 0% = $0)                 = $  0.00
                                                                            ---------
   TOTAL FYC                                                                = $210.00

How did we get there?

   . Since the old contract was still in the surrender charge period, no FYC will be paid on the "Old Money" included in the deposit to the new contract. Full FYC (35% of the GDC) is paid on the "New Money."

Examples of a Mutual Fund/WRAP to a Rewritten Mutual Fund/Wrap

Example 11: Old fund is from ABC Family. New fund is from XYZ Family, and a properly executed "Mutual Fund Switch Letter" signed by the client, the FSR and his/her manager, has been submitted as part of the transaction.

Old Fund                               New Fund
..   $3,000 in Old Fund                 .   $3,000 New Fund Deposit
                                       .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit ($3,000 x 6% = $180)

   .   FYC Rate of GDC is 35%

   .   Full FYC on fund family change $3,000 x 6% x 35% = $63.00

How did we get there?

   . Since the old and new funds were from different fund families, full FYC is paid.

T. IMPORTANT NOTE

   . If, in this example, the new fund family was the same as the old family, NO FYC would be payable.

Example 12: Same as Example 11, but additional $1,000 "New Money," where new fund is from the same fund family as old fund.

Old Fund                               New Fund
..   $3,000 in Old Fund                 .   $4,000 New Contract Deposit
                                       .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit

   .   FYC Rate of GDC is 35%

   .   No FYC on "Old Money"

   .   Full FYC on "New Money" ($4,000 - $3,000) x 6% x 35% = $21.00

How did we get there?

   .   Full FYC is paid on "New Money" only.

Examples of a Life to Annuity, Mutual Fund, or WRAP

Example 13: Life policy in-force 10 or more years, no New Money. Full FYC is paid on "Old Money."

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $2,000 New Contract/Fund Deposit
    Old Policy
..   Policy in-force 12 years           .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit

   .   FYC Rate of GDC is 35%

   .   Full FYC on deposit into new fund/contract ($2,000 x 6% x 35% = $42)

Example 14: Life policy in-force less than 10 years, no New Money. No FYC is paid on Old Money.

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $2,000 New Contract Deposit
    Old Policy
..   Policy in-force 8 years            .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit

   .   FYC Rate of GDC is 35%

   .   No FYC on "Old Money" ($2,000 - $2,000) x 6% x 35% x 0% = $0.00

Example 15: Life policy in-force less than 10 years, $1,000 New Money deposited into contract/fund. Full FYC is paid on "New Money" only.

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy
..   Policy In-force 8 years            .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit

   .   FYC Rate of GDC is 35%

   .   Full FYC on "New Money" ($3,000 - $2,000) x 6% x 35% = $21.00

   .   $0 GDC on old policy cash surrender value.

Example 16: Life policy in-force 10 or more years, $1,000 of New Money deposited into contract/fund. Full FYC is paid on the "Old Money" AND "New Money."

Old Policy                             New Contract/Fund
..   $2,000 cash surrender value in     .   $3,000 New Contract Deposit
    Old Policy
..   Policy In-force 12 years           .   GDC Rate of 6%
                                       .   FYC is 35% of GDC

Results:

   .   GDC is 6% of New Deposit

   .   FYC Rate of GDC is 35%

   .   Full FYC on deposit into new contract/fund $3,000 x 6% x 35% = $63.00

EXHIBIT D

   ASSOCIATED INSURANCE AGENCY

   The Broker/Dealer named below ("Broker"), having executed a Sales Agreement (the "Agreement") by and between Broker, and MetLife Investors Distribution Company (collectively "Company") dated ____________ that, among other things, provides for sales of Company's or its Affiliates' Variable Contracts through a designated associated insurance agency or agencies, hereby designates the associated insurance agency (the "Associated Insurance Agency") named below as its Agency (as that term is defined in the Agreement) pursuant to Article III thereof. By signing this Exhibit D, each of Broker and the Associated Insurance Agency hereby represents and warrants that the Associated Insurance Agency is and will remain qualified to serve as an Agency in accordance with the terms of the Agreement. The Associated Insurance Agency hereby acknowledges that it has received a copy of the Agreement, that it has reviewed the Agreement and understands all of its terms, covenants and agreements, that it has had the opportunity to consult with counsel of choice relative thereto and that it agrees to be bound by and subject to the terms of the Agreement.

   THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES

-----------------------------------
Broker/Dealer

By:
        ---------------------------

-----------------------------------
Print Name & Title

-----------------------------------
(Tax Identification Number)

-----------------------------------
(Affiliated Insurance Agency
Name)

By:
        ---------------------------

-----------------------------------
(Print Name & Title)

-----------------------------------
(Tax Identification Number)